As filed with the Securities and Exchange             Registration No. 333-57212
Commission on April 7, 2005
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         Post-Effective Amendment No. 4
                                       to

                                    FORM S-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     ING USA Annuity and Life Insurance Company
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                                   41-0991508
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        Linda E. Senker, Esq.                       James A. Shuchart, Esq.
        ING                                         ING
        1475 Dunwoody Drive                         1475 Dunwoody Drive
        West Chester, PA 19380-1478                 West Chester, PA 19380-1478
        (610) 425-4139                              (610) 425-3563

          (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                 INCLUDING AREA CODE, OF AGENT FOR SERVICE)

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The annuities covered by this registration statement are to be issued from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 check the following box............................................ [XX]

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1)
of this Form, check the following box................................... [XX]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ______________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
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                                     PART I

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             ING USA GUARANTEED ACCOUNT PROSPECTUS - APRIL 29, 2005

INTRODUCTION


The ING USA Guaranteed Account (the Guaranteed Account) is a fixed interest option available during the accumulation phase under the Smart Design variable annuity contract issued by ING USA Annuity and Life Insurance Company (the Company, we, us, our). Read this prospectus carefully before investing in the Guaranteed Account and save it for future reference.


GENERAL DESCRIPTION


The Guaranteed Account offers investors an opportunity to earn specified guaranteed rates of interest for specified periods of time, called guaranteed terms. We generally offer several guaranteed terms at any one time for those considering investing in the Guaranteed Account. The number of guaranteed terms offered may vary by state, we may not offer all guaranteed terms on all contracts, and the rates for a given guaranteed term may vary among contracts. Each guaranteed term offers a guaranteed interest rate for investments that remain in the Guaranteed Account for the duration of the specific guaranteed term. The guaranteed term establishes both the length of time for which we agree to credit a guaranteed interest rate and how long your investment must remain in the Guaranteed Account in order to receive the guaranteed interest rate.


We guarantee both principal and interest if, and only if, your investment remains invested for the full guaranteed term. Charges related to the contract, such as a maintenance fee or early withdrawal charge, may still apply even if you do not withdraw until the end of a guaranteed term. INVESTMENTS TAKEN OUT OF THE GUARANTEED ACCOUNT PRIOR TO THE END OF A GUARANTEED TERM MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT WHICH MAY RESULT IN AN INVESTMENT GAIN OR LOSS. SEE "MARKET VALUE ADJUSTMENT (MVA)."

PREMIUM BONUS OPTION. If the premium bonus option is available under your contract and you elect that option, we will credit a premium bonus to your contract for each purchase payment you make during the first account year. There is an additional charge for this option during the first seven account years. For amounts allocated to the Guaranteed Account, the assessment of this charge will result in a reduction in the interest which would have been credited to your account during the first seven account years if you had not elected the premium bonus option. Therefore, the fees you will pay if you elect the premium bonus option will be greater than the fees you will pay if you do not elect the premium bonus option. The premium bonus option may not be right for you if you expect to make additional purchase payments after the first account year or if you anticipate that you will need to make withdrawals during the first seven account years. In these circumstances the amount of the premium bonus option charge may be more than the amount of the premium bonus we credit to your contract. See the "Premium Bonus Option-Suitability" section of the contract prospectus. The premium bonus option may not be available in all states.

This prospectus will explain:
      o     Guaranteed interest rates and guaranteed terms;
      o     Contributions to the Guaranteed Account;
      o     Types of investments available;
      o     How rates are offered;
      o How there can be an investment risk and how we calculate gain or loss;
      o Contract charges that can affect your account value in the Guaranteed Account;
      o     Taking investments out of the Guaranteed Account; and
      o     How to reinvest or withdraw at maturity.

ADDITIONAL DISCLOSURE INFORMATION

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. WE DO NOT INTEND FOR THIS PROSPECTUS TO BE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR JURISDICTION THAT DOES NOT PERMIT THEIR SALE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT THAN THAT CONTAINED IN THIS PROSPECTUS.

                          Our Customer Service Center:
                                  P.O. Box 9271
                            Des Moines, IA 50306-9271
                                 1-800-366-0066



GA Guaranteed Account - 135034

TABLE OF CONTENTS
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                                                                            PAGE

SUMMARY                                                                        3

DESCRIPTION OF THE GUARANTEED ACCOUNT                                          7
General, Contributions to the Guaranteed Account, Deposit Period,
Guaranteed Terms, Guaranteed Interest Rates,
Maturity Value Transfer Provision

TRANSFERS                                                                     10

WITHDRAWALS                                                                   10
Deferral of Payments, Reinstatement Privilege

MARKET VALUE ADJUSTMENT (MVA)                                                 12
Calculation of the MVA, Deposit Period Yield, Current Yield, MVA Formula

CONTRACT CHARGES                                                              14

OTHER TOPICS                                                                  15
The Company, Income Phase, Investments, Distribution of Contracts,
Taxation, Experts, Legal Proceedings, Further Information, Incorporation of Certain Documents by Reference, Inquiries

APPENDIX I - EXAMPLES OF MARKET VALUE ADJUSTMENT CALCULATIONS                 19

APPENDIX II - EXAMPLES OF MARKET VALUE ADJUSTMENT YIELDS                      21



GA Guaranteed Account - 135034

SUMMARY

The Guaranteed Account is a fixed interest option that may be available during the accumulation phase of your variable annuity contract. The following is a summary of certain facts about the Guaranteed Account.

IN GENERAL. Amounts that you invest in the Guaranteed Account will earn a guaranteed interest rate if left in the Guaranteed Account for a specified period of time (the guaranteed term). You must invest amounts in the Guaranteed Account for the full guaranteed term in order to receive the quoted guaranteed interest rate. If you withdraw or transfer those amounts before the end of the guaranteed term, we may apply a "market value adjustment," which may be positive or negative.

DEPOSIT PERIODS. A deposit period is the time during which we offer a specific guaranteed interest rate if you deposit dollars for a specific guaranteed term. For a particular guaranteed interest rate and guaranteed term to apply to your account dollars, you must invest them during the deposit period in which that rate and term are offered.


GUARANTEED TERMS. A guaranteed term is the period of time account dollars must be left in the Guaranteed Account in order to earn the guaranteed interest rate specified for that guaranteed term. We offer different guaranteed terms at different times. We may also offer more than one guaranteed term of the same duration with different guaranteed interest rates. Check with your sales representative or the Company to learn the details about the guaranteed term(s) currently offered. We reserve the right to limit the number of guaranteed terms or the availability of certain guaranteed terms. The number of guaranteed terms offered may vary by state, we may not offer all guaranteed terms on all contracts, and the rates for a given guaranteed term may vary among contracts.


GUARANTEED INTEREST RATES. We guarantee different interest rates, depending upon when account dollars are invested in the Guaranteed Account. For guaranteed terms one year or longer, we may offer different rates for specified time periods within a guaranteed term. The interest rate we guarantee is an annual effective yield; that means that the rate reflects a full year's interest. We credit interest at a rate that will provide the guaranteed annual effective yield over one year. The guaranteed interest rate(s) is guaranteed for that deposit period and for the length of the guaranteed term.

The guaranteed interest rates we offer will always meet or exceed the minimum interest rates agreed to in the contract. Apart from meeting the contractual minimum interest rates, we cannot guarantee any aspect of future offerings.

FEES AND OTHER DEDUCTIONS. We do not make deductions from amounts in the Guaranteed Account to cover mortality and expense risks. We consider these risks when determining the credited rate. The following other types of charges may be deducted from amounts held in, withdrawn or transferred from the Guaranteed
Account:
> Market Value Adjustment (MVA). An MVA may be applied to amounts transferred or withdrawn prior to the end of a guaranteed term, which reflects changes in interest rates since the deposit period. The MVA may be positive or negative and therefore may increase or decrease the amount withdrawn to satisfy a transfer or withdrawal request. See "Market Value Adjustment (MVA)."

GA Guaranteed Account - 135034

> Tax Penalties and/or Tax Withholding. Amounts withdrawn may be subject to withholding for federal income taxes, as well as a 10% penalty tax for amounts withdrawn prior to your having attained age 59 1/2. See "Taxation"; see also the "Taxation" section of the contract prospectus.
> Early Withdrawal Charge. An early withdrawal charge, which is a deferred sales charge, may apply to amounts withdrawn from the contract, in order to reimburse us for some of the sales and administrative expenses associated with the contract. See "Contract Charges"; see also the "Fees" section of the contract prospectus.
> Maintenance Fee. A maintenance fee of up to $30 may be deducted, on an annual basis, pro rata from all funding options including the Guaranteed Account. See "Contract Charges"; see also the "Fees" section of the contract prospectus.
> Transfer Fees. During the accumulation phase, transfer fees of up to $10 per transfer may be deducted from amounts held in or transferred from the Guaranteed Account. See "Contract Charges"; see also the "Fees" section of the contract prospectus.
> Premium Taxes. We may deduct premium taxes of up to 4% from amounts in the Guaranteed Account. See "Contract Charges"; see also the "Fees" section of the contract prospectus.
> Premium Bonus Option Charge. If you elected the premium bonus option, a charge will be deducted from amounts allocated to the Guaranteed Account, resulting in a 0.50% reduction in the interest which would have been credited to your account during the first seven account years if you had not elected the premium bonus option. See "Contract Charges"; see also the "Fee Tables," "Fees" and "Premium Bonus Option" sections of the contract prospectus.

MARKET VALUE ADJUSTMENT (MVA). If you withdraw or transfer your account value from the Guaranteed Account before a guaranteed term is complete, an MVA may apply. The MVA reflects the change in the value of the investment due to changes in interest rates since the date of deposit. The MVA may be positive or negative depending upon interest rate activity at the time of withdrawal or transfer.

An MVA will not apply to:
>     Amounts transferred or withdrawn at the end of a guaranteed term;
>     Transactions made under the maturity value transfer provision;
> Transfers due to participation in the dollar cost averaging program (see "Market Value Adjustment" for certain restrictions);
> Amounts distributed under a systematic distribution option (see "Systematic Distribution Options" in the contract prospectus);
> Withdrawals for minimum distributions required by the Internal Revenue Code of 1986, as amended (Tax Code), and for which the early withdrawal charge is waived; and
> Withdrawals due to your exercise of the right to cancel your contract. See the "Right to Cancel" section of the contract prospectus.

MVAs applied to withdrawals or transfers from the Guaranteed Account will be calculated as an "aggregate MVA," which is the sum of all MVAs applicable due to the withdrawal (see sidebar on "Market Value Adjustment (MVA)" section of this prospectus). The following withdrawals will be subject to an aggregate MVA only if it is positive:
>     Withdrawals due to the election of a lifetime income option; and
> Unless otherwise noted, payment of a guaranteed death benefit (if paid within the first six months following death).

All other withdrawals will be subject to an aggregate MVA, regardless of whether it is positive or negative, including:
>     Withdrawals due to the election of a nonlifetime income option;
> Payment of a guaranteed death benefit due to the death of a spousal beneficiary or a joint contract holder who continued the account in his or her name after the death of the other joint contract holder;
> Payment of a guaranteed death benefit more than six months after the date of death; and
> Full or partial withdrawals during the accumulation phase (an MVA may not apply in certain situations, see "Market Value Adjustment (MVA)").

GA Guaranteed Account - 135034

See "Description of the Guaranteed Account" and "Market Value Adjustment (MVA)."

MATURITY OF A GUARANTEED TERM. On or before the end of a guaranteed term, you may instruct us to:
> Transfer the matured amount to one or more new guaranteed terms available under the current deposit period;
>     Transfer the matured amount to other available investment options; or
>     Withdraw the matured amount.

Amounts withdrawn may be subject to an early withdrawal charge, a maintenance fee, tax withholding and, if you are under age 59 1/2, tax penalties. Withdrawals may also result in the forfeiture of all or part of any premium bonus credited to the Guaranteed Account (see "Premium Bonus Option" in the contract prospectus).

See "Contract Charges"; see also the "Fees" and "Taxation" sections of the contract prospectus.

DESCRIPTION OF THE GUARANTEED ACCOUNT

GENERAL

The Guaranteed Account offers guaranteed interest rates for specific guaranteed terms. For a particular guaranteed interest rate and guaranteed term to apply to your account dollars, you must invest them during the deposit period in which that rate and term are offered. For guaranteed terms of one year or longer, we may offer different interest rates for specified time periods within a guaranteed term. We may also offer more than one guaranteed term of the same duration with different guaranteed interest rates.

An MVA may be applied to any values withdrawn or transferred from a guaranteed term prior to the end of that guaranteed term, except for amounts transferred under the maturity value transfer provision, amounts transferred under the dollar cost averaging program, amounts withdrawn under a systematic distribution option, amounts withdrawn for minimum distributions required by the Tax Code and withdrawals due to your exercise of the right to cancel your contract.

MVAs applied to withdrawals or transfers from the Guaranteed Account will be calculated as an "aggregate MVA," which is the sum of all MVAs applicable due to the withdrawal (see sidebar in "Market Value Adjustment (MVA)" section of this prospectus for an example of the calculation of the aggregate MVA). The following withdrawals will be subject to an aggregate MVA only if it is positive:
>     Withdrawals due to the election of a lifetime income option; and
> Unless otherwise noted, payment of a guaranteed death benefit (if paid within the first six months following death).

All other withdrawals will be subject to an aggregate MVA, regardless of whether it is positive or negative, including:
>     Withdrawals due to the election of a nonlifetime income option;
> Payment of a guaranteed death benefit due to the death of a spousal beneficiary or a joint contract holder who continued the account in his or her name after the death of the other joint contract holder;
> Payment of a guaranteed death benefit more than six months after the date of death; and
> Full or partial withdrawals during the accumulation phase (an MVA may not apply in certain situations, see "Market Value Adjustment (MVA)").

We maintain a toll-free telephone number for those wishing to obtain information concerning available deposit periods, guaranteed interest rates and guaranteed terms. The telephone number is 1-800-366-0066. At least 18 calendar days before a guaranteed term matures we will notify you of the upcoming deposit period dates and information on the current guaranteed interest rates, guaranteed terms and projected matured guaranteed term values.

GA Guaranteed Account - 135034

CONTRIBUTIONS TO THE GUARANTEED ACCOUNT

You may invest in the guaranteed terms available in the current deposit period by allocating new payments to the Guaranteed Account or by transferring a sum from other funding options available under the contract or from other guaranteed terms of the Guaranteed Account, subject to the transfer limitations described in the contract. We may limit the number of guaranteed terms you may select. Currently, if the dollar cost averaging program is in effect in a guaranteed term and you wish to add an additional deposit to be dollar cost averaged, all amounts to be dollar cost averaged will be combined and the dollar cost averaging amount will be recalculated. This will affect the duration of amounts in the guaranteed term.

Although there is currently no limit, we reserve the right to limit the total number of investment options you may select at any one time during the life of the contract. For purposes of determining any limit, each guaranteed term counts as one investment option. Although we may require a minimum payment(s) to a contract, we do not require a minimum investment for a guaranteed term. Refer to the contract prospectus. There is a $500 minimum for transfers from other funding options.

Investments may not be transferred from a guaranteed term during the deposit period in which the investment is applied or during the first 90 days after the close of the deposit period. This restriction does not apply to amounts transferred or withdrawn under the maturity value transfer provision, to amounts transferred under the dollar cost averaging program or, in some situations, withdrawn because you discontinued the dollar cost averaging program, or to amounts distributed under a systematic distribution option. See "Maturity Value Transfer Provision" and "Transfers."

DEPOSIT PERIOD

The deposit period is the period of time during which you may direct investments to a particular guaranteed term(s) and receive a stipulated guaranteed interest rate(s). The deposit period for a guaranteed term ends upon the commencement of that specific guaranteed term. Each deposit period may be a month, a calendar quarter or any other period of time we specify.

GUARANTEED TERMS

A guaranteed term is the time we specify during which we credit the guaranteed interest rate. We offer guaranteed terms at our discretion for various periods ranging up to and including ten years. We may limit the number of guaranteed terms you may select and may require enrollment in the dollar cost averaging program.

GUARANTEED INTEREST RATES

Guaranteed interest rates are the rates that we guarantee will be credited on amounts applied during a deposit period for a specific guaranteed term. We may offer different guaranteed interest rates on guaranteed terms of the same duration. Guaranteed interest rates are annual effective yields, reflecting a full year's interest. We credit interest at a rate that will provide the guaranteed annual effective yield over one year. Guaranteed interest rates are credited according to the length of the guaranteed term as follows:

GUARANTEED TERMS OF ONE YEAR OR LESS. The guaranteed interest rate is credited from the date of deposit to the last day of the guaranteed term.

GUARANTEED TERMS OF GREATER THAN ONE YEAR. Several different guaranteed interest rates may be applicable during a guaranteed term of more than one year. The initial guaranteed interest rate is credited from the date of deposit to the end of a specified period within the guaranteed term. We may credit several different guaranteed interest rates for subsequent specific periods of time within the guaranteed term. For example, for a five-year guaranteed term we may guarantee 7% for the first year, 6.75% for the next two years and 6.5% for the remaining two years. We reserve the right, however, to apply one guaranteed interest rate for an entire guaranteed term.

GA Guaranteed Account - 135034

We will not guarantee or credit a guaranteed interest rate below the minimum rate specified in the contract, nor will we credit interest at a rate above the guaranteed interest rate we announce prior to the start of a deposit period.

Our guaranteed interest rates are influenced by, but are not determined by, interest rates available on fixed income investments we may buy using deposits directed to the Guaranteed Account (see "Investments"). We consider other factors when determining guaranteed interest rates including regulatory and tax requirements, sales commissions and administrative expenses borne by the Company, general economic trends and competitive factors. WE MAKE THE FINAL DETERMINATION REGARDING GUARANTEED INTEREST RATES. WE CANNOT PREDICT THE LEVEL OF FUTURE GUARANTEED INTEREST RATES.

MATURITY OF A GUARANTEED TERM. At least 18 calendar days prior to the maturity of a guaranteed term we will notify you of the upcoming deposit period, the projected value of the amount maturing at the end of the guaranteed term and the guaranteed interest rate(s) and guaranteed term(s) available for the current deposit period.

When a guaranteed term matures, the amounts in any maturing guaranteed term may be:
>     Transferred to a new guaranteed term(s), if available under the contract;
> Transferred to any of the allowable investment options available under the contract; or
>     Withdrawn from the contract.

We do not apply an MVA to amounts transferred or withdrawn from a guaranteed term on the date the guaranteed term matures. Amounts withdrawn, however, may be subject to an early withdrawal charge, a maintenance fee, taxation and, if the contract holder is under age 59 1/2, tax penalties. Withdrawals may also result in the forfeiture of all or part of any premium bonus credited to the Guaranteed Account (see "Premium Bonus Option" in the contract prospectus).

If we have not received direction from you by the maturity date of a guaranteed term, we will automatically transfer the matured term value to a new guaranteed term of similar length. If the same guaranteed term is no longer available, the next shortest guaranteed term available in the current deposit period will be used. If no shorter guaranteed term is available, the next longest guaranteed term will be used.

Under the Guaranteed Account, each guaranteed term is counted as one funding option. If a guaranteed term matures, and is renewed for the same term, it will not count as an additional investment option for purposes of any limitation on the number of investment options.

You will receive a confirmation statement, plus information on the new guaranteed rate(s) and guaranteed term.

MATURITY VALUE TRANSFER PROVISION

If we automatically reinvest the proceeds from a matured guaranteed term, you may transfer or withdraw from the Guaranteed Account the amount that was reinvested without an MVA.

An early withdrawal charge and maintenance fee may apply to withdrawals. If the full amount reinvested is transferred or withdrawn, we will include interest credited to the date of the transfer or withdrawal. This provision is only available until the last business day of the month following the maturity date of the prior guaranteed term. This provision only applies to the first transfer or withdrawal request received from the contract holder with respect to a particular matured guaranteed term value, regardless of the amount involved in the transaction.

TRANSFERS

We allow you to transfer all or a portion of your account value to the Guaranteed Account or to other investment options under the contract. We do not allow transfers from any guaranteed term to any other guaranteed term or investment option during the deposit period for that guaranteed term or for 90 days following the close of that deposit period. The 90-day wait does not apply to:

GA Guaranteed Account - 135034

> Amounts transferred on the maturity date or under the maturity value transfer provision;
> Amounts transferred from the Guaranteed Account before the maturity date due to the election of an income phase payment option;
>     Amounts distributed under a systematic distribution option;
> Amounts transferred from an available guaranteed term in connection with the dollar cost averaging program; and
> Withdrawals due to your exercise of the right to cancel your contract. See the "Right to Cancel" section of the contract prospectus.

Transfers after the 90-day period are permitted from a guaranteed term(s) to another guaranteed term(s) available during a deposit period or to other available investment options. We will apply an MVA to transfers made before the end of a guaranteed term. Transfers within one calendar month of a term's maturity date are not counted as one of the 12 free transfers of accumulated values in the account.

When the contract holder requests the transfer of a specific dollar amount, we account for any applicable MVA in determining the amount to be withdrawn from a guaranteed term(s) to fulfill the request. Therefore, the amount we actually withdraw from the guaranteed term(s) may be more or less than the requested dollar amount (see "Appendix I" for an example). For more information on transfers, see the contract prospectus.

WITHDRAWALS

The contract allows for full or partial withdrawals from the Guaranteed Account at any time during the accumulation phase. To make a full or partial withdrawal, a request form (available from us) must be properly completed and submitted to our Home Office (or other designated office as provided in the contract).

Partial withdrawals are made pro rata from each guaranteed term group. Within each guaranteed term group, we will first withdraw funds from the oldest deposit period until depleted, then from the next oldest and so on.

We may apply an MVA to withdrawals made prior to the end of a guaranteed term, except for withdrawals made under the maturity value transfer provision (see "Market Value Adjustment"). We may deduct an early withdrawal charge and maintenance fee. The early withdrawal charge is a deferred sales charge which may be deducted upon withdrawal to reimburse us for some of the sales and administrative expenses associated with the contract. A maintenance fee, up to $30, may be deducted pro rata from each of the funding options, including the Guaranteed Account. Refer to the contract prospectus for a description of these charges. When a request for a partial withdrawal of a specific dollar amount is made, we will include the MVA in determining the amount to be withdrawn from the guaranteed term(s) to fulfill the request. Therefore, the amount we actually take from the guaranteed term(s) may be more or less than the dollar amount requested. See "Appendix I" for an example.

DEFERRAL OF PAYMENTS

Under certain emergency conditions, we may defer payment of a Guaranteed Account withdrawal for up to six months. Refer to the contract prospectus for more details.

REINSTATEMENT PRIVILEGE

You may elect to reinstate all or a portion of a full withdrawal during the 30 days following such a withdrawal. We must receive amounts for reinstatement within 60 days of the withdrawal.

We will apply reinstated amounts to the current deposit period(s). This means that the guaranteed annual interest rate(s) and guaranteed terms available on the date of reinstatement will apply. Amounts will be reinstated to the guaranteed terms in the same proportion as prior to the full withdrawal. We will not credit your account for market value adjustments or any premium bonus forfeited that we deducted at the time of withdrawal or refund any taxes that were withheld. Refer to the contract prospectus for further details.

GA Guaranteed Account - 135034

MARKET VALUE ADJUSTMENT (MVA)
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We apply an MVA to amounts transferred or withdrawn from the Guaranteed Account prior to the end of a guaranteed term. To accommodate early withdrawals or transfers, we may need to liquidate certain assets or use cash that could otherwise be invested at current interest rates. When we sell assets prematurely we could realize a profit or loss depending upon market conditions.

The MVA reflects changes in interest rates since the deposit period. When interest rates increase after the deposit period, the value of the investment decreases and the MVA amount will be negative. Conversely, when interest rates decrease after the deposit period, the value of the investment increases and the MVA amount will be positive. Therefore, the application of an MVA may increase or decrease the amount withdrawn from a guaranteed term to satisfy a withdrawal or transfer request.

An MVA will not apply to:
>     Amounts transferred or withdrawn at the end of a guaranteed term;
>     Transactions made under the maturity value transfer provision;
>     Transfers due to participation in the dollar cost averaging program*;
> Amounts distributed under a systematic distribution option--see "Systematic Distribution Options" in the contract prospectus; or
> Withdrawals for minimum distributions required by the Tax Code and for which the early withdrawal charge is waived.

      * If you discontinue the dollar cost averaging program and transfer the amounts in it, subject to the Company's terms and conditions governing guaranteed terms, to another guaranteed term, an MVA will apply.

MVAs applied to withdrawals or transfers from the Guaranteed Account will be calculated as an "aggregate MVA," which is the sum of all MVAs applicable due to the withdrawal (see sidebar for an example of the calculation of the aggregate
MVA). The following withdrawals will be subject to an aggregate MVA only if it is positive:
>     Withdrawals due to the election of a lifetime income option; and
> Unless otherwise noted, payment of a guaranteed death benefit (if paid within the first six months following death).

All other withdrawals will be subject to an aggregate MVA, regardless of whether it is positive or negative, including:
>     Withdrawals due to the election of a nonlifetime income option;
> Payment of a guaranteed death benefit due to the death of a spousal beneficiary or a joint contract holder who continued the account in his or her name after the death of the other joint contract holder;
> Payment of a guaranteed death benefit more than six months after the date of death; and
> Full or partial withdrawals during the accumulation phase (an MVA may not apply in certain situations, as noted above).


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AGGREGATE MVA--The total of all MVAs applied due to a transfer or withdrawal.

CALCULATION OF THE AGGREGATE MVA--In order to satisfy a transfer or withdrawal, amounts may be withdrawn from more than one guaranteed term, with more than one guaranteed interest rate. In order to determine the MVA applicable to such a transfer or withdrawal, the MVAs applicable to each guaranteed term will be added together, in order to determine the "aggregate MVA."

Example:
$1,000 withdrawal, two guaranteed terms,
MVA1 = $10, MVA2 = $-30
$10 + $-30 = $-20.
Aggregate MVA = $-20.

Example:
$1,000 withdrawal, two guaranteed terms,
MVA1 = $30, MVA2 = $-10
$30 + $-10 = $20.
Aggregate MVA = $20.
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GA Guaranteed Account - 135034

CALCULATION OF THE MVA

The amount of the MVA depends upon the relationship between:
> The deposit period yield of U.S. Treasury Notes that will mature in the last quarter of the guaranteed term; and
>     The current yield of such U. S. Treasury Notes at the time of withdrawal.

If the current yield is less than the deposit period yield, the MVA will decrease the amount withdrawn from a guaranteed term to satisfy a transfer or withdrawal request (the MVA will be positive). If the current yield is greater than the deposit period yield, the MVA will increase the amount withdrawn from a guaranteed term (the MVA will be negative or detrimental to the investor).

DEPOSIT PERIOD YIELD

We determine the deposit period yield used in the MVA calculation by considering interest rates prevailing during the deposit period of the guaranteed term from which the transfer or withdrawal will be made. First, we identify the Treasury Notes that mature in the last three months of the guaranteed term. Then, we determine their yield-to-maturity percentages for the last business day of each week in the deposit period. We then average the resulting percentages to determine the deposit period yield.

Treasury Note information may be found each business day in publications such as the Wall Street Journal, which publishes the yield-to-maturity percentages for all Treasury Notes as of the preceding business day.

CURRENT YIELD

We use the same Treasury Notes identified for the deposit period yield to determine the current yield--Treasury Notes that mature in the last three months of the guaranteed term. However, we use the yield-to-maturity percentages for the last business day of the week preceding the withdrawal and average those percentages to get the current yield.

MVA FORMULA

The mathematical formula used to determine the MVA is:

            {(1+i)/(1+j)}^(X/365)

where i is the deposit period yield; j is the current yield; and x is the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term. (For examples of how we calculate MVA, refer to Appendix I.)

We make an adjustment in the formula of the MVA to reflect the period of time remaining in the guaranteed term from the Wednesday of the week of a withdrawal.

CONTRACT CHARGES

Certain charges may be deducted directly or indirectly from the funding options available under the contract, including the Guaranteed Account. The contract may have a maintenance fee of up to $30 that we will deduct, on an annual basis, pro rata from all funding options including the Guaranteed Account. We may also deduct a maintenance fee upon full withdrawal of a contract.

The contract may have an early withdrawal charge that we will deduct, if applicable, upon a full or partial withdrawal from the contract. If the withdrawal occurs prior to the maturity of a guaranteed term, both the early withdrawal charge and an MVA may be assessed.

We do not make deductions from amounts in the Guaranteed Account to cover mortality and expense risks. Rather, we consider these risks when determining the interest rate to be credited.

GA Guaranteed Account - 135034

Also, if you elected the premium bonus option, a charge will be deducted from amounts allocated to the Guaranteed Account, resulting in a 0.50% reduction in the interest which would have been credited to your account during the first seven account years if you had not elected the premium bonus option. See the "Fee Tables," "Fees" and "Premium Bonus Option" sections of the contract prospectus.

We may deduct a charge for premium taxes of up to 4% from amounts in the Guaranteed Account.

During the accumulation phase, we reserve the right to charge transfer fees of up to $10 per transfer from amounts held in or transferred from the Guaranteed Account.

Refer to the contract prospectus for details on contract deductions.

OTHER TOPICS

THE COMPANY


ING USA Annuity and Life Insurance Company, ("ING USA") is an Iowa stock life insurance company, which was originally incorporated in Minnesota on January 2, 1973. ING USA is a wholly owned subsidiary of Lion Connecticut Holdings Inc. ("Lion Connecticut"), which in turn is a wholly owned subsidiary of ING Groep N.V. ("ING"), a global financial services holding company based in The Netherlands. ING USA is authorized to sell insurance and annuities in all states, except New York, and the District of Columbia. Lion Connecticut is the holding company for Directed Services, Inc., distributor of the Contracts, and other interests.


Our principal office is located at:

                               1475 Dunwoody Drive
                        West Chester, Pennsylvania 19380

INCOME PHASE

The Guaranteed Account may not be used as a funding option during the income phase. Amounts invested in guaranteed terms must be transferred to one or more of the options available to fund income payments before income payments can begin.

An aggregate MVA, as previously described, may be applied to amounts transferred to fund income payments before the end of a guaranteed term. Amounts used to fund lifetime income payments will receive either a positive aggregate MVA or none at all; however, amounts transferred to fund a nonlifetime income payment option may receive either a positive or negative aggregate MVA. Refer to the contract prospectus for a discussion of the income phase.

INVESTMENTS

Amounts applied to the Guaranteed Account will be allocated to a nonunitized separate account established under Iowa law. A nonunitized separate account is a separate account in which the contract holder does not participate in the performance of the assets through unit values or any other interest. Contract holders allocating funds to the nonunitized separate account do not receive a unit value of ownership of assets accounted for in this separate account. The risk of investment gain or loss is borne entirely by the Company. All Company obligations due to allocations to the nonunitized separate account are contractual guarantees of the Company and are accounted for in the separate account. All of the general assets of the Company are available to meet our contractual guarantees. Income, gains and losses of the separate account are credited to or charged against the separate account without regard to other income, gains or losses of the Company.

TYPES OF INVESTMENTS. We intend to invest primarily in investment-grade fixed income securities including:
>     Securities issued by the United States Government;

GA Guaranteed Account - 135034

> Issues of United States Government agencies or instrumentalities (these issues may or may not be guaranteed by the United States Government);
> Debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investors Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or
      BBB) or any other nationally-recognized rating service;
> Other debt instruments, including those issued or guaranteed by banks or bank holding companies, and of corporations, which although not rated by Moody's, Standard & Poor's or other nationally-recognized rating services, are deemed by the Company's management to have an investment quality comparable to securities which may be purchased as stated above; and
> Commercial paper, cash or cash equivalents and other short-term investments having a maturity of less than one year which are considered by the Company's management to have investment quality comparable to securities which may be purchased as stated above.

We may invest in futures and options. We purchase financial futures, related options and options on securities solely for non-speculative hedging purposes. Should securities prices be expected to decline, we may sell a futures contract or purchase a put option on futures or securities to protect the value of securities held in or to be sold for the nonunitized separate account. Similarly, if securities prices are expected to rise, we may purchase a futures contract or a call option against anticipated positive cash flow or may purchase options on securities.

WE ARE NOT OBLIGATED TO INVEST THE ASSETS ATTRIBUTABLE TO THE CONTRACT ACCORDING TO ANY PARTICULAR STRATEGY, EXCEPT AS REQUIRED BY IOWA AND OTHER STATE INSURANCE LAWS. THE GUARANTEED INTEREST RATES ESTABLISHED BY THE COMPANY ARE NOT DETERMINED BY THE PERFORMANCE OF THE NONUNITIZED SEPARATE ACCOUNT.

DISTRIBUTION OF CONTRACTS

Directed Services, Inc. (DSI) is principal underwriter and distributor of the contract as well as for other contracts issued through the separate account and other separate accounts of ING USA. The principal address of DSI is 1475 Dunwoody Drive, West Chester, Pennsylvania 19380.

DSI enters into sales agreements with broker-dealers to sell the contracts through registered representatives who are licensed to sell securities and variable insurance products. These broker-dealers are registered with the SEC and are members of the National Association of Securities Dealers, Inc. (NASD). For additional information, see the contract prospectus.

TAXATION

You should seek advice from your tax adviser as to the application of federal (and where applicable, state and local) tax laws to amounts paid to or distributed under the contract. Refer to the contract prospectus for a discussion of tax considerations.

TAXATION OF THE COMPANY. We are taxed as a life insurance company under Part I of Subchapter L of the Internal Revenue Code of 1986, as amended. We own all assets supporting the contract obligations of the Guaranteed Account. Any income earned on such assets is considered income to the Company. We do not intend to make any provision or impose a charge under the contract with respect to any tax liability of the Company.

TAXATION OF PAYMENTS AND DISTRIBUTIONS. For information concerning the tax treatment of payments to and distributions from the contract, please refer to the contract prospectus.

EXPERTS


The consolidated financial statements and schedules of the Company as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004 appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon are included and incorporated herein by reference. Such consolidated financial statements and schedules referred to above are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

GA Guaranteed Account - 135034

LEGAL PROCEEDINGS

We are, or may be in the future, a defendant in various legal proceedings in connection with the normal conduct of our insurance operations. Some of these cases may seek class action status and may include a demand for punitive damages as well as for compensatory damages. In the opinion of management, the ultimate resolution of any existing legal proceeding is not likely to have a material adverse effect on our ability to meet our obligations under the contract.

Directed Services, Inc., the principal underwriter and distributor of the contract, is not involved in any legal proceeding which, in the opinion of management, is likely to have a material adverse effect on its ability to distribute the contract.

FURTHER INFORMATION

This prospectus does not contain all of the information contained in the registration statement of which this prospectus is a part. Portions of the registration statement have been omitted from this prospectus as allowed by the Securities and Exchange Commission (SEC). You may obtain the omitted information from the offices of the SEC, as described below. We are required by the Securities Exchange Act of 1934 to file periodic reports and other information with the SEC. You may inspect or copy information concerning the Company at the Public Reference Room of the SEC at:

                       Securities and Exchange Commission
                               450 Fifth Street NW
                              Washington, DC 20549

You may also obtain copies of these materials at prescribed rates from the Public Reference Room of the above office. You may obtain information on the operation of the Public Reference Room by calling the SEC at either 1-800-SEC-0330 or 1-202-942-8090. You may also find more information about the Company at www.ing.com.


A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2004 accompanies this prospectus. We refer to Form 10-K for a description of the Company and its business, including financial statements. We intend to send contract holders annual account statements and other such legally required reports. We do not anticipate such reports will include periodic financial statements or information concerning the Company.


You can find this prospectus and other information the Company files electronically with the SEC on the SEC's web site at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have incorporated by reference the Company's latest Annual Report on Form 10-K, as filed with the SEC and in accordance with the Securities and Exchange Act of 1934. The Annual Report must accompany this prospectus. Form 10-K contains additional information about the Company including certified financial statements for the latest fiscal year. We were not required to file any other reports pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act since the end of the fiscal year covered by that Form 10-K. The registration statement for this prospectus incorporates some documents by reference. We will provide a free copy of any such documents upon the written or oral request of anyone who has received this prospectus. We will not include exhibits to those documents unless they are specifically incorporated by reference into the document. Direct requests to:

GA Guaranteed Account - 135034

                   ING USA Annuity and Life Insurance Company
                        Attn: Customer Service Department
                                  P.O. Box 9271
                           Des Moines, Iowa 50306-9271
                                 1-800-366-0066

INQUIRIES

You may contact us directly by writing or calling us at the address or phone number shown above.

GA Guaranteed Account - 135034

                                   APPENDIX I

                EXAMPLES OF MARKET VALUE ADJUSTMENT CALCULATIONS
--------------------------------------------------------------------------------

The following are examples of market value adjustment (MVA) calculations using several hypothetical deposit period yields and current yields. These examples do not include the effect of any early withdrawal charge or other fees or deductions that may be assessed under the contract upon withdrawal.

EXAMPLE I

Assumptions:                              Assumptions:

i, the deposit period yield, is 4%        i, the deposit period yield, is 5%

j, the current yield, is 6%               j, the current yield, is 6%

x, the number of days remaining           x, the number of days remaining
(computed from Wednesday of the           (computed from Wednesday of the
week of withdrawal) in the                week of withdrawal) in the
guaranteed term, is 927.                  guaranteed term, is 927.

MVA = {((1+i)/(1+j))^(x/365)}             MVA = {((1+i)/(1+j))^(x/365)}

    = {((1.04)/(1.06))^(927/365)}             = {((1.05)/(1.06))^(927/365)}

    =.9528                                    =.9762

In this example, the deposit period       In this example, the deposit period
yield of 4% is less than the              yield of 5% is less than the
current yield of 6%; therefore, the       current yield of 6%; therefore, the
MVA is less than one. The amount          MVA is less than one. The amount
withdrawn from the guaranteed term        withdrawn from the guaranteed term
is multiplied by this MVA.                is multiplied by this MVA.

If a withdrawal or transfer of a          If a withdrawal or transfer of a
specific dollar amount is                 specific dollar amount is
requested, the amount withdrawn           requested, the amount withdrawn
from a guaranteed term will be            from a guaranteed term will be
increased to compensate for the           increased to compensate for the
negative MVA amount. For example, a       negative MVA amount. For example, a
withdrawal request to receive a           withdrawal request to receive a
check for $2,000 would result in a        check for $2,000 would result in a
$2,099.08 withdrawal from the             $2,048.76 withdrawal from the
guaranteed term.                          guaranteed term.

GA Guaranteed Account - 135034

EXAMPLE II

Assumptions:                              Assumptions:

i, the deposit period yield, is 6%        i, the deposit period yield, is 5%

j, the current yield, is 4%               j, the current yield, is 4%

x, the number of days remaining           x, the number of days remaining
(computed from Wednesday of the           (computed from Wednesday of the
week of withdrawal) in the                week of withdrawal) in the
guaranteed term, is 927.                  guaranteed term, is 927.

MVA = {((1+i)/(1+j))^(x/365)}             MVA = {((1+i)/(1+j))^(x/365)}

    = {((1.06)/(1.04))^(927/365)}             = {((1.05)/(1.04))^(927/365)}

    =1.0496                                   =1.0246

In this example, the deposit period       In this example, the deposit period
yield of 6% is greater than the           yield of 5% is greater than the
current yield of 4%; therefore, the       current yield of 4%; therefore, the
MVA is greater than one. The amount       MVA is greater than one. The amount
withdrawn from the guaranteed term        withdrawn from the guaranteed term
is multiplied by this MVA.                is multiplied by this MVA.

If a withdrawal or transfer of a          If a withdrawal or transfer of a
specific dollar amount is                 specific dollar amount is
requested, the amount withdrawn           requested, the amount withdrawn
from a guaranteed term will be            from a guaranteed term will be
decreased to compensate for the           decreased to compensate for the
positive MVA amount. For example, a       positive MVA amount. For example, a
withdrawal request to receive a           withdrawal request to receive a
check for $2,000 would result in a        check for $2,000 would result in a
$1,905.49 withdrawal from the             $1,951.98 withdrawal from the
guaranteed term.                          guaranteed term.

GA Guaranteed Account - 135034

                                   APPENDIX II

                   EXAMPLES OF MARKET VALUE ADJUSTMENT YIELDS
--------------------------------------------------------------------------------

The following hypothetical examples show the MVA based upon a given current yield at various times remaining in the guaranteed term. Table A illustrates the application of the MVA based upon a deposit period yield of 6%; Table B illustrates the application of the MVA based upon a deposit period yield of 5%. The MVA will have either a positive or negative influence on the amount withdrawn from or remaining in a guaranteed term. Also, the amount of the MVA generally decreases as the end of the guaranteed term approaches.

TABLE A: DEPOSIT PERIOD YIELD OF 6%


               CHANGE IN
                DEPOSIT
 CURRENT        PERIOD                                TIME REMAINING TO
  YIELD          YIELD                           MATURITY OF GUARANTEED TERM
-----------   ------------    ----------------------------------------------------------------
                              8 YEARS    6 YEARS    4 YEARS     2 YEARS     1 YEAR    3 MONTHS
                              -------    -------    -------     -------     ------    --------
    9%            3%           -20.0%     -15.4%     -10.6%       -5.4%     -2.8%       -0.7%
    8%            2%           -13.9%     -10.6%      -7.2%       -3.7%     -1.9%       -0.5%
    7%            1%            -7.2%      -5.5%      -3.7%       -1.9%     -0.9%       -0.2%
    6%            0%             0.0%       0.0%       0.0%        0.0%      0.0%        0.0%
    4%           -2%            16.5%      12.1%       7.9%        3.9%      1.9%        0.5%
    3%           -3%            25.8%      18.8%      12.2%        5.9%      2.9%        0.7%
    2%           -4%            36.0%      26.0%      16.6%        8.0%      3.9%        1.0%
    1%           -5%            47.2%      33.6%      21.3%       10.1%      5.0%        1.2%


TABLE B: DEPOSIT PERIOD YIELD OF 5%

               CHANGE IN
                DEPOSIT
 CURRENT        PERIOD                               TIME REMAINING TO
  YIELD          YIELD                          MATURITY OF GUARANTEED TERM
-----------   ------------    ----------------------------------------------------------------
                              8 YEARS    6 YEARS    4 YEARS     2 YEARS     1 YEAR    3 MONTHS
                              -------    -------    -------     -------     ------    --------
    9%             3%          -25.9%     -20.1%     -13.9%      -7.2%      -3.7%       -0.9%
    8%             2%          -20.2%     -15.6%     -10.7%      -5.5%      -2.8%       -0.7%
    7%             1%          -14.0%     -10.7%      -7.3%      -3.7%      -1.9%       -0.5%
    6%             0%           -7.3%      -5.5%      -3.7%      -1.9%      -0.9%       -0.2%
    4%            -2%            8.0%       5.9%       3.9%       1.9%       1.0%        0.2%
    3%            -3%           16.6%      12.2%       8.0%       3.9%       1.9%        0.5%
    2%            -4%           26.1%      19.0%      12.3%       6.0%       2.9%        0.7%
    1%            -5%           36.4%      26.2%      16.8%       8.1%       4.0%        1.0%

GA Guaranteed Account - 135034

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 10-K

              Annual Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

For the fiscal year ended December 31, 2004
                          -----------------

Commission file number: 333-57212, 333-104539, 333-104546,
                        333-104547, 333-104548, and 333-116137
                        --------------------------------------

                   ING USA Annuity and Life Insurance Company
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Iowa                                                                 41-0991508
--------------------------------------------------------------------------------
(State or other jurisdiction                                   (IRS employer
 of incorporation or organization)                           identification no.)


1475 Dunwoody Drive, West Chester, Pennsylvania                       19380-1478
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip code)

Registrant's telephone number, including area code (610) 425-3400
                                                   --------------

--------------------------------------------------------------------------------
Former name, former address and former fiscal year, if changed since last report

Securities registered pursuant to Section 12(b) of Act: None
Securities registered pursuant to Section 12(g) of Act: None

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [ X ] No [ ]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this form 10-K or any amendment to this Form 10-K. Yes [ X ] No [ ]

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Exchange Act). Yes [ ] No [ X ]

                      APPLICABLE ONLY TO CORPORATE ISSUERS:

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date: 250,000 shares of Common Stock as of March 17, 2005, all of which were directly owned by Lion Connecticut Holdings Inc.

NOTE: WHEREAS ING USA ANNUITY AND LIFE INSURANCE COMPANY MEETS THE CONDITIONS SET FORTH IN GENERAL INSTRUCTION I(1)(a) AND (b) OF FORM 10-K, THIS FORM IS BEING FILED WITH THE REDUCED DISCLOSURE FORMAT PURSUANT TO GENERAL INSTRUCTION I(2).

                   ING USA Annuity and Life Insurance Company,
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
                           Annual Report on Form 10-K
                      For the Year Ended December 31, 2004


                                TABLE OF CONTENTS


Form 10-K
 Item No.                                                                                                  Page
---------                                                                                                  ----
                    PART I

Item 1.             Business**                                                                                3
Item 2.             Properties**                                                                             16
Item 3.             Legal Proceedings                                                                        16
Item 4.             Submission of Matters to a Vote of Security Holders*                                     16

                    PART II

Item 5.             Market for Registrant's Common Equity and Related
                      Stockholder Matters                                                                    17
Item 6.             Selected Financial Data***                                                               18
Item 7.             Management's Narrative Analysis of the Results of Operations and Financial Condition**   19
Item 7A.            Quantitative and Qualitative Disclosures About Market Risk                               45
Item 8.             Financial Statements and Supplementary Data                                              49
Item 9.             Changes in and Disagreements with Accountants on Accounting and Financial Disclosure    100
Item 9A.            Controls and Procedures                                                                 100
Item 9B             Other Information                                                                       100

                    PART III

Item 10.            Directors and Executive Officers of the Registrant*                                     101
Item 11.            Executive Compensation*                                                                 101
Item 12.            Security Ownership of Certain Beneficial Owners and Management*                         101
Item 13.            Certain Relationships and Related Transactions*                                         101
Item 14.            Principal Accountant Fees and Services                                                  101

                    PART IV

Item 15.            Exhibits and Financial Statement Schedules                                              104
                    Index on Financial Statement Schedules                                                  110
                    Signatures                                                                              114


* Item omitted pursuant to General Instruction I(2) of Form 10-K, except as to Part III, Item 10 with respect to compliance with Sections 406 and 407 of the Sarbanes Oxley Act of 2002.
**   Item prepared in accordance with General Instruction I(2) of Form 10-K.
*** Although item may be omitted pursuant to Georgia Instruction I(2) of Form 10-K, the Company has provided certain disclosure under this Item.

                                     PART I

Item 1.   Business (Dollar amounts in millions, unless otherwise stated)

          Organization of Business

          ING USA Annuity and Life Insurance Company ("ING USA" or the "Company"), a wholly-owned subsidiary of Lion Connecticut Holdings Inc. ("Lion" or "Parent"), is a stock life insurance company organized under the laws of the State of Iowa.

          Lion is an indirect, wholly-owned subsidiary of ING Groep N.V. ("ING"), a global financial services holding company based in The Netherlands, with American Depository Shares listed on the New York Stock Exchange under the symbol "ING". ING USA is authorized to conduct its insurance business in the District of Columbia and all states except New York. ING USA was domiciled as a life insurance company under the laws of the State of Delaware until December 31, 2003 and has been domiciled in Iowa since January 1, 2004.

          On January 1, 2004 (the "Merger Date"), the Company simultaneously redomesticated from Delaware to Iowa, changed its name from Golden American Life Insurance Company ("Golden American") to ING USA Annuity and Life Insurance Company, and merged the following affiliates into the Company: Equitable Life Insurance Company of Iowa ("Equitable Life"), USG Annuity & Life Company ("USG"), and United Life & Annuity Insurance Company ("ULA") (collectively, the "Merger Companies"). Prior to the Merger Date, the Company was a wholly-owned subsidiary of Equitable Life. Equitable Life merged its affiliate, Ameribest Life Insurance Company ("AMB"), a life insurance company domiciled in Georgia, into its operations on January 1, 2003.

          Description of Business

          ING's U.S.-based operations offer a broad range of life insurance, annuities, mutual funds, employee benefit, defined contribution, guaranteed investment contracts and funding agreements. For the year ended December 31, 2004, ING's U.S.-based operations were ranked sixth in sales of variable annuities according to data published by Morningstar and sixth in sales of fixed annuities according to data published by LIMRA International Inc. ("LIMRA"). The Company serves as one of the primary vehicles through which ING's U.S.-based operations write this fixed and variable annuity business. According to LIMRA's fourth quarter 2004 sales report on Stable Value and Funding Agreement products, ING's U.S.-based operations were ranked fifth in market share for funding agreement contracts, and tenth for traditional general account guaranteed investment contracts, in terms of total assets.

          The Company offers various insurance products including immediate and deferred variable and fixed annuities. The Company's annuity products are distributed by national wirehouses, regional securities firms, independent National Association of Securities Dealers, Inc. ("NASD") firms with licensed registered representatives, banks, life insurance companies with captive agency sales forces, independent insurance agents, independent marketing organizations, and the ING broker-dealer network. The Company's primary annuity customers are retail consumers.

          The Company also offers guaranteed investment contracts and funding agreements primarily to institutional investors and corporate benefit plans. These products are directly sold by home office personnel or through specialty insurance brokers to institutional purchasers.

          The Company previously provided interest-sensitive, traditional and variable life insurance, and health insurance products. The Company no longer issues these products. The life insurance business is in run-off and the Company has ceded to other insurers all health insurance.

          See "Reserves" for a discussion of the Company's reserves by product type.

          The Company has one operating segment, ING U.S. Financial Services ("USFS") which offers the products described below.

          Products and Services

          The Company offers a portfolio of immediate and deferred fixed and variable annuities designed to address customer needs for tax-advantaged savings, retirement needs, and wealth-protection concerns.

          The fixed annuities offered by the Company are General Account products and include single premium immediate, multi-year guaranteed, annual reset, and equity index annuities. For these contracts, the principal amount is guaranteed, and for a specified time period, the Company credits interest to the customer's account at a fixed interest rate. The Company's major source of income from fixed annuities is the spread between the investment income earned on the underlying General Account assets and the interest rate credited to customers' accounts. The Company bears the investment risk because, while the Company credits customers' accounts with a stated interest rate, the Company cannot be certain the investment income earned on the General Account assets will exceed that rate. With respect to indexed annuities, the Company hedges the equity risk exposure by purchasing derivative instruments on the relevant equity index.

          The variable annuities offered by the Company are savings vehicles in which contract owner deposits are recorded and primarily maintained in Separate Accounts established for the Company and registered with the Securities and Exchange Commission ("SEC") as a unit investment trust. Separate Account assets and liabilities generally represent funds maintained to meet specific investment objectives of contractowners who bear the investment risk, subject, in limited cases, to certain minimum guarantees. Investment income and investment gains and losses generally accrue directly to such contractowners. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company. Separate Account assets supporting variable options under variable annuity contracts are invested, as designated by the contractowner or participant under a contract, in shares of mutual funds which are managed by the Company or its affiliates, or in other selected mutual funds not managed by the Company or its affiliates. Variable annuity deposits are allocated to various subaccounts established within the Separate Account. Each subaccount represents a different investment option into which the contractowner may allocate deposits. The account value of a variable annuity contract is equal to the aggregate value of the subaccounts selected by the contractowner (including the value allocated to any fixed account) less fees and expenses. The Company offers investment options for its variable annuities covering a wide range of investment styles, including large, mid and small cap equity funds, as well as fixed income alternatives. Unlike fixed annuities, variable annuity contract owners bear the risk of investment gains and losses associated with the selected investment allocation. The Company, however, offers certain guaranteed death and living benefits (described below) under which it bears specific risks associated with these products. Many of the variable annuities issued by ING USA are combination variable and fixed deferred annuity contracts under which some or all of the deposits may be allocated by the contract owner to a fixed account available under the contract. The Company's major source of income from variable annuities is the base contract mortality fee and expense fees and guaranteed living and death benefit rider fees charged to the customer, less the cost of administering the product, as well as the cost of providing for the guaranteed living and death benefits.

          The Company sells variable annuity contracts that offer one or more of the following guaranteed death benefits and living benefits:

          Guaranteed Minimum Death Benefits ("GMDB"): The Company has offered the following guaranteed death benefits:

          - Standard - This guarantees that upon the death of the annuitant the death benefit will be no less than the premiums paid by the contractowner net of any contract withdrawals.
          - Ratchet - This guarantees that upon the death of the annuitant the death benefit will be no less than the greater of (1) Standard or (2) the maximum anniversary (or quarterly) value of the variable annuity.
          - Rollup (7% or 5.5% Solution) - This guarantees that upon the death of the annuitant the death benefit will be no less than the aggregate premiums paid by the contractowner accruing interest at 7% or 5.5% per annum, subject to a maximum cap on the account value. (The Company has discontinued this option for new sales.)
          - Combo (Max 7) - This guarantees that upon the death of the annuitant the death benefit will be no less than the greater of
               (1) Ratchet or (2) Rollup.

          At December 31, 2004, the guaranteed value of these death benefits in excess of account values was estimated to be $2.5 billion, before reinsurance, which was a $0.4 billion decrease from the estimated $2.9 billion at December 31, 2003. The decrease was primarily driven by the improved equity markets in 2004. For contracts issued prior to January 1, 2000, most contracts with enhanced death benefit guarantees were reinsured to third party reinsurers to mitigate the risk produced by such guaranteed death benefits. For contracts issued after December 31, 1999, the Company has instituted an equity hedging program in lieu of reinsurance, to mitigate the risk produced by the guaranteed death benefits. The equity hedging program is based on the Company entering into derivative positions to offset exposures to guaranteed minimum death benefits due to adverse changes in the equity markets. At December 31, 2004, the guaranteed value of minimum guaranteed death benefits in excess of account values, net of reinsurance, was estimated to be $1.4 billion, of which $748.7 is projected to be covered by the Company's equity hedging program, consistent with the

          Company's exposure as of December 31, 2003. As of December 31, 2004, the Company has recorded a liability of $66.9, net of reinsurance, representing the estimated net present value of the Company's future obligation for guaranteed minimum death benefits in excess of account values. The liability increased $0.5 from $66.5 at December 31, 2003, mainly due to the increase in fee income collected from customers used to fund the reserve exceeding the decrease in the reserve, due to the improved equity markets during 2004. The liability is recorded in accordance with the provisions of the Financial Accounting Standards Board ("FASB") Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts" ("SOP 03-1").

          Guaranteed   Living   Benefits:   The  Company  offers  the  following
          guaranteed living benefits:

          - Guaranteed Minimum Income Benefit ("GMIB") - This guarantees a minimum income payout, exercisable each contract anniversary on or after the 10th rider anniversary. This type of living benefit is the predominant selection in the Company's sales of variable annuities.
          - Guaranteed Minimum Withdrawal Benefit ("GMWB") - This guarantees that annual withdrawals of up to 7% of eligible premiums may be made until eligible premiums previously paid by the contractowner are returned, regardless of account value performance. The new 2004 GMWB rider (ING Principal Guard) provides reset and step-up features, which provide, in certain instances, for increases in the amount available for withdrawal.
          - Guaranteed Minimum Accumulation Benefit ("GMAB") - Guarantees that the account value will be at least 100% of the premiums paid by the contractowner after 10 years (GMAB10) or 200% after 20 years (GMAB20).

          At December 31, 2004, the guaranteed value of these living benefits in excess of account values was estimated to be $269.7, which is a decrease of $38.5 from an estimated $308.2 at December 31, 2003. The decrease was primarily driven by the improved equity markets during 2004. All living benefits are covered by the Company's equity hedging program. As of December 31, 2004, the Company has recorded a liability of $40.3 representing the estimated net present value of its future obligation for living benefits in excess of account values. The liability increased $26.4 from $13.9 at December 31, 2003, mainly due to the increase in fee income collected from customers used to fund the reserve exceeding the decrease in the reserve, due to the improved equity market during 2004. For GMIBs, the liability is recorded in accordance with the provisions of SOP 03-1. For GMABs and GMWBs, the liability is held at fair value in accordance with Statement of Financial Accounting Standards ("FAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities".

          Variable annuity contracts containing guaranteed death and living benefits expose the Company to equity risk. An increase in the value of the equity markets will increase account values for these contracts, thereby decreasing the Company's risk associated with the MGDBs, GMIBs, GMWBs, and GMABs. A decrease in the equity markets, that causes a decrease in the account values, will increase the possibility that the Company may be required to pay amounts to customers due to guaranteed death and living benefits.

          The Company also is a provider of institutional investment products, primarily guaranteed investment contracts and funding agreements, collectively referred to as "GICs," issued to the stable value market and other institutional customers. The Company intends to issue GICs to one or more special purpose vehicles, which sell notes to institutional and retail investors in order to fund the purchase of those GICs. The Company profits from the sale of GICs by earning income in excess of the amount credited to the customer accounts less the cost of administering the product.

          Historically, the Company has provided interest-sensitive, traditional and variable life insurance, and health insurance. All health insurance has been ceded to other insurers and new policies are no longer written. The Company ceased the issuance of life insurance policies in 2001, and all life insurance business is currently in run-off. A certain portion of the assets held in the general account are dedicated to funding this block of business.

          Strategy, Method of Distribution, and Principal Markets

          The Company believes longer life expectancies, an aging population, and growing concern over the stability and availability of the Social Security system have made retirement planning a priority for many Americans. The target market for the Company's annuity products is primarily individuals, while the target market for GICs is primarily institutional investors and corporate benefit plans.

          The principal distribution channels of the Company's variable and fixed annuities include national wirehouses, regional securities firms, independent NASD firms with licensed registered representatives, banks, life insurance companies with captive agency sales forces, independent insurance agents, independent marketing organizations, and the ING broker-dealer network. GICs are distributed primarily to institutional investors and corporate benefit plans through direct sales by home office personnel or through specialty insurance brokers.

          The Company markets its variable annuities primarily on the underlying guarantee features, positioning the product line as a risk management tool for clients and advisors. Indexed annuities are marketed primarily based on underlying guarantee features coupled with consumer-friendly product designs offering the potential for equity market upside potential. The Company also offers fixed annuities offering a guaranteed interest rate or annuity payment suitable for clients seeking a stable return.

          The Company also utilizes sales inducements as part of its distribution strategy for annuities. Sales inducements represent benefits paid to contractowners for a specified period that are incremental to the amounts the Company credits on similar contracts and are higher than the contract's expected ongoing crediting rates for periods after the inducement.

The Company continued to expand distribution systems during 2004 and 2003. The Company believes that broad-based distribution networks are key to realizing a growing share of the wealth accumulation marketplace. The Company plans to establish new relationships and implement strategies to increase penetration with key distributors in existing channels. Other than Morgan Stanley which produced approximately 6% of annuity sales and ING Advisors Network (a group of broker-dealers affiliated with the Company) which produced approxmiately 13% of annuity sales, no other broker or agency firm accounted for more than 5% of sales of the Company's annuity products in 2004.

          The Company is not dependent upon any single customer and no single customer accounted for 10% or more of revenue in 2004.

          Assets Under Management

          A substantial portion of the Company's fees or other charges and margins are based on assets under management. Assets under management are principally affected by net deposits (i.e., annuity premiums and GIC deposits less surrenders), investment performance (i.e., interest credited to customer accounts for fixed options or market performance for variable options), and customer retention. The Company's customer assets under management, that support fixed and variable annuities, were as follows:


                                                         December 31,
                                                  2004                2003
                                           -----------------   -----------------
           Variable annuities                 $ 25,847.0          $ 19,448.0
           Fixed annuities                      17,160.2            15,625.0
           GICs                                  1,797.4               425.4
                                           -----------------   -----------------
           Total                              $ 44,804.6          $ 35,498.4
                                           =================   =================

          Competition

          The annuity competitive environment remains intense and is dominated by a number of large, highly-rated insurance companies. Increasing competition within the retirement savings business from traditional insurance carriers, as well as banks and mutual fund companies, offers consumers many choices. The Company's annuity products compete in the annuity market principally on the basis of investment performance, product design, brand recognition, financial strength ratings, distribution capabilities, levels of charges and credited rates, reputation, and customer service.

          The Company competes in the GIC market primarily on the basis of its capital markets, product structuring, and risk management expertise, as well as its brand recognition and financial strength ratings. Other competitors in this market include other life insurance companies, as well as banks and other financial institutions.

          Reserves

          The Company records as liabilities actuarially-determined reserves that are calculated to meet the Company's future obligations under its variable annuity, fixed annuity, GIC products, and other insurance products.

          Reserves for deferred annuity investment contracts and immediate annuity without life contingent payouts equal cumulative deposits, less charges and withdrawals, plus credited interest thereon (reserve interest rates vary by product up to 10.0% for the years 2004, 2003, and 2002).

          Reserves for immediate annuities with life contingent payout benefits are computed on the basis of assumed interest discount rates, mortality, and expenses, including a margin for adverse deviations. Such assumptions generally vary by plan, year of issue, and policy duration. For the years 2004, 2003, and 2002, reserve interest rates ranged from 3.0% to 8.0%. Mortality and withdrawal rate assumptions are based on relevant Company experience and are periodically reviewed against both industry standards and experience.

          As discussed above under "Products and Services," the Company has established reserves for the guaranteed death and living benefits included in variable annuities.

          Reserves for GICs are calculated using the amount deposited with the Company, less withdrawals, plus interest accrued to the ending valuation date. Interest on these contracts is accrued by a predetermined index plus a spread or a fixed rate, established at contract issuance.

          Reserves for universal life products are equal to cumulative deposits less withdrawals and charges plus credited interest thereon. In addition, the Company holds reserves as required for SOP 03-1 for certain products with anticipated losses in later policy durations. Reserves for traditional life insurance contracts represent the present value of future benefits to be paid to or on behalf of contractowners and related expenses less the present value of future net premiums.

          As of December 31, 2004, ING USA's $47,707.7 of life and annuity insurance reserves (general and separate account), and deposit-type funds were comprised of each type of the following products:


                                               Reserves           % of Total
                                           -----------------   -----------------
          Variable and Fixed Annuity          $ 43,271.9               90.7%
          GICs                                   3,060.1                6.4%
          Other                                  1,375.7                2.9%
                                           =================   =================
          Total                               $ 47,707.7              100.0%
                                           =================   =================

          The Other category primarily consists of relatively small closed blocks of health insurance products and interest-sensitive, universal, and traditional life insurance products.

          Reinsurance Arrangements

          The Company utilizes indemnity reinsurance agreements to reduce its exposure to large losses from its life and annuity insurance businesses. Reinsurance permits recovery of a portion of losses, although it does not discharge the Company's liability as the direct insurer of the risks. Reinsurance treaties are structured as yearly renewable term, coinsurance, or modified coinsurance. All treaties are closed for new business, including variable annuity guarantees and the life business in force under those treaties is in run-off. Thus, the Company is currently not selecting new reinsurers. If in a position to select a reinsurer, the Company would primarily base its selection on the financial strength of the reinsurer. The Company currently has no significant concentration with reinsurers. The Company has $1.3 billion of reinsurance related to GICs with its affiliate, Security Life of Denver Insurance Company ("Security Life"), and has a minimal level of other affiliate reinsurance.

          One of the main risks reinsured by the Company is the GMDB on its variable annuity policies issued prior to January 1, 2000. For contracts issued after December 31, 1999, the Company hedges its exposure due to these products. Other reinsurance contracts coinsure life, accident and health, and annuity businesses. The Company continually monitors and evaluates the financial strength and credit ratings of its reinsurers. Only those reinsurance recoverable balances deemed probable of recovery are reflected as assets on the Company's Balance Sheets.

          Investment Overview and Strategy

          The Company's investment strategy involves diversification by asset class, and seeks to add economic diversification and to reduce the risks of credit, liquidity, and embedded options within certain investment products, such as prepayment options and interest rate options embedded in collateralized mortgage obligations and call options embedded in corporate bonds. The investment management function is centralized under ING Investment Management LLC ("IIM"), an affiliate of the Company, pursuant to an investment advisory agreement. Separate portfolios are established for each general type of product within the Company.

          The Company's general account invests primarily in fixed maturity investments, including publicly issued bonds (including government bonds), privately placed notes and bonds, mortgage-backed securities, and asset-backed securities. The primary investment strategy is to optimize the risk-adjusted return through superior asset selection predicated on a developed relative value approach, credit research and monitoring, superior management of interest rate risk, and active exploration into new investment product opportunities. Investments are purchased when market returns, adjusted for risk, and expenses, are sufficient to profitably support growth of the liability block of business. In addition, assets and liabilities are analyzed and reported for internal management purposes on an option-adjusted basis. The level of required capital of given transactions is a primary factor in determining relative value among different investment and liability alternatives, within the scope of each product type's objective. An active review of existing holdings identifies specific assets that could be effectively traded in order to enhance the risk-adjusted returns of the portfolio, while minimizing adverse tax and accounting impacts. The Company strives to maintain a portfolio average asset quality rating of A, excluding mortgage loans, but including mortgage-backed securities, which are reported with bonds, based on Standard & Poor's ratings classifications.

          The Company's use of derivatives is limited mainly to hedging purposes to reduce the Company's exposure to cash flow variability of assets and liabilities, interest rate risk, and market risk. See "Liquidity and Capital Resources - Derivatives" for further discussion of the Company's use of derivatives.

          Ratings

          On December 15, 2004, Standard & Poor's reaffirmed its AA (Very Strong) counterparty credit and financial strength rating of ING's primary U.S. insurance operating companies ("ING U.S."), including the Company. Standard & Poor's also on this date revised the outlook on the core insurance operating companies from negative to stable, reflecting ING's commercial position and diversification, financial flexibility, reduced capital leverage, and improved profitability. The outlook revisions recognize ING's progress in setting a more focused and decisive strategic direction and implementing more integrated financial management across banking and insurance. On February 9,

          2005, Standard & Poor's assigned its A-1+ short-term counterparty credit rating to the Company. Standard & Poor's noted that the ratings are based on the Company's status as a core member of ING U.S.

          On December 17, 2004, Moody's Investor's Service, Inc. ("Moody's") issued a credit opinion affirming the financial strength rating of ING U.S., including the Company, of Aa3 (Excellent) with a stable outlook. The rating is based on the strong implicit support and financial strength of the parent company, ING. Furthermore, Moody's noted that ING U.S. has built a leading market share in the domestic individual life insurance, annuity, and retirement plan businesses. ING U.S. enjoys product diversity, further enhancing its credit profile through the use of these multiple distribution channels.

          On December 22, 2004, A.M. Best Company, Inc. ("A.M. Best") reaffirmed the financial strength rating of A+ (Superior) of ING U.S., including the Company, while maintaining its negative outlook for ING U.S. These rating actions follow ING's announcement of its intention to sell Life Insurance Company of Georgia ("LOG"), as well as the conclusion of A.M. Best's review of ING's plan to exit the U.S. individual reinsurance business. ING closed the transaction to exit the U.S. individual life reinsurance business on December 31, 2004 and the sale of LOG is expected to be completed during the second quarter of 2005, subject to regulatory approval. Neither of these transactions directly impact the Company.

          Regulation

          The Company's operations are subject to comprehensive regulation throughout the United States. The laws of the various jurisdictions establish supervisory agencies, including the state insurance departments, with broad authority to grant licenses to transact business and regulate many aspects of the products and services offered by the Company, as well as solvency and reserve adequacy. Many agencies also regulate the investment activities of insurance companies on the basis of quality, diversification, and other quantitative criteria. The Company's operations and accounts are subject to examination at regular intervals by certain of these regulators.

          ING USA is subject to the insurance laws of the state in which it is organized and of the other jurisdictions in which it transacts business. The primary regulator of the Company's insurance operations is the Division of Insurance for the State of Iowa. Among other matters, these agencies may regulate premium rates, trade practices, agent licensing, policy forms, underwriting and claims practices, minimum interest rate to be credited to fixed annuity customer accounts, and the maximum interest rates that can be charged on policy loans.

          The SEC, NASD and, to a lesser extent, the states, regulate sales and investment management activities and operations of the Company. Generally, the Company's variable annuity products and certain of its fixed annuities are registered as securities with the SEC. Regulations of the SEC, Department of Labor ("DOL") and Internal Revenue Service
          also impact certain of the Company's annuity, life insurance, and other investment products. These products may involve separate accounts and mutual funds registered under the Investment Company Act of 1940.

          Insurance Holding Company Laws

          A number of states regulate affiliated groups of insurers such as the Company under holding company statutes. These laws, among other things, place certain restrictions on transactions between affiliates such as dividends and other distributions that may be paid to the Company's parent corporation.

          Insurance Company Guaranty Fund Assessments

          Insurance companies are assessed the costs of funding the insolvencies of other insurance companies by the various state guaranty associations, generally based on the amount of premiums companies collect in that state.

          The Company accrues the cost of future guaranty fund assessments based on estimates of insurance company insolvencies provided by the National Organization of Life and Health Insurance Guaranty Associations (NOLHGA) and the amount of premiums written in each state. The Company has estimated this liability to be $13.8 and $18.4 as of December 31, 2004 and 2003, respectively and has recorded a reserve. The Company has also recorded an asset of $3.7 and $0.6 as of December 31, 2004 and 2003, respectively, for future credits to premium taxes for assessments already paid.

          For information regarding certain other potential regulatory changes relating to the Company's businesses, see "Risk Factors" in Item 1 - Business.

          Employees

          The Company had 1,204 employees as of December 31, 2004, primarily focused on managing the product distribution, marketing, customer service, and product and financial management of the Company and certain of its affiliates. The Company also makes use of other services provided by ING North America Insurance Corporation and other affiliates. These services include underwriting and new business processing, actuarial, risk management, human resources, investment management, finance, information technology, and legal and compliance services. The affiliated companies are reimbursed for the Company's use of various services and facilities under a variety of intercompany agreements.

          Risk Factors

          In addition to the normal risks of business, the Company is subject to
          significant  risks  and  uncertainties,   including  those  which  are
          discussed below.

               The Company's efforts to reduce the impact of interest rate changes on its profitability and financial condition may not be effective

          The Company attempts to reduce the impact of changes in interest rates on the profitability and financial condition of its fixed annuity operations. The Company accomplishes this reduction primarily by managing the duration of its assets relative to the duration of its liabilities. During a period of rising interest rates, annuity contract surrenders and withdrawals may increase as customers seek to achieve higher returns through other financial products. Despite its efforts to reduce the impact of rising interest rates, the Company may be required to sell assets to raise the cash necessary to respond to such surrenders and withdrawals, thereby realizing capital losses on the assets sold. An increase in policy surrenders and withdrawals may also require the Company to accelerate amortization of policy acquisition costs relating to these contracts, which would further reduce its net income.

          During periods of declining interest rates, borrowers may prepay or redeem mortgages and bonds that the Company owns, which would force it to reinvest the proceeds at lower interest rates. For some of its products, such as guaranteed investment contracts and funding agreements, the Company is unable to lower the rate it credits to customers in response to the lower return it will earn on its investments. In addition, certain of its products provide a minimum rate which the Company must credit to its customers. Therefore, it may be more difficult for the Company to maintain its desired spread between the investment income it earns and the interest it credits to its customers, thereby reducing its profitability.

               Equity market volatility could negatively impact the Company's profitability and financial condition

          The sales and profitability of certain of the Company's annuity products which provide returns based on equities or equity indices could be impacted by declines in the equity markets. Generally, sales of equity-linked annuity products, including variable annuities, decrease when equity markets decline over an extended period of time. The amount of fees the Company receives on its variable annuity products is based on the account values of the separate accounts which support such variable earnings. A decline in the equity markets will likely result in a decrease in such account values and therefore a decrease in the fees the Company receives on its variable annuities. In addition, certain of its products provide guarantees which are related to the equity markets. A sustained decline in the equity markets will increase the Company's exposure to such guarantees, while at the same time it is receiving less fees from such products. The Company tries to minimize its exposure to these guarantees through reinsurance and other risk management strategies, including the Company's hedging program. The Company's future profitability may be negatively impacted by its failure to successfully minimize these risks, which could result from a number of efforts, including the failure of a reinsurer or other counterparty to make payments due to the Company, the unavailability or increase in costs of such reinsurance or other risk management strategies, and the Company's inability to implement an effective risk management strategy. To the extent that the actual performance of the equity markets and the Company's expectations of future performance decrease its future profit expectations, the Company may be required to accelerate the amount of deferred policy acquisition cost amortization in a given period, potentially negatively impacting its net income in a period.

               A downgrade in any of the Company's ratings may, among other things, increase policy surrenders and withdrawals, reduce new sales and terminate relationships with distributors, any of which could adversely affect its profitability and financial condition

          Ratings are important factors in establishing the competitive position of insurance companies. A downgrade, or the potential for such a downgrade, of any of the Company's ratings could, among other things:

          |X| Materially increase the number of annuity contract surrenders and withdrawals;

          |X|  Result in the termination of relationships  with  broker-dealers,
               banks,  agents,  wholesalers,   and  other  distributors  of  the
               Company's products and services; and

          |X| Reduce new sales of certain products including annuities, GICs and other investment products.

          Any of these consequences could adversely affect the Company's profitability and financial condition.

          Rating organizations assign ratings based upon several factors. While most of the factors relate to the rated company, some of the factors relate to the views of the rating organization, general economic conditions, and circumstances outside the rated company's control. In addition, rating organizations may employ different models and formulas to assess financial strength of a rated company, and from time to time rating organizations have, in their discretion, altered the models. Changes to the models, general economic conditions, or circumstances outside the Company's control could impact a rating organizations' judgment of its rating and the subsequent rating it assigns the Company. The Company cannot predict what actions rating organizations may take, or what actions it may be required to take in response to the actions of rating organizations, which could adversely affect the Company.

               The Company's ability to grow depends in large part upon the continued availability of capital

          Lion has recently contributed significant amounts of capital to the Company to support its sales activities. The Company has also used capital primarily to support sales growth and also to strengthen reserves associated with its annuity products. Although the equity markets have had positive performance recently, deterioration in these markets could lead to further capital consumption from guaranteed benefits related to policy liabilities. There is no formal obligation or requirement for Lion to contribute capital to the Company. Therefore, although the Company believes it has sufficient capital to fund its immediate growth and capital needs, the amount of capital required and the amount of capital available can vary from period to period due to a variety of circumstances, some of which are neither predictable nor foreseeable, nor necessarily within its control. A lack of sufficient capital could hinder the Company's ability to grow.

               The Company's investment portfolio is subject to several risks that may diminish the value of its invested assets and adversely affect its sales, profitability and the investment returns credited to certain of its customers

          The Company's investment portfolio is subject to several risks, including, among other things:

          |X| The Company may experience an increase in defaults or delinquency in the investment portfolios, including the commercial mortgage loan portfolio.
          |X| The Company may have greater difficulty selling privately placed fixed maturity securities, commercial mortgage loans, and real estate investments at attractive prices, in a timely manner, or both, because they are less liquid than its publicly traded fixed maturity securities.
          |X| During periods of declining interest rates, borrowers may prepay or redeem prior to maturity (i) mortgages that back certain mortgage backed securities and (ii) bonds with embedded call options that the Company owns which would force it to reinvest the proceeds received at lower interest rates.
          |X| Environmental liability exposure may result from the Company's commercial mortgage loan portfolio and real estate investments.
          |X| The Company may experience losses in its commercial mortgage loan portfolio as a result of economic downturns or losses attributable to natural disasters in certain regions.
          |X| The Company may experience volatility of earnings to the extent that the derivative positions entered into by the Company do not qualify for hedge accounting under GAAP.

          Any of these consequences may diminish the value of the Company's invested assets and adversely affect its sales, profitability, or the investment returns credited to its customers.

               Changes in regulation in the United States may reduce the Company's profitability

          The Company's insurance business is subject to comprehensive regulation and supervision throughout the United States by both state and federal regulators. The primary purpose of state regulation of the insurance business is to protect contractowners, and not necessarily to protect other constituencies such as creditors or investors. State insurance regulators, state attorneys general, the National Association of Insurance Commissioners, the SEC, and the NASD
          continually  reexamine  existing laws and  regulations  and may impose changes in the future. Changes in federal legislation and administrative policies in areas such as employee benefit plan regulation, financial services regulation, and federal taxation could lessen the advantages of certain of the Company's products as compared to competing products, or possibly result in the surrender of some existing contracts and policies or reduced sales of new products and, therefore, could reduce the Company's profitability.

          The insurance industry has recently become the focus of greater regulatory scrutiny due to questionable business practices relating to trading and pricing within the mutual fund and variable annuity industries, allegations related to improper special payments, price-fixing, conflicts of interest and improper accounting practices, and other misconduct alleged by and initiatives of the New York Attorney General, state insurance departments, and in related litigation. As a result, a large number of insurance companies, including certain ING affiliatesand the Company, have been requested to provide information to regulatory authorities. In some cases this regulatory scrutiny has led to new proposed legislation regulating insurance companies, regulatory penalties, and related litigation. At this time, the Company does not believe that any such regulatory scrutiny will materially impact it; however, the Company cannot guarantee that new laws, regulations, or other regulatory action aimed at the business practices under scrutiny would not adversely affect its business. The adoption of new laws or regulations, enforcement action or litigation, whether or not involving the Company, could influence the manner in which it distributes its insurance products, which could adversely impact the Company.

Item 2.   Properties

          The Company's principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania, 19380-1478. The Company's annuity operations and customer service center are located at 909 Locust Street, Des Moines, Iowa 50309. All Company office space is leased or subleased by the Company or its other affiliates. The Company pays substantially all expenses associated with its leased and subleased office properties. Affiliates within ING's U.S. operations provide the Company with various management, finance, investment management, and other administrative services, from facilities located at 5780 Powers Ferry Road, N.W., Atlanta, Georgia 30327-4390. The affiliated companies are reimbursed for the Company's use of these services and facilities under a variety of intercompany agreements.

Item 3.   Legal Proceedings

          The Company is a party to threatened or pending lawsuits/arbitrations arising from the normal conduct of business. Due to the climate in insurance and business litigation/arbitration, suits against the Company sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of such lawsuits/arbitrations, in light of existing insurance, reinsurance and established reserves, it is the opinion of management that the disposition of such lawsuits/arbitrations will not have a materially adverse effect on the Company's operations or financial position.

Item 4.   Submission of Matters to a Vote of Security Holders

          Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

                                     PART II

Item 5.   Market for Registrant's  Common Equity and Related  Stockholder
          Matters
          (Dollar amounts in millions, unless otherwise stated)

          There is no public trading market for the Company's common stock. As of January 1, 2004, all of the Company's outstanding common stock was owned by its parent, Lion, as a result of the affiliate mergers described in Part I, Item 1. All of the outstanding common stock of Lion is owned by ING AIH, whose ultimate parent is ING. As of December 31, 2003, prior to the merger, all of the Company's common stock was owned by Equitable Life, a wholly owned subsidiary of Lion.

          The Company's ability to pay dividends to its parent is subject to the prior approval of the Iowa Division of Insurance for payment of any dividend, which, when combined with other dividends paid within the preceding twelve months, exceeds the greater of (1) ten percent (10%) of the Company's statutory surplus at the prior year end or (2) the Company's prior year statutory net gain from operations. The Company did not pay any dividends on its common stock during 2004 or 2002. During 2003, the Company paid $12.4 in dividends on its common stock to its Parent.

          During 2004, 2003, and 2002, ING USA received capital contributions of $230.0, $88.7, and $456.3, respectively, from Lion. Lion has recently contributed significant amounts of capital to the Company to support its sales activities. The Company has also used capital primarily to support sales growth and also to strengthen reserves associated with its annuity products.

Item 6.   Selected  Financial Data
          (Dollar  amounts in millions  unless  otherwise stated)

                   ING USA ANNUITY AND LIFE INSURANCE COMPANY
                    3-YEAR SUMMARY OF SELECTED FINANCIAL DATA


                                                                       2004         2003*         2002*
                                                                 -----------------------------------------
          OPERATING RESULTS
          Net investment income                                    $ 1,023.9       $ 974.6       $ 989.3
          Fee income                                                   566.7         397.7         295.7
          Premiums                                                      22.8          26.0          36.8
          Net realized capital gains (losses)                           57.6         106.9        (196.5)
          Total revenue                                              1,673.8       1,509.0       1,141.6
          Interest credited and other benefits to
            contractowners                                           1,134.0         925.7         848.0
          Amortization of deferred policy acquisition
            costs and value of business acquired                       186.8         347.9         302.0
          Income (loss) before cumulative effect of
            change in accounting principle                              92.9          57.3        (116.1)
          Cumulative effect of change in accounting
            principle, net of tax                                       (1.0)            -      (1,298.4)
          Net income (loss)                                             91.9          57.3      (1,414.5)

          FINANCIAL POSITION
          Total investments                                       $ 22,882.7    $ 19,844.6    $ 18,413.4
          Assets held in separate accounts                          24,746.7      18,220.1      12,052.4
          Total assets                                              52,417.6      41,097.4      33,460.1
          Future policy benefits and claims reserves                22,961.0      19,400.5      18,404.9
          Liabilities related to separate accounts                  24,746.7      18,220.1      12,052.4
          Notes to affiliates                                          435.0          85.0          85.0
          Total shareholder's equity                                 2,774.5       2,528.0       2,339.5


          * These amounts have been restated due to the merger that occurred on January 1, 2004, which was accounted for in a manner similar to a pooling-of-interests.

Item 7. Management's Narrative Analysis of the Results of Operations and Financial Condition
          (Dollar amounts in millions, unless otherwise stated)

          Overview

          The following narrative analysis of the results of operations presents a review of ING USA Annuity and Life Insurance Company ("ING USA" or "the Company") for each of the three years ended December 31, 2004, 2003, and 2002 and financial condition as of December 31, 2004 versus December 31, 2003. This item should be read in its entirety and in conjunction with the selected financial data, financial statements and related notes and other supplemental data which can be found under
          Part II, Item 6 and Item 8 contained herein.

          Forward-Looking Information/Risk Factors

          In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers regarding certain forward-looking statements contained in this report and in any other statements made by, or on behalf of, the Company, whether or not in future filings with the Securities and Exchange Commission ("SEC"). Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, or other developments. Statements using verbs such as "expect," "anticipate," "believe" or words of similar import generally involve forward-looking statements. Without limiting the foregoing, forward-looking statements include statements which represent the Company's beliefs concerning future levels of sales and redemptions of the Company's products, investment spreads and yields, or the earnings and profitability of the Company's activities.

          Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the Company's control and many of which are subject to change. These uncertainties and contingencies could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable developments. Some may be national in scope, such as general economic conditions, changes in tax law and changes in interest rates. Some may be related to the insurance industry generally, such as pricing competition, regulatory developments, and industry consolidation. Others may relate to the Company specifically, such as litigation, regulatory action, and risks associated with the Company's investment portfolio, such as changes in credit quality, price volatility and liquidity. Investors are also directed to consider other risks and uncertainties discussed in "Risk Factors" in Item 1 contained herein and in other documents filed by the Company with the SEC. Except as may be required by the federal securities laws, the Company disclaims any obligation to update forward-looking information.

          Basis of Presentation

          ING USA Annuity and Life Insurance Company ("ING USA" or the "Company"), a wholly-owned subsidiary of Lion Connecticut Holdings Inc. ("Lion" or "Parent"), is a stock life insurance company organized under the laws of the State of Iowa.

          Lion is an indirect, wholly-owned subsidiary of ING Groep N.V. ("ING"), a global financial services holding company based in The Netherlands, with American Depository Shares on the New York Stock Exchange under the symbol "ING". ING USA is authorized to do business in the District of Columbia and all states except New York. ING USA was domiciled as a life insurance company under the laws of the State of Delaware until December 31, 2003 and has been domiciled as such in Iowa since January 1, 2004.

          On January 1, 2004 (the "Merger Date"), the Company simultaneously redomesticated from Delaware to Iowa, changed its name from Golden American Life Insurance Company to ING USA Annuity and Life Insurance Company, and merged the following affiliates into the Company:
          Equitable Life Insurance Company of Iowa ("Equitable Life"), USG Annuity & Life Company ("USG"), and United Life & Annuity Insurance Company ("ULA") (collectively, the "Merger Companies"). Prior to the merger date, ING USA was a wholly-owned subsidiary of Equitable Life. Equitable Life merged its affiliate, Ameribest Life Insurance Company ("AMB"), a life insurance company domiciled in Georgia, into its operations on January 1, 2003.

          Statement of Financial Accounting Standards ("FAS") No. 141, "Business Combinations", excludes transfers of net assets or exchanges of shares between entities under common control, and notes that certain provisions under Accounting Principles Board ("APB") Opinion No. 16, "Business Combinations", provide a source of guidance for such transactions. In accordance with APB Opinion No. 16, financial information of the combined entity is presented as if the entities had been combined for the full year, and all comparative financial statements are restated and presented as if the entities had previously been combined, in a manner similar to a pooling-of-interests. The Balance Sheets and Statements of Operations give effect to the consolidation transactions as if they had occurred on December 31, 2003 and January 1, 2002, respectively.

          Critical Accounting Policies

          General

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires the use of estimates and assumptions in certain circumstances that affect amounts reported in the accompanying financial statements and related footnotes. These estimates and assumptions are evaluated on an on-going basis based on historical developments, market conditions, industry trends, and other information that is reasonable under the circumstances. There can be no assurance that actual results will conform to estimates and assumptions, and that reported results of operations will not be materially adversely affected by the need to make future accounting adjustments to reflect changes in these estimates and assumptions from time to time.

          The Company has identified the following estimates as critical in that they involve a higher degree of judgment and are subject to a significant degree of variability: reserves, other-than-temporary impairment testing, amortization of deferred policy acquisition costs and value of business acquired, and valuation of derivatives instruments. In developing these estimates, management makes subjective and complex judgments that are inherently uncertain and subject to material changes as facts and circumstances develop. Although variability is inherent in these estimates, management believes the amounts provided are appropriate based upon the facts available upon compilation of the financial statements.

          Reserves

          The Company establishes and carries actuarially determined reserves which are calculated to meet its future obligations. Reserves are calculated using mortality and withdrawal rate assumptions based on relevant Company experience and are periodically reviewed against both industry standards and experience. Changes in or deviations from the assumptions used can significantly affect the Company's reserve levels and related future operations.

          Future policy benefits and claims reserves include reserves for universal life insurance contracts, traditional life insurance contracts, immediate and deferred annuities with life contingent payouts, and guaranteed investment contracts ("GICs").

          Reserves for deferred annuity investment contracts and immediate annuity without life contingent payouts are equal to cumulative deposits less charges and withdrawals, plus credited interest thereon (reserve interest rates vary by product up to 10.0% for 2004, 2003, and 2002).

          Reserves for immediate annuities with life contingent payout benefits are computed on the basis of assumed interest discount rates, mortality, and expenses, including a margin for adverse deviations. Such assumptions generally vary by annuity plan type, year of issue, and policy duration. For 2004, 2003, and 2002, reserve interest rates ranged from 3.0% to 8.0%.

          Certain variable annuity contracts offer guaranteed minimum death benefits ("GMDB"), as well as guaranteed living benefits. The GMDB is provided in the event the customer's account value at death is below the guaranteed value. Guaranteed living benefits offered include guaranteed minimum income benefits, guaranteed minimum withdrawal benefits, and guaranteed minimum accumulation benefits. See Item I, Business, "Products and Services", for a description of the guaranteed living benefits. Although the Company reinsures or hedges a significant portion of the death and living benefit guarantees associated with its in force business, declines in the equity market may increase the Company's net exposure to the death and living benefits under these contracts.

          Reserves for GICs are calculated using the amount deposited with the Company, less withdrawals, plus interest accrued to the ending valuation date. Interest on these contracts is accrued by a predetermined index plus a spread or a fixed rate, established at the issue date of the contract.

          Reserves for universal life products are equal to cumulative deposits less withdrawals and charges plus credited interest thereon. In addition, the Company holds reserves as required for Statement of Position ("SOP") 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Separate Accounts", for certain products with anticipated losses in later policy durations. Reserves for traditional life insurance contracts represent the present value of future benefits to be paid to or on behalf of contractowners and related expenses less the present value of future net premiums.

          Other-Than-Temporary Impairment Testing

          The Company's accounting policy requires that a decline in the value of an investment below its amortized cost basis be assessed to determine if the decline is other-than-temporary. If so, the investment is deemed to be other-than-temporarily impaired, and a charge is recorded in net realized capital losses equal to the difference between fair value and the amortized cost basis of the investment. The fair value of the other-than-temporarily impaired investment becomes its new cost basis.

          In addition, the Company invests in structured securities that meet the criteria of Emerging Issues Task Force ("EITF") Issue No. 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." Under EITF Issue No. 99-20, a determination of the required impairment is based on credit risk and the possibility of significant prepayment risk that restricts the Company's ability to recover the investment. An impairment is recognized if the fair value of the security is less than amortized cost and there has been an adverse change in cash flow since the remeasurement date. When a decline in fair value is determined to be other-than-temporary, the individual security is written down to fair value and the loss is accounted for as a realized loss.

          The evaluation of other-than-temporary impairments included in the Company's general account is a quantitative and qualitative process, which is subject to risks and uncertainties and is intended to determine whether declines in the fair value of investments should be recognized in current period earnings. The risks and uncertainties include the length of time and extent to which the fair value has been less than amortized cost, changes in general economic conditions, the issuer's financial condition or near-term recovery prospects, and the effects of changes in interest rates.

          Amortization of Deferred Policy Acquisition Costs and Value of Business Acquired

          Deferred policy acquisition costs ("DAC") represent policy acquisition costs that have been capitalized and are subject to amortization. Such costs consist principally of certain commissions, underwriting, contract issuance, and agency expenses, related to the production of new and renewal business.

          Value of business acquired ("VOBA") represents the outstanding value of in force business capitalized and amortized in purchase accounting when the Company was acquired. The value is based on the present value of estimated net cash flows embedded in the Company's contracts.

          The amortization methodology used for DAC and VOBA varies by product type. Statement of Financial Accounting Standards ("FAS") No. 60, "Accounting and Reporting by Insurance Enterprises," applies to traditional life insurance products, primarily whole life and term life insurance contracts. Under FAS No. 60, DAC and VOBA are amortized over the premium payment period, in proportion to the premium revenue recognized.

          FAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments" applies to universal life and investment-type products, such as fixed and variable deferred annuities. Under FAS No. 97, DAC and VOBA are amortized, with interest, over the life of the related contracts (usually 25 years) in relation to the present value of estimated future gross profits from investment, mortality, and expense margins; asset-based fees, policy administration, and surrender charges; less policy maintenance fees and non-capitalized commissions, as well as realized gains and losses on investments. DAC related to guaranteed investment contracts, however, are amortized on a straight-line basis over the life of the contract.

          Changes in assumptions can have a significant impact on DAC and VOBA balances and amortization rates. Several assumptions are considered significant in the estimation of future gross profits associated with variable universal life and variable deferred annuity products. One of the most significant assumptions involved in the estimation of future gross profits is the assumed return associated with the variable account performance. To reflect the volatility in the equity markets, this assumption involves a combination of near-term expectations and long-term assumptions regarding market performance. The overall return on the variable account is dependent on multiple factors, including the relative mix of the underlying sub-accounts among bond funds and equity funds, as well as equity sector weightings. Other significant assumptions include surrender and lapse rates, estimated interest spread, and estimated mortality.

          Due to the relative size and sensitivity to minor changes in underlying assumptions of DAC and VOBA balances, the Company performs a quarterly and annual analysis of DAC and VOBA for the annuity and life businesses, respectively. The DAC and VOBA balances are evaluated for recoverability and are reduced to the extent that estimated future gross profits are inadequate to recover the asset.

          At each evaluation date, actual historical gross profits are reflected, and estimated future gross profits and related assumptions are evaluated for continued reasonableness. Any adjustment in estimated profit requires that the amortization rate be revised ("unlocking"), retroactively to the date of the policy or contract issuance. The cumulative unlocking is recognized as a component of current period amortization. In general, increases in investment, mortality, and expense margins, and thus estimated future profits, lower the rate of amortization. However, decreases in investment, mortality, and expense margins, and thus estimated future profits, increase the rate of amortization.

          Analysis of DAC/VOBA-Annuity

          The variance in amortization expense in 2004 versus 2003 was impacted by SOP 03-1. In prior years, amortization of inducements was included in amortization of DAC and VOBA. Beginning in 2004, sales inducement amortization is included as a component of benefit expense in accordance with SOP 03-1. Therefore, the decrease in amortization of DAC and VOBA is partially related to 2004 sales inducement amortization being included in interest credited instead of amortization of DAC and VOBA. Also contributing to the decrease is the improved market performance during 2003, which lowered the amortization rate for 2004. Amortization expense in 2003 was higher than 2002 due in part to the poor equity market performance in 2002, which increased the amortization rate in 2003, as well as to the amortization of acquisition costs related to increased sales of fixed annuities during 2002. 2003 was the first full year of amortization for this block of acquisition costs. Also impacting amortization of DAC and VOBA are unlocking adjustments discussed below.

          The actual separate account market return exhibited by the variable deposits invested in mutual funds associated with the Company's liabilities in 2004 exceeded the long-term assumption, thereby producing deceleration of DAC/VOBA amortization of $6.6, before tax. As a part of the regular analysis of DAC/VOBA, at the end of the first quarter of 2004, the Company modified its assumptions regarding the future rate of spread income on some of its fixed annuity liabilities. The assumption modification was in the direction of lower spread income, and produced an acceleration of DAC/VOBA amortization of $5.0, before tax. Similar regular analysis of DAC/VOBA at the end of the third quarter of 2004 included unlocking of the Company's assumptions regarding contractowner withdrawal behavior. Based on experience studies, assumed rates of full surrender for both fixed and variable annuities and rates of partial withdrawal of account balance for variable annuities were all modified downward, producing a deceleration of DAC/VOBA amortization of $4.2, before tax. The combined effect of the three factors of actual variable return for 2004 exceeding long-term assumptions, modification of future spread income expectations, and modification of expectations regarding future withdrawal behavior was a deceleration of DAC/VOBA amortization totaling $5.8, before tax, or $3.8, net of $2.0 of federal income tax expense.

          The Company reset long-term return assumptions for the separate account to 8.5% from 9.0% (gross before fund management fees and mortality and expense and other policy charges) as of December 31, 2003, reflecting a blended return of equity and other sub-accounts. The largest component of the 2003 unlocking adjustment comprised a deceleration of DAC/VOBA amortization totaling $41.3, before tax. This component was primarily driven by improved market performance. The Company also unlocked assumptions regarding future lapse rates for fixed annuities during the analysis at the end of the third quarter of 2003, resulting in an acceleration of DAC/VOBA amortization of $6.0, before tax. In each of the regular analyses of DAC/VOBA at the end of the third and fourth quarters of 2003, expectations regarding yields on assets backing fixed annuity liabilities were revised downward, resulting in respective accelerations of DAC/VOBA amortization measuring $2.1, before tax and $6.0, before tax. The combined effect of all unlocking in 2003 was a deceleration of DAC/VOBA amortization totaling $27.2, before tax, or $17.7, net of $9.5 of federal income tax expense.

          As part of the regular analysis of DAC/VOBA, at the end of third quarter of 2002, the Company unlocked its long-term rate of return assumptions. The Company reset long-term assumptions for the separate account return to 9.0% (gross before fund management fees, and mortality and expense and other policy charges), as of December 31, 2002, reflecting a blended return of equity and other sub-accounts. The largest component of the 2002 unlocking adjustment comprised an acceleration of DAC/VOBA amortization totaling $91.5, before tax. This component was primarily driven by the sustained downturn in the equity markets and revised expectations for future returns. The Company also unlocked assumptions regarding future lapse and partial withdrawal rates for fixed annuities during the analysis at the end of the third quarter of 2002, resulting in an acceleration of DAC/VOBA amortization measuring $2.0, before tax. During the regular analysis at the end of the fourth quarter of 2002, expectations regarding the assets backing the fixed annuity liabilities were revised to reflect higher anticipated default rates. This fourth quarter adjustment resulted in an acceleration of DAC/VOBA amortization of $8.0, before tax. The combined effect of all unlocking adjustments in 2002 was an acceleration of DAC/VOBA amortization totaling $101.5 before tax, or $66.0, net of $35.5 of federal income tax benefit.

          Analysis DAC/VOBA - Life

          As part of the regular analysis of DAC/VOBA for the life insurance block, at the end of each of the years ended December 31, 2004, 2003, and 2002, the Company unlocked due to assumption changes related primarily to mortality, lapse, expense, and interest amounts. The impact of unlocking on the amortization of DAC/VOBA was a decrease of $1.2 in 2004, an increase of $6.0 in 2003, and an increase of $5.2 in 2002.

          Valuation of Derivative Instruments

          Derivative instruments are reported at fair value and are obtained internally from the derivative accounting system. Embedded derivative instruments are reported at fair value based upon internally established valuations that are consistent with external valuation models or market quotations. Guaranteed minimum withdrawals benefits ("GMWBs") and guaranteed minimum accumulation benefits ("GMABs") represent an embedded derivative liability in the variable annuity contract that are required to be reported separately from the host variable annuity contract. GMWBs and GMABs are carried at fair value based on actuarial assumptions related to projected cash flows, including benefits and related contract charges, over the lives of the contracts, incorporating expectations concerning contractowner behavior. Estimating cash flows involves numerous estimates and subjective judgments including those regarding expected market rates of return, market volatility, correlations of market returns, and discount rates.

          Results of Operations

          Year ended December 31, 2004 compared to year ended December 31, 2003

          Net Income: Net income increased by $34.6 to $91.9 for 2004 from $57.3 for 2003. The increase in income is primarily the result of higher fee income and lower amortization of DAC and VOBA, partially offset by higher benefits to contractowners, operating expenses, and taxes.

          Net Investment Income: Net investment income from general account assets increased by $49.3 to $1,023.9 for 2004 from $974.6 for 2003. The increase in net investment income is partially due to higher fixed assets under management due to higher net cash flows into fixed products. Also contributing to the increase was a rise in income on derivatives, specifically interest rates swaps and call options, which are used to manage interest rate and equity risk. Partially offsetting the increase in income is a rise in investment management fees and decline in yields.

          Fee Income: Fee income increased by $169.0 to $566.7 for 2004 from $397.7 for 2003. The increase is primarily due to a $6.2 billion increase in the average variable annuity assets under management by the Company resulting from continued growth in sales related to the Company's variable annuity product lines and equity market performance in 2003 and 2004. Also contributing to the increase in fee income were sales of products with higher charges for living benefits during 2004.

          Premiums: Premiums, primarily related to traditional life insurance products, decreased by $3.2 to $22.8 for 2004 from $26.0 for 2003. This decrease in premium is primarily related to this line of business being in run-off since 2001.

          Net Realized Capital Gains (Losses): Net realized capital gains decreased by $49.3 to $57.6 for 2004 from $106.9 for 2003. The decrease in gains is primarily due to rising interest rates in 2004 and a decline in other-than-temporary impairments. In an increasing rate environment, the market value of fixed maturities in the portfolios decreases, which in turn, results in lower realized gains upon sale.

          Interest Credited and Other Benefits to Contractowners: Interest credited and other benefits to contractowners increased by $208.3 to $1,134.0 for 2004 from $925.7 for 2003. The increase is primarily related to: (i) an increase in the cost of guaranteed benefits mainly due to an increase in average variable assets under management in 2004; (ii) higher fixed annuity deposits and GICs which resulted in higher interest credited to contractowner accounts; and (iii) the amortization of deferred sales inducements are included in this line item in 2004 in accordance with SOP 03-1. In 2003 and 2002, the amortization of deferred sales inducements is included in the amortization of DAC and VOBA.

          Amortization of DAC and VOBA: Amortization of DAC and VOBA decreased by $161.1 to $186.8 for 2004 from $347.9 for 2003. In prior years, amortization of deferred sales inducements is included in amortization of DAC and VOBA. Beginning in 2004, deferred sales inducement amortization is included as a component of interest credited and other benefits in accordance with SOP 03-1. Therefore, the decrease in amortization of DAC and VOBA is partially related to 2004 deferred sales inducement amortization of $65 being included in interest credited and other benefits instead of amortization of DAC and VOBA. Also contributing to the decrease is the improved market performance during 2003, which lowered the amortization rate for 2004.

          Income Tax Expense (Benefit): Income tax expense increased by $81.5 to $80.7 for 2004 from a benefit of $(0.8) for 2003. The increase is primarily due to the increase in pre-tax income in 2004 and the establishment of a valuation allowance due to clarifying tax guidance. Also contributing to the increase is a decrease in the dividend received deduction.

          Year ended December 31, 2003 compared to year ended December 31, 2002

          Net Income (Loss): Net income (loss) increased by $1,471.8 to $57.3 for 2003 from a loss of $(1,414.5) for 2002. This increase is primarily due to the 2003 cumulative effect of change in accounting principle, an increase in fee income and net realized capital gains, partially offset by an increase in interest credited and other benefits to contractowners, amortization of DAC/VOBA, and a decrease in the income tax benefit.

          Net Investment Income: Net investment income from general account assets decreased by $14.7 to $974.6 for 2003 from $989.3 for 2002. This decrease was primarily due to a rise in losses on derivatives due to a loss on futures trading in 2003 to mitigate exposure to GICs. Partially offsetting this decrease is a rise in investment income driven by increased assets under management, and a reduction in losses related to other derivatives. Other derivative losses decreased primarily due to an increase in gains on derivative products hedging the Company's exposure in its indexed annuities, reflecting the improved market environment in 2003 over 2002.

          Fee Income: Fee income increased by $102.0 to $397.7 for 2003 from $295.7 for 2002. The increase is mainly due to a $3.0 billion increase in average variable annuity assets under management by the Company, resulting from the growth in sales related to the Company's variable annuity product lines, and growth in the percentage of customers choosing products with higher charges for living benefits.

          Premiums: Premiums decreased by $10.8 to $26.0 for 2003 from $36.8 for 2002. This decrease is related to the lapse, surrender, or pay-up of policies in the closed block of participating life business, which was closed to new sales during 2001.

          Net Realized Capital Gains (Losses): Net realized capital gains increased by $303.4 to $106.9 for 2003 from a loss of $(196.5) for 2002. The increase is primarily due to the declining interest rates in 2003. In a declining rate environment, the market value of fixed maturities in the portfolios increases, which in turn, results in higher realized gains upon sale. Also contributing to the increase is a rise in realized gains on derivatives due to changes in the value of open derivative contracts.

          Interest Credited and Other Benefits to Contractowners: Interest credited and other benefits to contractowners increased $77.7 to $925.7 for 2003 from $848.0 for 2002. This increase is primarily due to an increase in interest credited on higher average fixed annuity assets under management due to increased sales of fixed annuity products during 2002 and 2003.

          Amortization of DAC and VOBA: The amortization of DAC and VOBA increased by $45.9 to $347.9 for 2003 from $302.0 for 2002. This increase is due in part to the poor equity market performance in 2002, which increased the amortization rate in 2003, as well as to the amortization of acquisition costs related to increased sales of fixed annuities during 2002. 2003 was the first full year of amortization for this block of acquisition costs.

          Cumulative Effect of Change in Accounting Principle: The 2002 cumulative effect of the change in accounting principle reflects the Company's adoption of Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("FAS") No. 142, "Goodwill and Other Intangible Assets". The adoption of this standard resulted in a goodwill impairment loss of $1,298.4, net of $699.1 of income taxes, related to prior acquisitions. This impairment loss represented the entire carrying amount of goodwill, net of accumulated amortization.

          Income Tax Expense (Benefit): Income tax benefit decreased $59.4 to $(0.8) for 2003 from $(60.2) for 2002. This decrease is primarily driven by the change in pre-tax income and utilization of operations and capital loss carryforwards in 2003. Offsetting those decreases is an increase in the dividend received deduction and a benefit related to refinement of the Company's method of calculating deferred tax inventories.

          Financial Condition

          Investments

          Investment Strategy

          The Company's investment strategy for its general account investments involves diversification by asset class, and seeks to add economic diversification and to reduce the risks of credit, liquidity, and embedded options within certain investment products, such as convexity risk on collateralized mortgage obligations and call options. The investment management function is centralized under ING Investment Management LLC ("IIM"), an affiliate of the Companypursuant to an investment advisory agreement. Separate portfolios are established for each general type of product within the Company.

          The Company invests its general account primarily in fixed maturity investments, including publicly issued bonds (including government bonds), privately placed notes and bonds, mortgage-backed securities, and asset-backed securities. The primary investment strategy is to optimize the risk-adjusted return through superior asset selection predicated on a developed relative value approach, credit research and monitoring, superior management of interest rate risk, and active exploration into new investment product opportunities. Investments are purchased when market returns, adjusted for risk, and expenses, are sufficient to profitably support growth of the liability block of business. In addition, assets and liabilities are analyzed and reported for internal management purposes on an option-adjusted basis. The level of required capital of given transactions is a primary factor in determining relative value among different investment and liability alternatives, within the scope of each product type's objective. An active review of existing holdings identifies specific assets that could be effectively traded in order to enhance the risk-adjusted returns of the portfolio, while minimizing adverse tax and accounting impacts. The Company strives to maintain a portfolio average asset quality rating of A, excluding mortgage loans, but including mortgage-backed securities that are reported with bonds, based on Standard & Poor's ratings classifications.

          For a discussion of the Company's use of derivatives, see "Liquidity and Capital Resources - Derivatives."

          Portfolio Composition

          The following table presents the investment portfolio at December 31, 2004 and 2003.


                                                              2004                           2003
                                                 ----------------------------   ----------------------------
                                                    Fair Value         %           Fair Value         %
                                                 -----------------  ---------   -----------------  ---------
          Fixed maturities, including
            securities pledged                      $ 18,597.8        81.3%       $ 16,097.8          81.1%
          Equity securities                               35.3         0.2%            120.2           0.6%
          Mortgage loans on real estate                3,851.8        16.8%          3,388.7          17.1%
          Real estate                                      1.8         0.0%              4.5           0.0%
          Policy loans                                   169.0         0.7%            177.1           0.9%
          Short-term investments                           6.9         0.0%              0.3           0.0%
          Other investments                              220.1         1.0%             56.0           0.3%
                                                 -----------------  ---------   -----------------  ---------
                                                    $ 22,882.7       100.0%       $ 19,844.6         100.0%
                                                 =================  =========   =================  =========

          Fixed Maturities

          Fixed maturities available-for-sale as of December 31, 2004 were as follows:


                                                                           Gross            Gross
                                                         Amortized       Unrealized       Unrealized          Fair
                                                           Cost            Gains            Losses            Value
                                                     ---------------  --------------   --------------  ---------------
          Fixed maturities:
          U.S. government and government
            agencies and authorities                      $ 464.0           $ 1.8            $ 1.1          $ 464.7
          State, municipalities and political
            subdivisions                                     20.7               -              0.8             19.9
          U.S. corporate securities:
            Public utilities                              1,796.9            78.4              8.9          1,866.4
            Other corporate securities                    6,292.4           243.5             22.7          6,513.2
                                                     ---------------  --------------   --------------  ---------------
          Total U.S. corporate securities                 8,089.3           321.9             31.6          8,379.6
                                                     ---------------  --------------   --------------  ---------------
          Foreign securities:
            Government                                      518.9            24.2              2.2            540.9
            Other                                         2,571.2            97.7             11.5          2,657.4
                                                     ---------------  --------------   --------------  ----------------
          Total foreign securities                        3,090.1           121.9             13.7          3,198.3
                                                     ---------------  --------------   --------------  ----------------

          Residential mortgage-backed securities          3,440.3            43.9             22.4          3,461.8
          Commercial mortgaged-backed securities          1,107.8            34.9              3.0          1,139.7
          Other asset-backed securities                   1,934.2            14.3             14.7          1,933.8
                                                     ---------------  --------------   --------------  ----------------
          Total fixed maturities, including fixed
            maturities pledged                           18,146.4           538.7             87.3         18,597.8
          Less: fixed maturities pledged                  1,100.5             9.8              1.7          1,108.6
                                                     ---------------  --------------   --------------  ----------------
          Fixed maturities                             $ 17,045.9         $ 528.9           $ 85.6       $ 17,489.2
                                                     ===============  ==============   ==============  ================


          Fixed maturities available-for-sale as of December 31, 2003 were as follows:


                                                                           Gross            Gross
                                                         Amortized       Unrealized       Unrealized        Fair
                                                           Cost            Gains            Losses          Value
                                                     ---------------  --------------   --------------  ---------------
          Fixed maturities:
          U.S. government and government
            agencies and authorities                  $    195.5          $   2.0          $   0.1      $    197.4
          State, municipalities and political
            subdivisions                                    31.7                -              2.5            29.2

          U.S. corporate securities:
            Public utilities                             1,341.2             84.3              8.0         1,417.5
            Other corporate securities                   6,246.4            300.9             33.7         6,513.6
                                                     ---------------  --------------   --------------  ----------------
          Total U.S. corporate securities                7,587.6            385.2             41.7         7,931.1
                                                     ---------------  --------------   --------------  ----------------

          Foreign securities:
            Government                                     487.1             21.7              3.9           504.9
            Other                                        1,984.4             96.0             24.1         2,056.3
                                                     ---------------  --------------   --------------  ----------------
          Total foreign securities                       2,471.5            117.7             28.0         2,561.2
                                                     ---------------  --------------   --------------  ----------------

          Residential mortgage-backed securities         3,247.0             66.7             21.8         3,291.9
          Commercial mortgaged-backed securities           774.2             45.8              2.1           817.9
          Other asset-backed securities                  1,273.0             17.2             21.1         1,269.1

          Total fixed maturities, including fixed
            maturities pledged                          15,580.5            634.6            117.3        16,097.8
          Less: fixed maturities pledged                   555.5              6.4              2.8           559.1
                                                     ---------------  --------------   --------------  ----------------
          Total fixed maturities                      $ 15,025.0          $ 628.2          $ 114.5      $ 15,538.7
                                                     ===============  ==============   ==============  ================


          It is management's objective that the portfolio of fixed maturities be of high quality and be well diversified by market sector. The fixed maturities in the Company's portfolio are generally rated by external rating agencies and, if not externally rated, are rated by the Company on a basis believed to be similar to that used by the rating agencies. The average quality rating of the Company's fixed maturities portfolio was A+ at December 31, 2004 and December 31, 2003. Ratings are calculated using a rating hierarchy that considers S&P, Moody's, and internal ratings.

          Total fixed maturities by quality rating category, including fixed maturities pledged to creditors, were as follows at December 31, 2004 and 2003:


                         2004                         2003
                       ---------------------------   ---------------------------
                           Fair          % of           Fair           % of
                          Value          Total          Value         Total
                       ---------------  ----------   --------------  -----------
          AAA              $ 6,542.5       35.2%        $ 5,690.2        35.3%
          AA                   865.3        4.7%            760.8         4.7%
          A                  4,035.7       21.7%          3,427.4        21.3%
          BBB                6,325.2       34.0%          5,369.8        33.4%
          BB                   710.7        3.8%            642.4         4.0%
          B and below          118.4        0.6%            207.2         1.3%
                       ---------------  ----------   --------------  -----------
          Total           $ 18,597.8      100.0%       $ 16,097.8       100.0%
                       ===============  ==========   ==============  ===========

                                       30

          95.6% and 94.7% of the fixed maturities were invested in securities rated BBB and above (Investment Grade) at December 31, 2004 and 2003, respectively.

          Fixed maturities rated BB and below (Below Investment Grade) may have speculative characteristics, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuer to make principal and interest payments than is the case with higher rated fixed maturities.

          Total fixed maturities by market sector, including fixed maturities pledged to creditors, were as follows at December 31, 2004 and 2003:


                                                                  2004                         2003
                                                      ---------------------------   ---------------------------
                                                          Fair          % of           Fair           % of
                                                          Value         Total          Value          Total
                                                      ---------------  ----------   --------------  -----------
          U.S. Corporate                               $   8,399.5       45.2%        $ 7,960.3        49.5%
          Residential mortgage-backed                      3,461.8       18.6%          3,291.9        20.5%
          Commercial/multifamily mortgage-backed           1,139.7        6.1%            817.9         5.0%
          Foreign(1)                                       3,198.3       17.2%          2,561.2        15.9%
          U.S. Treasuries/Agencies                           464.7        2.5%            197.4         1.2%
          Asset-backed                                     1,933.8       10.4%          1,269.1         7.9%
                                                      ---------------  ----------   --------------  -----------
          Total                                        $  18,597.8      100.0%       $ 16,097.8       100.0%
                                                      ===============  ==========   ==============  ===========
          (1)Primarily U.S. dollar denominated


          The amortized cost and fair value of fixed maturities as of December 31, 2004 are shown below by contractual maturity. Actual maturities may differ from contractual maturities because securities may be restructured, called, or prepaid.


                                                  Amortized          Fair
                                                     Cost            Value
                                               ---------------  ---------------
          Due to mature:
           One year or less                     $    336.8       $    341.5
           After one year through five years       4,066.3          4,151.2
           After five years through ten years      4,209.5          4,403.0
           After ten years                         3,051.6          3,166.9
           Mortgage-backed securities              4,548.0          4,601.4
           Other asset-backed securities           1,934.2          1,933.8
          Less: fixed maturities pledged           1,100.5          1,108.6
                                               ---------------  ----------------
          Fixed maturities, excluding
            fixed maturities pledged            $ 17,045.9       $ 17,489.2
                                               ===============  ================

          The Company did not have any investments in a single issuer, other than obligations of the U.S. government, with a carrying value in excess of 10% of the Company's shareholder's equity at December 31, 2004.

          At December 31, 2004 and 2003, fixed maturities with fair values of $11.9 and $20.1, respectively, were on deposit as required by regulatory authorities.

          The Company is a member of the Federal Home Loan Bank of Des Moines ("FHLB") and is required to maintain a collateral deposit that backs funding agreements issued to the FHLB. At December 31, 2004 and 2003, respectively, the Company had $376.3 and $125.3 in non-putable funding agreements issued to FHLB. At December 31, 2004 and 2003, respectively, assets with a carrying value of approximately $422.0 and $148.2 collateralized the funding agreements issued to the FHLB. Collateralized assets are included in fixed maturities in the Balance Sheets.

          Mortgage Loans

          Mortgage loans, primarily commercial mortgage loans, totaled $3,851.8 at December 31, 2004 and $3,388.7 at December 31, 2003. These loans are reported at amortized cost less impairment writedowns. If the value of any mortgage loan is determined to be impaired (i.e., when it is probable that the Company will be unable to collect on all amounts due according to the contractual terms of the loan agreement), the carrying value of the mortgage loan is reduced to either the present value of expected cash flows, cash flows from the loan (discounted at the loan's effective interest rate), or fair value of the collateral. If the loan is in foreclosure, the carrying value is reduced to the fair value of the underlying collateral, net of estimated costs to obtain and sell. The carrying value of the impaired loans is reduced by establishing a permanent write down charged to realized loss. At December 31, 2004 and 2003, the Company had no allowance for mortgage loan credit losses.

          Unrealized Losses

          Fixed maturities, including securities pledged to creditors, comprise 81.3% and 81.1% of the Company's total investment portfolio at December 31, 2004 and 2003, respectively. Unrealized losses related to fixed maturities are analyzed in detail in the following tables.

          Fixed maturities, including securities pledged to creditors, in unrealized loss positions for Investment Grade ("IG") and Below Investment Grade ("BIG") securities by duration were as follows at December 31, 2004 and 2003:


                                                              2004                                      2003
                                             ----------------------------------------  ----------------------------------------
                                                       % of IG              % of IG              % of IG              % of IG
                                                IG      and BIG      BIG     and BIG       IG     and BIG     BIG      and BIG
                                             --------- ---------  --------- ---------  --------- --------- ---------  ---------
          Less than six months below
            amortized cost                    $ 26.6     30.5%      $ 0.6      0.7%     $ 24.9     21.2%     $ 1.3       1.1%
          More than six months
            and less than twelve months
            below amortized cost                28.0     32.0%        1.9      2.2%       64.1     54.7%       5.3       4.5%
          More than twelve months
            below amortized cost                26.1     29.9%        4.1      4.7%       10.1      8.6%      11.6       9.9%
                                             --------- ---------  --------- ---------  --------- --------- ---------  ---------
          Total unrealized loss               $ 80.7     92.4%      $ 6.6      7.6%     $ 99.1     84.5%    $ 18.2      15.5%
                                             ========= =========  ========= =========  ========= ========= =========  =========


          Of the unrealized losses less than 6 months in duration of $27.2, there were $12.3 in unrealized losses that are primarily related to interest rate movement or spread widening for other than credit-related reasons. The remaining unrealized losses of $14.9 as of December 31, 2004, relates to securities under the guidance prescribed by EITF Issue No. 99-20. This category includes U.S. government-backed securities, principal protected securities, and structured securities, which did not have an adverse change in cash flows for which the carrying amount was $1,560.4.

          Of the unrealized losses more than 6 months and less than 12 months in duration of $29.9, there were $16.9 in unrealized losses that are primarily related to interest rate movement or spread widening for other than credit-related reasons. The remaining unrealized losses of $13.0 as of December 31, 2004, relates to securities under the guidance prescribed in EITF Issue No. 99-20. This category includes U.S. government-backed securities, principal protected securities, and structured securities, which did not have an adverse change in cash flows for which the carrying amount was $768.8.

          Of the unrealized losses more than 12 months in duration of $30.2, there were $18.0, in unrealized losses that are primarily related to interest rate movement or spread widening for other than credit-related reasons. The remaining unrealized losses of $12.2 as of December 31, 2004, relates to securities under the guidance prescribed by EITF Issue No. 99-20. This category includes U.S. government-backed securities, principal protected securities, and structured securities, which did not have an adverse change in cash flows for which the carrying amount was $222.8.

          Fixed maturities, including securities pledged to creditors, in unrealized loss positions by market sector and duration were as follows at December 31, 2004:


                                                                            Commercial/
                                                            Residential    Multi-family               U.S.
                                                   U.S.      Mortgage-       Mortgage-             Treasuries/   Asset-
                                                Corporate     Backed          Backed      Foreign   Agencies     Backed     Total
                                              ------------  ------------  -------------  --------- ----------  --------- -----------
          Less than six months below
            amortized cost                      $  8.7        $ 11.4         $ 1.3         $ 2.6     $ 1.0       $ 2.2     $ 27.2
          More than six month and less than
            twelve months below
            amortized cost                        15.4           6.8           1.4           1.5         -         4.8       29.9
          More than twelve months
            below amortized cost                   8.3           4.1           0.3           9.6       0.1         7.8       30.2
                                              ------------  ------------  -------------  --------- ----------  --------- -----------
          Total unrealized loss                 $ 32.4        $ 22.3         $ 3.0        $ 13.7     $ 1.1      $ 14.8     $ 87.3
                                              ============  ============  =============  ========= ==========  ========= ===========


          Other-Than-Temporary Impairments

          The Company analyzes the general account investments to determine whether there has been an other-than-temporary decline in fair value below amortized cost basis. Management considers the length of the time and the extent to which the market value has been less than cost; the financial condition and near term prospects of the issuer; future economic conditions and market forecasts; and the Company's intent and ability to retain the investment for a period of time sufficient to allow for recovery in market value. If it is probable that all amounts due according to the contractual terms of an investment will not be collected, an other-than-temporary impairment is considered to have occurred.

          In addition, the Company invests in structured securities that meet the criteria of EITF Issue No. 99-20 as described in "Critical Accounting Policies - Other-Than-Temporary Impairment Testing". Under EITF Issue No. 99-20, a determination of the required impairment is based on credit risk and the possibility of significant prepayment risk that restricts the Company's ability to recover the investment. An impairment is recognized if the fair value of the security is less than amortized cost and there has been an adverse change in cash flow since the last remeasurement date.

          When a decline in fair value is determined to be other-than-temporary, the individual security is written down to fair value and the loss is accounted for as a realized loss.

          The following table identifies the Company's other-than-temporary impairments by type as of December 31:


                                                            2004                         2003                        2002
                                               ---------------------------- ---------------------------- ---------------------------
                                                                  No. of                       No. of                      No. of
                                                  Impairment    Securities     Impairment    Securities    Impairment    Securities
                                               --------------- ------------ --------------- ------------ -------------- ------------
          U.S. Corporate                         $     -            -          $   23.7           16       $    0.1            1
          Residential mortgage-backed                9.1           88              81.3          173           81.3          125
          Foreign                                    8.5            4              11.5            2            8.5            3
          Asset-backed                              11.5            6               5.8            7           31.1           14
          Equity                                       -            -                 -            -              -            1
          Limited partnerships                       2.2            1                 -            -              -            -
                                               --------------- ------------ --------------- ------------ -------------- ------------
          Total                                  $  31.3           99          $  122.3          198       $  121.0          144
                                               =============== ============ =============== ============ ============== ============


          Net Realized Capital Gains and Losses

          Net realized capital gains (losses) are comprised of the difference between the carrying value of investments and proceeds from sale, maturity, and redemption, as well as losses incurred due to the impairment of investments. Net realized capital gains (losses) on investments were as follows:

                                                                                Year ended December 31,
                                                                       2004               2003                2002
                                                                -----------------  ------------------  -----------------
          Fixed maturities                                           $ 44.0             $ 108.7           $ (105.9)
          Equity securities                                             6.4                 0.2                0.1
          Derivatives                                                   9.3                 1.7              (92.0)
          Real estate                                                     -                (3.4)               1.7
          Other                                                        (2.1)               (0.3)              (0.4)
                                                                -----------------  ------------------  -----------------
          Pretax net realized capital gains (losses)                 $ 57.6             $ 106.9           $ (196.5)
                                                                =================  ==================  =================
          After-tax net realized capital gains (losses)              $ 37.4             $  69.5           $ (127.7)
                                                                =================  ==================  =================


          Liquidity and Capital Resources

          Liquidity is the ability of the Company to generate sufficient cash flows to meet the cash requirements of operating, investing, and financing activities.

          Sources and Uses of Liquidity

          The Company's principal sources of liquidity are annuity premiums and product charges, GIC deposits, investment income, proceeds from the maturing and sale of investments, proceeds from debt issuance, and capital contributions. Primary uses of these funds are payments of commissions and operating expenses, interest and premium credits, payments under guaranteed death and living benefits, investment purchases, repayment of debt, as well as contract maturities, withdrawals and surrenders.

          The Company's liquidity position is managed by maintaining adequate levels of liquid assets, such as cash or cash equivalents and short-term investments. For a description of the Company's asset/liability management, see Item 7A, "Quantitative and Qualitative Disclosures About Market Risk."

          Additional sources of liquidity include borrowing facilities to meet short-term cash requirements. The Company maintains a reciprocal loan agreement with ING America Insurance Holding Company, Inc. ("ING AIH") whereby either party can borrow from the other up to 3% of the Company's total admitted assets, a $100 revolving note facility with Bank of New York, and a $125 revolving note facility with SunTrust Bank, which expires on July 30, 2005. The Company has no outstanding balance under any of these facilities as of December 31, 2004 and 2003. Management believes that these sources of liquidity are adequate to meet the Company's short-term cash obligations.

          The Company is a member of the FHLB and is required to maintain a collateral deposit that backs funding agreements issued to the FHLB. At December 31, 2004 and 2003, respectively, the Company had $376.3 and $125.3 in non-putable funding agreements issued to FHLB. At December 31, 2004 and 2003, respectively, assets with a carrying value of approximately $422.0 and $148.2 collateralized the funding agreements issued to the FHLB. Assets pledged to the FHLB are included in fixed maturities in the Balance Sheets.

          Capital Contributions

          During 2004, 2003 and 2002, ING USA received capital contributions of $230.0, $88.7, and $456.3, respectively. Lion has recently contributed significant amounts of capital to the Company to support its sales activities. The Company has also used capital primarily to support sales growth and also to strengthen reserves associated with its annuity products.

          Separate Accounts

          Separate Account assets and liabilities generally represent funds maintained to meet specific investment objectives of contractowners who bear the investment risk, subject, in limited cases, to certain minimum guarantees. Investment income and investment gains and losses generally accrue directly to such contractowners. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company. Separate Account assets supporting variable options under variable annuity contracts are invested, as designated by the contractowner or participant (who bears the investment risk subject, in limited cases, to minimum guaranteed rates) under a contract, in shares of mutual funds which are managed by the Company or its affiliates, or in other selected mutual funds not managed by the Company or its affiliates. Variable annuity premiums are allocated to various subaccounts established within the separate account. Each subaccount represents a different investment option into which the contract owner may allocate premiums. The account value of a variable annuity contract is equal to the aggregate value of the subaccounts selected by the contract owner (including the value allocated to any fixed account) less fees and expenses. The Company offers investment options for its variable annuities covering a wide range of investment styles, including large, mid and small cap equity funds, as well as fixed income alternatives. Therefore, unlike fixed annuities, under variable annuities contractowners bear the risk of investment gains and losses associated with the selected investment allocation. The Company, however, offers certain guaranteed death and living benefits (described below) under which it bears specific risks associated with these products. Many of the variable annuities issued by ING USA are combination variable and fixed deferred annuity contracts under which some or all of the premiums may be allocated by the contractowner to a fixed account available under the contract. The Company's major source of income from variable annuities is the base contract mortality fee and expense fees and guaranteed living and death benefit rider fees charged to the customer, less the cost of administering the product as well as the cost of providing for the guaranteed living and death benefits.

          Minimum Guarantees

          The Company sells variable annuity contracts that offer one or more of the following guaranteed death benefits and living benefits:

          Guaranteed Minimum Death Benefits ("GMDB"): The Company has offered the following guaranteed death benefits:

          - Standard - This guarantees that upon the death of the annuitant the death benefit will be no less than the premiums paid by the contractowner net of any contract withdrawals.
          - Ratchet - This guarantees that upon the death of the annuitant the death benefit will be no less than the greater of (1) Standard or (2) the maximum anniversary (or quarterly) value of the variable annuity.
          - Rollup (7% or 5.5% Solution) - This guarantees that upon the death of the annuitant the death benefit will be no less than the aggregate premiums paid by the contractowner accruing interest at 7% or 5.5% per annum, subject to a maximum cap on the account value. (The Company has discontinued this option for new sales.)
          - Combo (Max 7) - This guarantees that upon the death of the annuitant the death benefit will be no less than the greater of
               (1) Ratchet or (2) Rollup.

          At December 31, 2004, the guaranteed value of these death benefits in excess of account values was estimated to be $2.5 billion before reinsurance, which was a $0.4 billion decrease from the estimated $2.9 billion at December 31, 2003. The decrease was primarily driven by the improved equity markets in 2004. For contracts issued prior to January 1, 2000, most contracts with enhanced death benefit guarantees were reinsured to third party reinsurers to mitigate the risk produced by such guaranteed death benefits. For contracts issued after December 31, 1999, the Company has instituted an equity hedging program in lieu of reinsurance, to mitigate the risk produced by the guaranteed death benefits. The equity hedging program is based on the Company entering into derivative positions to offset exposures to guaranteed minimum death benefits due to adverse changes in the equity markets. At December 31, 2004, the guaranteed value of minimum guaranteed death benefits in excess of account values, net of reinsurance, was estimated to be $1.4 billion, of which $748.7 is projected to be covered by the Company's equity hedging program. These amounts are consistent with December 31, 2003. As of December 31, 2004, the Company has recorded a liability of $66.9, net of reinsurance, representing the estimated net present value of the Company's future obligation for guaranteed minimum death benefits in excess of account values. The liability increased $0.5 from $66.5 at December 31, 2003, mainly due to the increase in fees used to fund the reserve exceeding the decrease in the reserve, due to the improved equity markets during 2004. The liability is recorded in accordance with the provisions of SOP 03-1.

          Guaranteed   Living   Benefits:   The  Company  offers  the  following
          guaranteed living benefits:

          - Guaranteed Minimum Income Benefit ("GMIB") - This guarantees a minimum income payout, exercisable each contract anniversary on or after the 10th rider anniversary. This type of living benefit is the predominant selection in the Company's sales of variable annuities.
          - Guaranteed Minimum Withdrawal Benefit - This guarantees that annual withdrawals of up to 7% of eligible premiums may be made until eligible premiums previously paid by the contractowner are returned, regardless of account value performance. The new 2004 GMWB rider (ING Principal Guard) provides reset and step-up features, which provide, in certain instances, for increases in the amount available for withdrawal.
          - Guaranteed Minimum Accumulation Benefit - Guarantees that the account value will be at least 100% of the premiums paid by the contractowner after 10 years (GMAB10) or 200% after 20 years (GMAB20).

          At December 31, 2004, the guaranteed value of these living benefits in excess of account values was estimated to be $269.7, which is a decrease of $38.5 from an estimated $308.2 at December 31, 2003. The decrease was primarily driven by the improved equity markets during 2004. All living benefits are covered by the Company's equity hedging program. As of December 31, 2004, the Company has recorded a liability of $40.3 representing the estimated net present value of its future obligation for living benefits in excess of account values. The liability increased $26.4 from $13.9 at December 31, 2003, mainly due to the increase in fees used to fund the reserve exceeding the decrease in the reserve, due to the improved equity market in 2004. For GMIBs, the liability is recorded in accordance with the provisions of SOP 03-1. For GMABs and GMWBs, the liability is held at fair value in accordance with FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities".

          Variable annuity contracts containing guaranteed death and living benefits expose the Company to equity risk. An increase in the value of the equity markets will increase account values for these contracts, thereby decreasing the Company's risk associated with the GMDBs, GMIBs, GMWBs, and GMABs. A decrease in the equity markets, that causes a decrease in the account values, will increase the possibility that the Company may be required to pay amounts to customers due to guaranteed death or living benefits.

          Derivatives

          The Company's use of derivatives is limited mainly to hedging purposes to reduce the Company's exposure to cash flow variability of assets and liabilities, interest rate risk, and market risk. These derivatives are not accounted for using hedge accounting treatment under FAS No. 133, as the Company does not seek hedge accounting treatment. The Company enters into interest rate and currency contracts, including swaps, caps, floors, options, and futures, to reduce and manage risks associated with changes in value, yield, price, cash flow, or exchange rates of assets or liabilities held or intended to be held. The Company also purchases options on equity indexes to reduce and manage risks associated with its equity-index annuity products. Changes in the fair value of open derivative contracts are recorded in net realized capital gains and losses. Derivatives are included in other investments on the Balance Sheets.

          The Company also had investments in certain fixed maturity instruments and retail annuity products that contain embedded derivatives, including those whose market value is at least partially determined by, among other things, levels of or changes in domestic and/or foreign interest rates (short- or long-term), exchange rates, prepayment rates, equity markets or, credit ratings/spreads. Changes in the fair value of embedded derivatives are recorded in net realized capital gains (losses) in the Statements of Operations. Embedded derivatives within securities are included in fixed maturities on the Balance Sheets. Embedded derivatives within retail annuity products are included in future policy benefits and claims reserves on the Balance Sheets.

          Off-Balance Sheet Arrangements and Aggregate Contractual Obligations

          Through the normal course of investment operations, the Company commits to either purchase or sell securities, commercial mortgage loans, or money market instruments at a specified future date and at a specified price or yield. The inability of counterparties to honor these commitments may result in either a higher or lower replacement cost. Also, there is likely to be a change in the value of the securities underlying the commitments. At December 31, 2004 and 2003, the Company had off-balance sheet commitments to purchase investments equal to their fair value of $175.3 and $154.0, respectively.

          As  of  December  31,  2004,  the  Company  had  certain   contractual
          obligations due over a period of time as summarized in the following table:


                                                                         Payments due by Period
                                                 ----------------------------------------------------------------------
                                                                 Less than                                   More than
          Contractual Obligations                    Total        1 Year        1-3 Years      3-5 Years      5 Years
          -------------------------------------  ------------  ------------  --------------  ------------  ------------
          Long-Term Debt                           $ 1,266.4      $   28.2      $     56.3     $    56.4     $ 1,125.5
          Operating Lease Obligations                   77.6           7.8            15.4          15.0          39.4
          Purchase Obligations                         175.3         175.3               -             -             -
          Reserves for Insurance Obligations        55,581.9       6,332.4        10,978.8      10,201.3      28,069.4
                                                 ------------  ------------  --------------  ------------  ------------
          Total                                    $57,101.2      $6,543.7      $ 11,050.5     $10,272.7     $29,234.3
                                                 ============  ============  ==============  ============  ============


          The Company's long-term debt, including interest, consists of the following:

          |X| A surplus note in the principal amount of $35.0 and the related interest payable, to its affiliate, Security Life of Denver Insurance Company. As of December 31, 2004, the outstanding principal, interest rate, and maturity date of the surplus note are $35.0, 7.98%, and December 7, 2029, respectively.

          |X| Surplus notes in the aggregate principal amount of $400.0 and the related interest payable to its affiliates, ING Life Insurance and Annuity Company ("ILIAC"), ReliaStar Life, and Security Life of Denver International Limited ("SLDI"). As of December 31, 2004, the aggregate amount of outstanding principal, interest rate, and maturity date of these surplus notes are $400.0, 6.26%, and December 29, 2034, respectively.

          Operating lease obligations relate to the rental of office space under various non-cancelable operating lease agreements that expire through May 2017.

          Purchase obligations consist primarily of commitments to purchase investments during 2005.

          Reserves for insurance obligations consist of actuarially determined amounts required for the Company to meet its future obligations under its variable annuity, fixed annuity, GIC, and other insurance products.

          Reinsurance Recoverable

          The reinsurance recoverable increased by $736.2 to $1,388.1 for the year ended December 31, 2004, from $651.9 for the year ended December 31, 2003. The increase is primarily due to increased reinsurance of GICs to an affiliate company, Security Life of Denver Insurance Company, of approximately $762.2.

          Repurchase Agreements

          The Company engages in dollar repurchase agreements ("dollar rolls") and repurchase agreements to increase its return on investments and improve liquidity. These transactions involve a sale of securities and an agreement to repurchase substantially the same securities as those sold. Company policies require a minimum of 95% of the fair value of securities pledged under dollar rolls and repurchase agreement transactions to be maintained as collateral. Cash collateral received is invested in fixed maturities and the offsetting collateral liability is included in borrowed money on the Balance Sheets. At December 31, 2004 and 2003, the carrying value of the securities pledged in dollar rolls and repurchase agreement transactions was $715.9 and $536.8, respectively. The carrying value of the securities pledged in dollar rolls and repurchase agreement transactions is included in pledged securities on the Balance Sheets. The repurchase obligation related to dollar rolls and repurchase agreements totaled $713.4 and $534.2 at December 31, 2004 and 2003, respectively. The repurchase obligation related to dollar rolls and repurchase agreements is included in borrowed money on the Balance Sheets.

          The primary risk associated with short-term collateralized borrowings is that the counterparty will be unable to perform under the terms of the contract. The Company's exposure is limited to the excess of the net replacement cost of the securities over the value of the short-term investments, an amount that was not material at December 31, 2004. The Company believes the counterparties to the dollar roll and reverse repurchase agreements are financially responsible and that the counterparty risk is immaterial.

          Securities Lending

          The Company engages in securities lending whereby certain securities from its portfolio are loaned to other institutions for short periods of time. Initial collateral, primarily cash, is required at a rate of 102% of the market value of the loaned domestic securities. The collateral is deposited by the borrower with a lending agent and retained and invested by the lending agent according to the Company's guidelines to generate additional income. The market value of the loaned securities is monitored on a daily basis with additional collateral obtained or refunded as the market value of the loaned securities fluctuates.

          Risk-Based Capital

          The National Association of Insurance Commissioners ("NAIC") risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to monitor the capitalization of insurance companies based upon the type and mixture of risks inherent in a Company's operations. The formula includes components for asset risk, liability risk, interest rate exposure, and other factors. The Company has complied with the NAIC's risk-based capital reporting requirements. Amounts reported indicate that, as of December 31, 2004, the Company has total adjusted capital above all required capital levels.

          Recently Adopted Accounting Standards

          (See the Significant Accounting Policies Footnote to the Financial Statements for further information.)

          Accounting  and  Reporting  by  Insurance   Enterprises   for  Certain
          Nontraditional Long-Duration Contracts and for Separate Accounts

          The Company adopted Statement of Position ("SOP") 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," on January 1, 2004. SOP 03-1 establishes several new accounting and disclosure requirements for certain nontraditional long-duration contracts and for separate accounts including, among other things, a requirement that assets and liabilities of separate account arrangements that do not meet certain criteria be accounted for as general account assets and liabilities, and that the revenue and expenses related to such arrangements be consolidated with the respective line items in the Statements of Operations. In addition, the SOP requires additional liabilities be established for certain guaranteed death benefits and for products with certain patterns of cost of insurance charges. In addition, sales inducements provided to contractowners must be recognized on the balance sheet separately from deferred policy acquisition costs and amortized as a component of benefits expense using methodologies and assumptions consistent with those used for amortization of deferred policy acquisition costs.

          The Company evaluated all requirements of SOP 03-1 and determined that it is affected by the SOP's requirements to establish additional liabilities for certain guaranteed benefits and products with patterns of cost of insurance charges resulting in losses in later policy durations from the insurance benefit function and to defer, amortize, and recognize separately, sales inducements to contractowners. Upon adoption of SOP 03-1 on January 1, 2004, the Company recognized a cumulative effect of a change in accounting principle of $(3.6), before tax or $(2.3), net of $1.3 of income taxes. Requirements for certain separate account arrangements that do not meet the established criteria for separate asset and liability recognition are applicable to the Company, however, the Company's policies on separate account assets and liabilities have historically been, and continue to be, in conformity with the requirements newly established.

          In the fourth quarter of 2004, the cumulative effect of a change in accounting principle was revised due to the Company's implementation of Technical Practice Aid 6300.05-6300.08 "Q&As Related to the Implementation of SOP 03-1, `Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts"' (the "TPA").

          The TPA, which was approved in September 2004, provides additional guidance regarding certain implicit assessments that may be used in the testing of the base mortality function on contracts, which is performed to determine whether additional liabilities are required in conjunction with SOP 03-1. In addition, the TPA provides additional guidance surrounding the allowed level of aggregation of additional liabilities determined under SOP 03-1. While the TPA was implemented during the fourth quarter of 2004, the TPA is retroactive to the original implementation date of SOP 03-1, January 1, 2004 and is reported as an adjustment to SOP 03-1's cumulative effect of a change in accounting principle. The adoption of the TPA reduced the Company's cumulative effect of a change in accounting principle by $2.0, before tax and decreased quarterly 2004 net income approximately $0.6 in each quarter, for a total decrease of $2.3.

          The implementation of SOP 03-1 also raised questions regarding the interpretation of the requirements of FAS No. 97 "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments," concerning when it is appropriate to record an unearned revenue liability related to the insurance benefit function. To clarify its position, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position No. FAS 97-1 ("FSP FAS 97-1"), "Situations in Which Paragraphs 17(b) and 20 of FASB Statement No. 97, `Accounting and Reporting by Insurance Enterprises for Certain Long-Duration
          Contracts and for Realized Gains and Losses from the Sale of Investments,' Permit or Require Accrual of an Unearned Revenue Liability," effective for fiscal periods beginning subsequent to the date the guidance was issued, June 18, 2004. The Company adopted FSP FAS 97-1 on July 1, 2004. The adoption of FSP FAS 97-1 did not have an impact on the Company's financial position, results of operations or cash flows.

          New Accounting Pronouncements

          In December 2004, the FASB issued FAS No. 123 (revised 2004), "Shared-Based Payment" ("FAS 123R"), which requires all share-based payments to employees be recognized in the financial statements based upon the fair value. FAS 123R is effective at the beginning of the first interim or annual period beginning after June 15, 2005. Earlier adoption is encouraged. FAS 123R provides two transition methods, modified-prospective and modified-retrospective.

          The modified-prospective method recognizes the grant-date fair value of compensation for new awards granted after the effective date and unvested awards beginning in the fiscal period in which the recognition provision are first applied. Prior periods are not restated. The modified-retrospective method permits entities to restate prior periods by recognizing the compensation cost based on amounts previously reported in the pro forma footnote disclosure as required under FAS No. 123, "Accounting for Stock-Based Compensation".

          The Company intends to early adopt the provisions of FAS 123R on January 1, 2005, using the modified-prospective method. Due to the Company's few number of employees, the adoption of FAS 123R is not expected to have a material impact on the Company's financial position, results of operations, or cash flows. Prior to January 2005, the Company applied the intrinsic value-based provisions set forth in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Under the intrinsic value method, compensation expense is determined on the measurement date, which is the first date on which both the number of shares the employee is entitled to receive and the exercise price are known. Compensation expense, if any, is measured based on the award's intrinsic value, which is the excess of the market price of the stock over the exercise price on the measurement date.

          Legislative Initiatives

          Certain elements of the Jobs and Growth Tax Relief Reconciliation Act of 2003, in particular the reduction in tax rates on long-term capital gains and corporate dividends could impact the relative competitiveness of the Company's products, especially variable annuities. While sales of the products do not appear to have been reduced to date, the long-term effect of the Jobs and Growth Act of 2003 on the Company's financial condition or results of operations cannot be reasonably estimated at this time.

          The American Jobs Creation Act of 2004 allows tax-free distributions to be made from the Company's Policyholders' Surplus Account in 2005 and 2006. Under prior law, the Company was allowed to defer from taxation a portion of statutory income under certain circumstances. The deferred income was accumulated in the Policyholders' Surplus Account and is taxable only under conditions that management considers to be remote. Therefore, no federal income taxes have been provided on the accumulated balance of $14.4 as of December 31, 2004. Based on currently available information, the Company anticipates that the new law will permanently eliminate any potential tax on the accumulated balance of $14.4.

          Other legislative proposals under consideration include repealing the estate tax, reducing the taxation on annuity benefits, changing the taxation of products, and changing life insurance company taxation. Some of these proposals, if enacted, could have a material effect on life insurance, annuity, and other retirement savings product sales. The impact on the Company's products cannot be predicted. Legislation to restructure the Social Security System and expand private pension plan incentives also may be considered. Prospects for enactment and the ultimate effect of these proposals are uncertain.

          Other Regulatory Matters

          Regulatory Matters

          As with many financial services companies, the Company and its affiliates have received informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the financial services industry. In each case, the Company and its affiliates have been and are providing full cooperation.

          Fund Regulatory Issues

          Since 2002, there has been increased governmental and regulatory activity relating to mutual funds and variable insurance products. This activity has primarily focused on inappropriate trading of fund shares, revenue sharing and directed brokerage, compensation, sales practices and suitability, arrangements with service providers, pricing, compliance and controls, and adequacy of disclosure.

          In addition to responding to governmental and regulatory requests on fund regulatory issues, ING management, on its own initiative, conducted, through special counsel and a national accounting firm, an extensive internal review of mutual fund trading in ING insurance, retirement, and mutual fund products. The goal of this review was to identify any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel.

          The internal review identified several isolated arrangements allowing third parties to engage in frequent trading of mutual funds within the variable insurance and mutual fund products of ING, and identified other circumstances where frequent trading occurred despite measures taken by ING intended to combat market timing. Each of the arrangements has been terminated and disclosed to regulators, to the independent trustees of ING Funds (U.S.) and in Company reports previously filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended.

          An affiliate of the Company, ING Funds Distributors, LLC ("IFD") has received notice from the staff of the National Association of Securities Dealers ("NASD") that the staff has made a preliminary determination to recommend that disciplinary action be brought against IFD and one of its registered persons for violations of the NASD Conduct Rules and federal securities laws in connection with frequent trading arrangements.

          Other regulators, including the SEC and the New York Attorney General, are also likely to take some action with respect to the Company or certain affiliates before concluding their investigation of ING relating to fund trading. The potential outcome of such action is difficult to predict but could subject the Company or certain affiliates to adverse consequences, including, but not limited to, settlement payments, penalties, and other financial liability. It is not currently anticipated, however, that the actual outcome of such action will have a material adverse effect on ING or ING's U.S.-based operations, including the Company.

          ING has agreed to indemnify and hold harmless the ING Funds from all damages resulting from wrongful conduct by ING or its employees or from ING's internal investigation, any investigations conducted by any governmental or self-regulatory agencies, litigation or other formal proceedings, including any proceedings by the Securities and Exchange Commission ("SEC"). Management reported to the ING Funds Board that ING management believes that the total amount of any indemnification obligations will not be material to ING or ING's U.S.-based operations, including the Company.

          Other Regulatory Matters

          The New York Attorney General and other regulators are also conducting broad inquiries and investigations involving the insurance industry. These initiatives currently focus on, among other things, compensation and other sales incentives, potential conflicts of interest, potential anti-competitive activity, marketing practices, certain financial reinsurance arrangements, and disclosure. It is likely that the scope of these investigations will further broaden before the investigations are concluded. U.S. affiliates of ING have received formal and informal requests in connection with such investigations, and are cooperating fully with each request for information.

          These initiatives may result in new legislation and regulation that could significantly affect the financial services industry, including businesses in which the Company is engaged.

          In light of these and other developments, U.S. affiliates of ING, including the Company, periodically review whether modifications to our business practices are appropriate.

          For further discussion of the Company's regulatory matters, see "Risk Factors" in Part I, Item 1 "Business".

Item 7A. Quantitative and Qualitative Disclosures About Market Risk (Dollar amounts in millions, unless otherwise stated)

          Asset/liability management is integrated into many aspects of the Company's operations, including investment decisions, product development, and determination of crediting rates. As part of the risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows. Key variables in the modeling process include interest rates, anticipated contractowner behavior, and variable separate account performance. Contractowners bear the investment risk related to variable annuity products, subject to the minimum guaranteed death and living benefits included in these contracts.

          The fixed account liabilities are supported by a general account portfolio principally composed of fixed rate investments with matching duration characteristics that can generate predictable, steady rates of return. The portfolio management strategy for the fixed account considers the assets available-for-sale. This enables the Company to respond to changes in market interest rates, prepayment risk, relative values of asset sectors and individual securities and loans, credit quality outlook, and other relevant factors. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risk, as well as other risks. The Company's asset/liability management discipline includes strategies to minimize exposure to loss as interest rates and economic and market conditions change.

          On the basis of these analyses, management believes there is currently no material solvency risk to the Company.

          Interest Rate Risk

          The Company defines Interest Rate Risk as the risk of an economic loss due to adverse changes in interest rates. This risk arises from the Company's primary activity of investing fixed annuity premiums and GIC deposits received in interest-sensitive assets and carrying these funds as interest-sensitive liabilities. The Company manages the interest rate risk in its assets relative to the interest rate risk in its liabilities. A key measure used to quantify this exposure is duration. Duration measures the sensitivity of the assets and liabilities to changes in interest rates.

          To calculate duration related to annuities, the Company projects asset and liability cash flows under stochastic arbitrage free interest rate scenarios and calculates their net present value using LIBOR/swap spot rates. Duration is calculated by revaluing these cash flows given a small change in interest rates and determining the percentage change in the fair value. The cash flows used in this calculation include the expected coupon and principal payments on the assets and all benefit cash flows on the interest-sensitive liabilities. The projections include assumptions that reflect the effect of changing interest rates on the prepayment, lapse, leverage, and/or option features of instruments, where applicable. Such assumptions relate primarily to mortgage-backed securities, collateralized mortgage obligations, callable corporate obligations, and fixed rate deferred and immediate annuities.

          Duration calculations related to annuities as of December 31, 2004 indicate that the Company is well matched. The asset duration was 4.3 and the liability duration was 4.2. Given the duration match and an $18.5 billion general account annuity portfolio, a 100 basis point immediate parallel increase in interest rates as of December 31, 2004 would decrease the market values of the annuity assets by approximately  $0.8  billion and would  decrease  the  liabilities  by approximately $0.8 billion. Similarly, a 100 basis point parallel decrease in interest rates as of December 31, 2004 would increase the market value of the general account annuity assets by approximately $0.8 billion and would increase the liabilities by approximately $0.8 billion.

          To calculate duration related to GICs, the Company projects and values asset and liability cash flows using arbitrage free interest rate scenarios based on the swap curve's implied forward rates. Ten key points on the curve are then increased by 10 basis points, arbitrage free interest rate scenarios are regenerated based on the increased implied forward rates for each increased point, and cash flows are reprojected and re-valued. The Company's net duration for a key rate increase of 10 basis points is 0.18.

          Further, market value changes are also calculated after applying parallel and increases and decreases of 100 basis points to all ten key points on the curve. Arbitrage free interest rate scenarios are regenerated based on the increased implied forward rates, and cash flows are re-projected and revalued. The Company's $1.8 billion GIC portfolio at December 31, 2004, would decrease by $4.8 due to a 100 basis point increase in interest rates, and decrease by $1.0 due to a 100 basis point decrease in interest rates.

          For further discussion of the Company's interest rate risks, see "Risk Factors" in Part 1, Item 1 "Business".

          Market Risk

          The Company's operations are significantly influenced by changes in the equity markets. The Company's profitability depends largely on the amount of assets under management, which is primarily driven by the level of sales, equity market appreciation and depreciation, and the persistency of the in force block of business. Prolonged and precipitous declines in the equity markets can have a significant impact on the Company's operations. As a result, sales of variable products may decline and surrender activity may increase, as customer sentiment towards the equity market turns negative. Lower assets under management will have a negative impact on the Company's financial results, primarily due to lower fee income on variable and indexed annuities. Furthermore, the Company may experience a reduction in profit margins if a significant portion of the assets held in the variable annuity separate account move to the general account and the Company is unable to earn an acceptable investment spread, particularly in light of the low interest rate environment and the presence of contractually guaranteed interest credited rates.

          In addition, prolonged declines in the equity market may also decrease the Company's expectations of future gross profits, which are utilized to determine the amount of DAC/VOBA to be amortized in a given financial statement period. A significant decrease in the Company's estimated gross profits would require the Company to accelerate the amount of DAC/VOBA amortization in a given period, potentially causing a material adverse deviation in the period's net income. Although an acceleration of DAC amortization would have a negative impact on the Company's earnings, it would not affect the Company's cash flow or liquidity position. For further discussion, see "Risk Factors" in Part 1, Item 1, "Business".

          Hedging of Minimum Guarantees

          The Company sells variable annuity contracts that offer various guaranteed death and living benefits including GMDBs, GMIBs, GMWBs and GMABs. See discussion above, "Minimum Guarantees".

          The liability associated with GMDBs and GMIBs is recorded in accordance with SOP 03-1. The GMWBs and GMABs represent an embedded derivative liability in the variable annuity contract that is required to be reported separately from the host variable annuity contract. It is carried at fair value in accordance with FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" and is reported in future policy benefits and claims reserves in the Balance Sheets. The fair value of the GMWB and GMAB obligations are calculated based on actuarial assumptions related to projected cash flows, including benefits and related contract charges, over the lives of the contracts, incorporating expectations concerning policyholder behavior. Estimating cash flows involves numerous estimates and subjective judgments including those regarding expected market rates of return, market volatility, correlations of market returns, and discount rates. The liability assumptions, such as lapses, partial withdrawals and mortality, used by the Company to estimate the risk exposures to GMDB are based on company experience and are consistent with those used for DAC/VOBA, SOP 03-1 reserves.

          Declines in the equity market may increase the Company's net exposure to the various death benefit and living benefit guarantees offered under these contracts. For a portion of the GMDBs issued prior to 2000, the Company mitigates market exposure with reinsurance. For most other pre-2000 GMDBs, and for all death benefit and living benefits guarantees issued after 1999, the Company mitigates equity market risk with a Capital Market Hedging Program ("Hedging Program"). The Hedging Program primarily uses exchange traded index futures contracts to mitigate equity market fluctuations. In addition, the Hedging Program uses interest rate swaps to mitigate certain interest rate exposures associated with these guarantees. The change in value of the derivatives used in the Hedging Program is recorded in net realized capital gains (losses) in the Statement of Operations.

          Hedging of Indexed Annuity  Guarantees

          The crediting mechanism for Indexed Annuities ("IAs") exposes the company to increases in the equity market ("S&P 500"). The Company mitigates this exposure by purchasing over-the-counter ("OTC") S&P 500 call options from broker-dealer derivative counterparties who generally have a minimum credit rating of Aa3 from Moody's and AA-from Standard & Poor's. For each broker-dealer counterparty, the Company's derivative exposure to that counterparty is aggregated with any fixed income exposure to the same counterparty and is maintained within applicable state requirements and NAIC insurance regulatory guidelines.

Item 8.   Financial Statements and Supplementary Data

                          Index to Financial Statements


                                                                            Page
                                                                            ----
Report of Independent Registered Public Accounting Firm                       50

     Financial Statements:

     Statements of Operations for the years ended
         December 31, 2004, 2003 and 2002                                     51

     Balance Sheets as of December 31, 2004 and 2003                          52

     Statements of Changes in Shareholder's Equity for the years ended
         December 31, 2004, 2003 and 2002                                     54

     Statements of Cash Flows for the years ended
         December 31, 2004, 2003 and 2002                                     55

Notes to Financial Statements                                                 57

             Report of Independent Registered Public Accounting Firm



The Board of Directors
ING USA Annuity and Life Insurance Company

We have audited the accompanying balance sheets of ING USA Annuity and Life Insurance Company as of December 31, 2004 and 2003, and the related statements of operations, statements of changes in shareholder's equity, and statements of cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ING USA Annuity and Life Insurance Company as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company changed the accounting principle for goodwill and other intangible assets effective January 1, 2002 and changed the accounting principle for certain non-traditional long duration contracts and for separate accounts effective January 1, 2004.



                                                           /s/ Ernst & Young LLP

Atlanta, Georgia
March 18, 2005

                   ING USA Annuity and Life Insurance Company
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

                            Statements of Operations
                                  (In millions)



                                                                                  Year ended December 31,
                                                                        2004                2003               2002
                                                                  -----------------   -----------------  -----------------
Revenue:
    Net investment income                                              $ 1,023.9           $   974.6         $    989.3
    Fee income                                                             566.7               397.7              295.7
    Premiums                                                                22.8                26.0               36.8
    Net realized capital gains (losses)                                     57.6               106.9             (196.5)
    Other income                                                             2.8                 3.8               16.3
                                                                  -----------------   -----------------  -----------------
Total revenue                                                            1,673.8             1,509.0            1,141.6
                                                                  -----------------   -----------------  -----------------
Benefits and expenses:
    Interest credited and other benefits to contractowners               1,134.0               925.7              848.0
    Operating expenses                                                     162.6               162.1              155.1
    Amortization of deferred policy acquisition costs
      and value of business acquired                                       186.8               347.9              302.0
    Interest expense                                                        14.6                15.8               16.9
    Other                                                                    2.2                 1.0               (4.1)
                                                                  -----------------   -----------------  -----------------
Total benefits and expenses                                              1,500.2             1,452.5            1,317.9
                                                                  -----------------   -----------------  -----------------
Income (loss) before income taxes and cumulative effect
    of change in accounting principle                                      173.6                56.5             (176.3)
Income tax expense (benefit)                                                80.7                (0.8)             (60.2)
                                                                  -----------------   -----------------  -----------------
Income (loss) before cumulative effect of change
    in accounting principle                                                 92.9                57.3             (116.1)
Cumulative effect of change in accounting
    principle, net of tax                                                   (1.0)                  -           (1,298.4)
                                                                  -----------------   -----------------  -----------------
Net income (loss)                                                      $    91.9           $    57.3         $ (1,414.5)
                                                                  =================   =================  =================


   The accompanying notes are an integral part of these financial statements.

                   ING USA Annuity and Life Insurance Company
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

                                 Balance Sheets
                        (In millions, except share data)



                                                                                                   As of December 31,
                                                                                               2004               2003
                                                                                         -----------------  -----------------
Assets
Investments:
    Fixed maturities, available-for-sale, at fair value (amortized cost of
      $17,045.9 at 2004 and $15,025.0 at 2003)                                             $   17,489.2       $   15,538.7
    Equity securities, available-for-sale, at fair value
      (cost of $34.8 at 2004 and $115.2 at 2003)                                                   35.3              120.2
    Mortgage loans on real estate                                                               3,851.8            3,388.7
    Policy loans                                                                                  169.0              177.1
    Other investments                                                                             228.8               60.8
    Securities pledged (amortized cost of $1,100.5 at 2004 and $555.5 at 2003)                  1,108.6              559.1
                                                                                         -----------------  -----------------
Total investments                                                                              22,882.7           19,844.6
Cash and cash equivalents                                                                         209.0               65.1
Short-term investments under securities loan agreement                                            402.8               22.9
Accrued investment income                                                                         205.8              185.7
Receivable for securities sold                                                                     38.9               11.7
Reinsurance recoverable                                                                         1,388.1              651.9
Deferred policy acquisition costs                                                               1,704.1            1,826.7
Value of business acquired                                                                        112.2              111.5
Sales inducements to contractowners                                                               514.6                  -
Due from affiliates                                                                               184.3              117.7
Deferred income taxes                                                                                 -               19.4
Other assets                                                                                       28.4               20.1
Assets held in separate accounts                                                               24,746.7           18,220.1
                                                                                         -----------------  -----------------
Total assets                                                                               $   52,417.6       $   41,097.4
                                                                                         =================  =================


   The accompanying notes are an integral part of these financial statements.

                   ING USA Annuity and Life Insurance Company
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

                                 Balance Sheets
                        (In millions, except share data)



                                                                                                   As of December 31,
                                                                                               2004               2003
                                                                                         -----------------  -----------------
Liabilities and Shareholder's Equity
Future policy benefits and claims reserves                                                   $ 22,961.0        $ 19,400.5
Notes to affiliates                                                                               435.0              85.0
Due to affiliates                                                                                  43.6              60.7
Payables for securities purchased                                                                  35.9                 -
Payables under securities loan agreement                                                          402.8              22.9
Borrowed money                                                                                    713.4             534.2
Current income taxes                                                                               15.7              19.4
Deferred income taxes                                                                              12.6                 -
Other liabilities                                                                                 276.4             226.6
Liabilities related to separate accounts                                                       24,746.7          18,220.1
                                                                                         -----------------  ----------------
Total liabilities                                                                              49,643.1          38,569.4
                                                                                         -----------------  ----------------
Shareholder's equity
    Common stock (250,000 shares authorized, issued and outstanding;
      $10.00 per share value)                                                                       2.5               2.5
    Additional paid-in capital                                                                  4,041.1           3,811.1
    Accumulated other comprehensive income                                                        112.7             188.1
    Retained earnings (deficit)                                                                (1,381.8)         (1,473.7)
                                                                                         -----------------  ----------------
Total shareholder's equity                                                                      2,774.5           2,528.0
                                                                                         -----------------  ----------------
Total liabilities and shareholder's equity                                                   $ 52,417.6        $ 41,097.4
                                                                                         =================  ================



   The accompanying notes are an integral part of these financial statements.

                   ING USA Annuity and Life Insurance Company
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

                  Statements of Changes in Shareholder's Equity
                                  (In millions)

                                                                           Accumulated
                                                           Additional         Other          Retained          Total
                                              Common        Paid-In       Comprehensive      Earnings      Shareholder's
                                              Stock         Capital          Income          (Deficit)        Equity
                                           ------------- --------------- ----------------  -------------- ----------------
Balance at December 31, 2001
    Excluding impact of merger                $   2.5      $    780.4       $      3.8       $    31.1       $    817.8
    Impact of merger                                -         2,493.9            (73.8)         (135.2)         2,284.9
                                           ------------- --------------- ----------------  -------------- ----------------
Balance at December 31, 2001
    Including impact of merger                    2.5         3,274.3            (70.0)         (104.1)         3,102.7
    Comprehensive loss:
      Net loss                                      -               -                -        (1,414.5)        (1,414.5)
      Other comprehensive loss
        net of tax:
           Net unrealized gain on
             securities ($202.3 pretax)             -               -            203.2               -            203.2
                                                                                                          ----------------
    Comprehensive loss                                                                                         (1,211.3)
                                                                                                          ----------------
    Contribution of capital                         -           456.3                -               -            456.3
    Other                                           -            (8.2)               -               -             (8.2)
                                           ------------- --------------- ----------------  -------------- ----------------
Balance at December 31, 2002                      2.5         3,722.4            133.2        (1,518.6)         2,339.5
    Comprehensive income:
      Net income                                    -               -                -            57.3             57.3
      Other comprehensive income
        net of tax:
           Net unrealized gain on
             securities ($82.8 pretax)              -               -             54.9               -             54.9
                                                                                                          ----------------
    Comprehensive income                                                                                          112.2
                                                                                                          ----------------
    Dividends paid                                  -               -                -           (12.4)           (12.4)
    Contribution of capital                         -            88.7                -               -             88.7
                                           ------------- --------------- ----------------  -------------- ----------------
Balance at December 31, 2003                      2.5         3,811.1            188.1        (1,473.7)         2,528.0
    Comprehensive income:
      Net income                                                                                  91.9             91.9
      Other comprehensive loss
        net of tax:
           Net unrealized loss on
             securities (($113.9) pretax)                                        (70.5)                           (70.5)
           Minimum pension liability                                              (4.9)                            (4.9)
                                                                                                          ----------------
    Comprehensive income                                                                                           16.5
                                                                                                          ----------------
    Contribution of capital                                     230.0                                             230.0
                                           ------------- --------------- ----------------  -------------- ----------------
Balance at December 31, 2004                  $   2.5      4  4,041.1       $    112.7       $(1,381.8)       $ 2,774.5
                                           ============= =============== ================  ============== ================


   The accompanying notes are an integral part of these financial statements.

                   ING USA Annuity and Life Insurance Company
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

                            Statements of Cash Flows
                                  (In millions)


                                                                                     Year ended December 31,
                                                                            2004              2003              2002
                                                                       ---------------   ---------------   ----------------
Cash Flows from Operating Activities:
    Net income (loss)                                                    $       91.9      $       57.3      $    (1,414.5)
    Adjustments to reconcile net income (loss) to net cash
      provided by operating activities:
        Capitalization of deferred policy acquisition costs                    (688.3)           (396.9)            (469.5)
        Amortization of deferred policy acquisition costs
           and value of business acquired                                       241.0             252.9              210.8
        Net accretion/decretion of discount/premium                             139.6             218.2              173.3
        Future policy benefits, claims reserves, and interest credited          916.7           1,196.8              926.6
        Impairment of goodwill                                                      -                 -            1,314.4
        Provision for deferred income taxes                                      75.5              (1.9)             (43.5)
        Net realized capital (gains) losses                                     (57.3)           (110.0)             151.5
        Depreciation                                                                -                 -                0.2
        Change in:
           Accrued investment income                                            (20.1)              9.3              (45.4)
           Accounts receivables and asset accruals                              (35.5)             (2.4)              (2.3)
           Due to/from affiliates                                               (83.7)            (68.4)              76.4
           Other payables and accruals                                           77.1              73.1             (219.8)
                                                                       ---------------   ---------------   ----------------
Net cash provided by operating activities                                       656.9           1,228.0              658.2
Cash Flows from Investing Activities:
    Proceeds from the sale, maturity, or redemption of:
      Fixed maturities, available-for-sale                                   17,903.6          20,179.8           20,419.3
      Equity securities, available-for-sale                                     106.8              45.7                0.7
      Mortgage loans on real estate originated                                  388.6             561.1              667.6
      Short-term investments                                                  2,854.0          15,364.1            8,638.3
    Acquisition of:
      Fixed maturities, available-for-sale                                  (20,553.5)        (21,223.3)         (24,532.0)
      Equity securities, available-for-sale                                     (20.2)            (16.2)            (144.1)
      Mortgage loans on real estate                                            (856.4)         (1,075.5)            (782.1)
      Short-term investments                                                 (2,860.6)        (15,362.2)          (8,580.9)
    Proceeds from sale of interest in subsidiary                                    -                 -               27.7
    Other investments                                                          (152.9)            (84.0)              74.1
    Other, net                                                                   10.8               2.7               10.8
                                                                       ---------------   ---------------   ----------------
Net cash used in investing activities                                        (3,179.8)         (1,607.8)          (4,200.6)


   The accompanying notes are an integral part of these financial statements.

                   ING USA Annuity and Life Insurance Company
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)

                            Statements of Cash Flows
                                  (In millions)


                                                                                     Year ended December 31,
                                                                            2004              2003              2002
                                                                       ---------------   ---------------   ----------------
Cash Flows from Financing Activities:
    Deposits received for investment contracts                                5,474.7           1,475.3            4,826.1
    Maturities and withdrawals from investment contracts                     (2,830.9)         (1,676.5)          (1,636.3)
    Reinsurance recapture                                                           -             134.5                  -
    Change in reinsurance recoverable                                          (736.2)             25.6             (211.3)
    Net short-term loans                                                        179.2             210.6               48.6
    Intercompany dividends                                                          -             (12.4)                 -
    Intercompany loans                                                          350.0                 -                  -
    Contribution of capital from Parent                                         230.0              88.7              456.3
    Other                                                                           -                 -               (8.2)
                                                                       ---------------   ---------------   ----------------
Net cash provided by financing activities                                     2,666.8             245.8            3,475.2
                                                                       ---------------   ---------------   ----------------
Net increase (decrease) in cash and cash equivalents                            143.9            (134.0)             (67.2)
Cash and cash equivalents, beginning of year                                     65.1             199.1              266.3
                                                                       ---------------   ---------------   ----------------
Cash and cash equivalents, end of year                                   $      209.0      $       65.1      $       199.1
                                                                       ===============   ===============   ================
Supplemental cash flow information:
    Income taxes paid (received), net                                    $        8.3      $       53.0      $       (41.7)
                                                                       ===============   ===============   ================
    Interest paid                                                        $       14.2      $       10.8      $        13.5
                                                                       ===============   ===============   ================

   The accompanying notes are an integral part of these financial statements.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
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1.   Organization and Significant Accounting Policies

     Basis of Presentation

     ING USA Annuity and Life Insurance Company ("ING USA" or the "Company" as appropriate), a wholly-owned subsidiary of Lion Connecticut Holdings Inc. ("Lion" or "Parent"), is a stock life insurance company organized under the laws of the State of Iowa.

     Lion is an indirect, wholly-owned subsidiary of ING Groep N.V. ("ING"), a global financial services holding company based in The Netherlands, with American Depository Shares listed on the New York Stock Exchange under the symbol "ING". ING USA is authorized to conduct its insurance business in the District of Columbia and all states except New York. ING USA was domiciled as a life insurance company under the laws of the State of Delaware until December 31, 2003 and has been domiciled as such in Iowa since January 1, 2004.

     On January 1, 2004 (the "Merger Date"), the Company simultaneously redomesticated from Delaware to Iowa, changed its name from Golden American Life Insurance Company to ING USA Annuity and Life Insurance Company, and merged the following affiliates into the Company: Equitable Life Insurance Company of Iowa ("Equitable Life"), USG Annuity & Life Company ("USG"), and United Life & Annuity Insurance Company ("ULA") (the collectively, "Merger Companies"). Prior to the merger date, ING USA was a wholly-owned subsidiary of Equitable Life. Equitable Life merged its affiliate, Ameribest Life Insurance Company ("AMB"), a life insurance company domiciled in Georgia, into its operations on January 1, 2003.

     Statement  of Financial  Accounting  Standards  ("FAS") No. 141,  "Business
     Combinations", excludes transfers of net assets or exchanges of shares between entities under common control, and notes that certain provisions under Accounting Principles Board ("APB") Opinion No. 16, "Business Combinations", provide a source of guidance for such transactions. In accordance with APB Opinion No. 16, financial information of the combined entity is presented as if the entities had been combined for the full year, and all comparative financial statements are restated and presented as if the entities had previously been combined, in a manner similar to a pooling-of-interests. The Balance Sheets and Statements of Operations give effect to the consolidation transactions as if they had occurred on December 31, 2003 and January 1, 2002, respectively.

     As of April 1, 2002, ING USA sold First Golden American Life Insurance Company of New York ("First Golden") to its sister company, ReliaStar Life Insurance Company ("ReliaStar"). ReliaStar, the parent of Security-Connecticut Life Insurance Company ("Security-Connecticut"), which in turn is the parent of ReliaStar Life Insurance Company of New York ("RLNY"), merged the First Golden business into RLNY operations and dissolved First Golden at book value for $27.7 in cash and a receivable

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     totaling $0.2 from RLNY. The receivable from RLNY was assumed by Equitable Life, and ultimately by ING USA. The consideration was based on First Golden's statutory-basis book value. RLNY's payable to the Company was assumed by ING USA and subsequently forgiven. ING USA realized a loss of $3.0 related to the sale of First Golden, which was recorded as a capital transaction. Approval for the merger was obtained from the Insurance Departments of the States of New York and Delaware. As of October 1, 2003, RLNY's parent, Security-Connecticut merged with and into its parent, ReliaStar.

     In accordance with APB Opinion No. 16, RLNY presented combined results of operations including First Golden activity as of the beginning of the year ended December 31, 2002. The first three months of First Golden activity is not reflected in the ING USA's Statement of Operations for the period ended December 31, 2002, as the amounts were not material.

     Description of Business

     The Company offers various insurance products including immediate and deferred variable and fixed annuities. The Company's annuity products are distributed by national wirehouses, regional securities firms, independent National Association of Securities Dealers, Inc. ("NASD") firms with licensed registered representatives, banks, life insurance companies with captive agency sales forces, independent insurance agents, independent marketing organizations and the ING broker-dealer network. The Company also offers guaranteed investment contracts ("GICs") and funding agreements marketed by direct sale by home office personnel or through specialty insurance brokers. Historically, the Company has provided interest-sensitive, traditional and variable life insurance, and health insurance. All health insurance is ceded to other insurers and new policies are no longer written. The Company ceased the issuance of life insurance policies in 2001, and all life insurance business is currently in run-off. The Company's primary customers are retail consumers and corporations.

     Recently Adopted Accounting Standards

     Accounting   and   Reporting   by   Insurance   Enterprises   for   Certain
     Nontraditional Long-Duration Contracts and for Separate Accounts

     The Company adopted Statement of Position ("SOP") 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," on January 1, 2004. SOP 03-1 establishes several new accounting and disclosure requirements for certain nontraditional long-duration contracts and for separate accounts including, among other things, a requirement that assets and liabilities of separate account arrangements that do not meet certain criteria be accounted for as general account assets and liabilities, and that the revenue and expenses related to such arrangements be consolidated within the respective line items in the Statements of Operations. In addition, the SOP requires

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     additional liabilities be established for certain guaranteed death and other benefits and for products with certain patterns of cost of insurance charges. In addition, sales inducements provided to contractowners must be recognized on the balance sheet separately from deferred policy acquisition costs and amortized as a component of benefits expense using methodologies and assumptions consistent with those used for amortization of deferred policy acquisition costs.

     The Company evaluated all requirements of SOP 03-1 and determined that it is affected by the SOP's requirements to establish additional liabilities for certain guaranteed benefits and products with patterns of cost of insurance charges resulting in losses in later policy durations from the insurance benefit function and to defer, amortize, and recognize separately, sales inducements to contractowners. Upon adoption of SOP 03-1 on January 1, 2004, the Company recognized a cumulative effect of a change in accounting principle of $(3.6), before tax or $(2.3), net of $1.3 of income taxes. In addition, requirements for certain separate account arrangements that do not meet the established criteria for separate asset and liability recognition are applicable to the Company, however, the Company's policies on separate account assets and liabilities have historically been, and continue to be, in conformity with the requirements newly established.

     In the fourth quarter of 2004, the cumulative effect of a change in accounting principle was revised due to the Company's implementation of
     Technical Practice Aid 6300.05 - 6300.08, "Q&As Related to the Implementation of SOP 03-1, `Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts"' (the "TPA").

     The TPA, which was approved in September 2004, provides additional guidance regarding certain implicit assessments that may be used in the testing of the base mortality function on contracts, which is performed to determine whether additional liabilities are required in conjunction with SOP 03-1. In addition, the TPA provides additional guidance surrounding the allowed level of aggregation of additional liabilities determined under SOP 03-1. While the TPA was implemented during the fourth quarter of 2004, the TPA is retroactive to the original implementation date of SOP 03-1, January 1, 2004 and is reported as an adjustment to the SOP 03-1 cumulative effect of change in accounting principle. The adoption of the TPA reduced the Company's cumulative effect of change in accounting principle by $2.0, before tax and decreased quarterly 2004 net income approximately $0.6 in each quarter, for a total decrease of $2.3.

     The implementation of SOP 03-1 also raised questions regarding the interpretation of the requirements of FAS No. 97 "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments" ("FAS 97"), concerning when it is appropriate to record an unearned revenue liability related to the insurance benefit function. To clarify its position, the

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Financial Accounting Standards Board ("FASB") issued FASB Staff Position No. FAS 97-1 ("FSP FAS 97-1"), "Situations in Which Paragraphs 17(b) and 20 of FASB Statement No. 97, `Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments,' Permit or Require Accrual of an Unearned Revenue Liability," effective for fiscal periods beginning subsequent to the date the guidance was issued, June 18, 2004. The Company adopted FSP FAS 97-1 on July 1, 2004.

     The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments

     In March 2004, the Emerging Issues Task Force ("EITF") reached a final consensus on EITF Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments," adopting a three-step impairment model for securities within its scope. The three-step model is applied on a security-by-security basis as follows:

     Step 1: Determine whether an investment is impaired. An investment is impaired if the fair value of the investment is less than its cost basis.
     Step 2: Evaluate whether an impairment is other-than-temporary.
     Step 3: If the impairment is other-than-temporary, recognize an impairment loss equal to the difference between the investment's cost and its fair value.

     On September 30, 2004, the FASB issued FASB Staff Position No. EITF Issue 03-1-1 ("FSP EITF 03-1-1"), "Effective Date of Paragraphs 10-20 of EITF Issue No. 03-1, `The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments,'" which delayed the EITF Issue No. 03-1 original effective date of July 1, 2004 related to steps two and three of the impairment model introduced. The delay is in effect until a final consensus can be reached on such guidance. Despite the delay of the implementation of steps two and three, other-than-temporary impairments are still to be recognized as required by existing guidance.

     Earlier consensus reached by the EITF on this issue required that certain quantitative and qualitative disclosures be made for unrealized losses on debt and equity securities that have not been recognized as other-than-temporary impairments. These disclosures were adopted by the Company, effective December 31, 2003, and are included in the Investments footnote.

     Accounting for Derivative Instruments and Hedging Activities

     In 2003, the Derivative Implementation Group ("DIG") who was responsible for issuing guidance on behalf of the FASB for implementation of FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", issued Statement No. 133 Implementation Issue No. B36, "Embedded Derivatives:
     Modified  Coinsurance  Arrangements  and Debt  Instruments That Incorporate

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Credit Risk Exposures That Are Unrelated or Only Partially Related to the Credit Worthiness of the Obligor Under Those Instruments" ("DIG B36"). Under this interpretation, modified coinsurance and coinsurance with funds withheld reinsurance agreements as well as other types of receivables and payables where interest is determined by reference to a pool of fixed maturity assets or a total return debt index may be determined to contain embedded derivatives that are required to be bifurcated from the host instrument. The Company adopted DIG B36 on October 1, 2003 and has modified coinsurance treaties that are applicable to the guidance. The applicable contracts, however, were determined to generate embedded derivatives with a fair value of zero. Therefore, implementation of DIG B36 did not impact the Company's financial position, results of operations, or cash flows.

     Variable Interest Entities

     In January 2003, the FASB issued FASB Interpretation 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" ("FIN 46"). In December 2003, the FASB modified FIN 46 to make certain technical corrections and address certain implementation issues that had arisen. FIN 46 provides a new framework for identifying variable interest entities ("VIEs") and determining when a company should include the assets, liabilities, noncontrolling interests and results of activities of a VIE in its consolidated financial statements.

     In general, a VIE is a corporation, partnership, limited-liability corporation, trust, or any other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations.

     FIN 46 requires a VIE to be consolidated if a party with an ownership, contractual or other financial interest in the VIE (a variable interest holder) is obligated to absorb a majority of the risk of loss from the VIE's activities, is entitled to receive a majority of the VIE's residual returns (if no party absorbs a majority of the VIE's losses), or both. A variable interest holder that consolidates the VIE is called the primary beneficiary. Upon consolidation, the primary beneficiary generally must initially record all of the VIE's assets, liabilities and noncontrolling interests at fair value and subsequently account for the VIE as if it were consolidated based on majority voting interest. FIN 46 also requires disclosures about VIEs that the variable interest holder is not required to consolidate but in which it has a significant variable interest.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     The Company holds investments in variable interest entities ("VIEs") in the form of private placement securities, structured securities, securitization transactions and limited partnerships with an aggregate fair value of $7.0 billion as of December 31, 2004. These VIEs are held by the Company for investment purposes. Consolidation of these investments in the Company's financial statements is not required as the Company is not the primary beneficiary for any of these VIEs. Book value as of December 31, 2004 of $6.9 billion represents the maximum exposure to loss except for those structures for which the Company also receives asset management fees.

     Goodwill Impairment

     During  2002,  the  Company  adopted  FAS  No.  142,  "Goodwill  and  Other
     Intangible Assets". The adoption of this standard resulted in the recognition of an impairment loss of $1,298.4, net of $699.1 of income taxes, related to a prior acquisition, recorded retroactive to the first quarter of 2002. Prior quarters of 2002 were restated accordingly. This impairment loss represented the entire carrying amount of goodwill, net of accumulated amortization. This impairment charge is shown as a change in accounting principle on the 2002 Statement of Operations.

     Guarantees

     In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"), to clarify accounting and disclosure requirements relating to a guarantor's issuance of certain types of guarantees, or groups of similar guarantees, even if the likelihood of the guarantor's having to make any payments under the guarantee is remote. The disclosure provisions are effective for financial statements for fiscal years ending after December 15, 2002. For certain guarantees, the interpretation also requires that guarantors recognize a liability equal to the fair value of the guarantee upon its issuance. This initial recognition and measurement provisions are to be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The Company has performed an assessment of its guarantees and believes that all of its guarantees are excluded from the scope of this interpretation.

     New Accounting Pronouncements

     In December 2004, the FASB issued FAS No. 123 (revised 2004), "Share-Based Payment" ("FAS 123R"), which requires all share-based payments to employees be recognized in the financial statements based upon the fair value. FAS 123R is effective at the beginning of the first interim or annual period beginning after June 15, 2005. Earlier adoption is encouraged. FAS 123R provides two transition methods, modified-prospective and modified-retrospective.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     The modified-prospective method recognizes the grant-date fair value of compensation for new awards granted after the effective date and unvested awards beginning in the fiscal period in which the recognition provisions are first applied. Prior periods are not restated. The modified-retrospective method permits entities to restate prior periods by recognizing the compensation cost based on the amount previously reported in the pro forma footnote disclosures as required under FAS No. 123, "Accounting for Stock-Based Compensation".

     The Company intends to early adopt the provisions of FAS 123R on January 1, 2005, using the modified-prospective method. Due to the Company's few number of employees, the adoption of FAS 123R is not expected to have a material impact on the Company's financial position, results of operations, or cash flows. Prior to January 2005, the Company applied the intrinsic value-based provisions set forth in APB Opinion No. 25, "Accounting for Stock Issued to Employees". Under the intrinsic value method, compensation expense is determined on the measurement date, which is the first date on which both the number of shares the employee is entitled to receive and the exercise price are known. Compensation expense, if any, is measured based on the award's intrinsic value, which is the excess of the market price of the stock over the exercise price on the measurement date.

     Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from reported results using those estimates.

     Reclassifications

     Certain   reclassifications   have  been  made  to  prior  year   financial
     information to conform to the current year classifications.

     Cash and Cash Equivalents

     Cash and cash equivalents include cash on hand, money market instruments and other debt issues with a maturity of 90 days or less when purchased.

     Investments

     All of the Company's fixed maturity and equity securities are currently designated as available-for-sale. Available-for-sale securities are reported at fair value and unrealized gains and losses on these securities are included directly in shareholder's equity, after adjustment for related

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     changes in deferred policy acquisition costs ("DAC"), value of business acquired ("VOBA"), and deferred income taxes.

     Other-Than-Temporary-Impairments

     The Company analyzes the general account investments to determine whether there has been an other-than-temporary decline in fair value below the amortized cost basis. Management considers the length of the time and the extent to which the market value has been less than cost; the financial condition and near-term prospects of the issuer; future economic conditions and market forecasts; and the Company's intent and ability to retain the investment in the issuer for a period of time sufficient to allow for recovery in market value. If it is probable that all amounts due according to the contractual terms of a debt security will not be collected, an other-than-temporary impairment is considered to have occurred.

     In addition, the Company invests in structured securities that meet the criteria of EITF Issue No. 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." Under EITF Issue No. 99-20, a determination of the required impairment is based on credit risk and the possibility of significant prepayment risk that restricts the Company's ability to recover the investment. An impairment is recognized if the fair value of the security is less than amortized cost and there has been an adverse change in cash flow since the remeasurement date.

     When a decline in fair value is determined to be other-than-temporary, the individual security is written down to fair value and the loss is accounted for as a realized loss.

     Purchases and Sales

     Purchases and sales of fixed maturities and equity securities (excluding private placements) are recorded on the trade date. Purchases and sales of private placements and mortgage loans are recorded on the closing date.

     Valuation

     Fair values for fixed maturities are obtained from independent pricing services or broker-dealer quotations. Fair values for privately placed bonds are determined using a matrix-based model. The matrix-based model considers the level of risk-free interest rates, current corporate spreads, the credit quality of the issuer, and cash flow characteristics of the security. The fair values for actively traded equity securities are based on quoted market prices. For equity securities not actively traded, estimated fair values are based upon values of issues of comparable yield and quality or conversion value, where applicable.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Mortgage loans on real estate are reported at amortized cost less impairment writedowns. If the value of any mortgage loan is determined to be impaired (i.e., when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement), the carrying value of the mortgage loan is reduced to either the present value of expected cash flows from the loan (discounted at the loan's effective interest rate), or fair value of the collateral. If the loan is in foreclosure, the carrying value is reduced to the fair value of the underlying collateral, net of estimated costs to obtain and sell. The carrying value of the impaired loans is reduced by establishing a permanent writedown charged to realized loss.

     Investments in real estate are reported at historical cost, less accumulated depreciation and impairment writedowns, with the exception of land, which is not depreciated. If the value of any real estate is determined to be impaired (i.e., when it is probable that the Company will be unable to recover the carrying value of the real estate), the carrying value of the real estate is reduced to the current fair value. The carrying value of the impaired real estate is reduced by establishing a permanent writedown charged to realized loss.

     Policy loans are carried at unpaid principal balances.

     Short-term investments, consisting primarily of money market instruments and other fixed maturity issues purchased with an original maturity of 91 days to one year, are considered available-for-sale and are carried at fair value, which approximates amortized cost.

     Derivative instruments are reported at fair value and are obtained internally from the derivative accounting system. Embedded derivative instruments are reported at fair value based upon internally established valuations that are consistent with external valuation models or market quotations. Guaranteed minimum withdrawals benefits ("GMWBs") and guaranteed minimum accumulation benefits ("GMABs") represent an embedded derivative liability in the variable annuity contract that is required to be reported separately from the host variable annuity contract. GMWBs and GMABs are carried at fair value based on actuarial assumptions related to projected cash flows, including benefits and related contract charges, over the lives of the contracts, incorporating expectations concerning contractowner behavior. Estimating cash flows involves numerous estimates and subjective judgments including those regarding expected market rates of return, market volatility, correlations of market returns, and discount rates.

     Securities Lending

     The Company engages in securities lending whereby certain securities from its portfolio are loaned to other institutions for short periods of time. Initial collateral, primarily cash, is required at a rate of 102% of the market value of the loaned domestic securities. The collateral is deposited

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     by the borrower with a lending agent, and retained and invested by the lending agent according to the Company's guidelines to generate additional income. The market value of the loaned securities is monitored on a daily basis with additional collateral obtained or refunded as the market value of the loaned securities fluctuates.

     Repurchase Agreements

     The Company engages in dollar repurchase agreements ("dollar rolls") and repurchase agreements to increase the return on investments and improve liquidity. These transactions involve a sale of securities and an agreement to repurchase substantially the same securities as those sold. Company policies require a minimum of 95% of the fair value of securities pledged under dollar rolls and repurchase agreement transactions to be maintained as collateral. Cash collateral received is invested in fixed maturities and the offsetting collateral liability is included in borrowed money on the Balance Sheets.

     Derivatives

     The Company's use of derivatives is limited mainly to hedging purposes. However, these derivatives are not accounted for using hedge accounting treatment under FAS No. 133, as the Company does not seek hedge accounting treatment. The Company enters into interest rate, equity market, and currency contracts, including swaps, caps, floors, options and futures, to reduce and manage risks associated with changes in value, yield, price, or cash flow or exchange rates of assets or liabilities held or intended to be held. Changes in the fair value of open derivative contracts are recorded in net realized capital gains and losses in the Statements of Operations. Derivatives are included in other investments on the Balance Sheets.

     The Company also has investments in certain fixed maturity instruments and has retail annuity products that contain embedded derivatives, including those whose market value is at least partially determined by, among other things, levels of or changes in domestic and/or foreign interest rates (short- or long-term), exchange rates, prepayment rates, equity markets, or credit ratings/spreads. Changes in the fair value of embedded derivatives are recorded in net realized capital gains (losses) in the Statements of Operations. Embedded derivatives within securities are included in fixed maturities in the Balance Sheets. Embedded derivatives within retail annuity products are included in future policy benefits and claims reserves on the Balance Sheets.

     Deferred Policy Acquisition Costs and Value of Business Acquired

     Deferred policy acquisition costs ("DAC") represent policy acquisition costs that have been capitalized and are subject to amortization. Such costs consist principally of certain commissions, underwriting, contract issuance, and agency expenses, related to the production of new and renewal business.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Value of business acquired ("VOBA") represents the outstanding value of in force business capitalized and are subject to amortization in purchase accounting when the Company was acquired. The value is based on the present value of estimated net cash flows embedded in the Company's contracts.

     The amortization methodology used for DAC and VOBA varies by product type. Statement of Financial Accounting Standards ("FAS") No. 60, "Accounting and Reporting by Insurance Enterprises," applies to traditional life insurance products, primarily traditional whole life and term life insurance contracts. Under FAS No. 60, DAC and VOBA are amortized over the premium payment period, in proportion to the premium revenue recognized.

     FAS No. 97 applies to universal life and investment-type products, such as fixed and variable deferred annuities. Under FAS No. 97, DAC and VOBA are amortized, with interest, over the life of the related contracts (usually 25 years) in relation to the present value of estimated future gross profits from investment, mortality, and expense margins; asset-based fees, policy administration, and surrender charges; less policy maintenance fees and non-capitalized commissions, as well as realized gains and losses on investments. Guaranteed investment contracts, however, are amortized on a straight-line basis over the life of the contract.

     Changes in assumptions can have a significant impact on DAC and VOBA balances and amortization rates. Several assumptions are considered significant in the estimation of future gross profits associated with variable universal life and variable deferred annuity products. One of the most significant assumptions involved in the estimation of future gross profits is the assumed return associated with the variable account performance. To reflect the volatility in the equity markets, this assumption involves a combination of near-term expectations and long-term assumptions regarding market performance. The overall return on the variable account is dependent on multiple factors, including the relative mix of the underlying sub-accounts among bond funds and equity funds, as well as equity sector weightings. Other significant assumptions include surrender and lapse rates, estimated interest spread, and estimated mortality.

     Due to the relative size and sensitivity to minor changes in underlying assumptions of DAC and VOBA balances, the Company performs a quarterly and annual analysis of DAC and VOBA for the annuity and life businesses, respectively. The DAC and VOBA balances are evaluated for recoverability and are reduced to the extent that estimated future gross profits are inadequate to recover the asset.

     At each evaluation date, actual historical gross profits are reflected, and estimated future gross profits and related assumptions are evaluated for continued reasonableness. Any adjustment in estimated profit requires that the amortization rate be revised ("unlocking"), retroactively to the date of the policy or contract issuance. The cumulative prior period adjustment is recognized as a component of current period amortization. In general,

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     increases in investment returns, and thus estimated profits, lower the rate of amortization. Increases in surrender charges and mortality margins, decreases in investment returns, and decreases in estimated profits, increase the rate of amortization.

     Reserves

     Future policy benefits include reserves for universal life, immediate annuities with life contingent payouts, and traditional life insurance contracts. Reserves for universal life products are equal to cumulative deposits less withdrawals and charges plus credited interest thereon. Reserves for traditional life insurance contracts represent the present value of future benefits to be paid to or on behalf of contractowners and related expenses less the present value of future net premiums.

     Reserves for deferred annuity investment contracts and immediate annuity without life contingent payouts are equal to cumulative deposits less charges and withdrawals, plus credited interest thereon (reserve interest rates vary by product up to 10.0% for all periods presented).

     Reserves for immediate annuities with life contingent payout benefits are computed on the basis of assumed interest discount rate, mortality, and expenses, including a margin for adverse deviations. Such assumptions generally vary by plan, year of issue and policy duration. Reserve interest rates ranged from 3.0% to 8.0% for all periods presented. Mortality and withdrawal rate assumptions are based on relevant Company experience and are periodically reviewed against both industry standards and experience.

     Certain variable annuity contracts offer guaranteed minimum death benefits ("GMDB"), as well as guaranteed living benefits. The GMDB is provided in the event the customer's account value at death is below the guaranteed value. Guaranteed living benefits offered include guaranteed minimum income benefits, guaranteed minimum withdrawal benefits, and guaranteed minimum accumulation benefits. Although the Company reinsures or hedges a significant portion of the death and living benefit guarantees associated with its in force business, declines in the equity market may increase the Company's net exposure to the death and living benefits under these contracts.

     Reserves for GICs are calculated using the principal amount deposited with the Company, less withdrawals, plus interest accrued to the ending valuation date. Interest on these contracts is accrued by a predetermined index plus a spread or a fixed rate, established at the issue date of the contract.

     Reserves for universal life products are equal to cumulative deposits less withdrawals and charges plus credited interest thereon. In addition, the Company holds reserves as required for SOP 03-1 for certain products with anticipated losses in later policy durations. Reserves for traditional life insurance contracts represent the present value of future benefits to be

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     paid to or on behalf of contractowners and related expenses less the present value of future net premiums.

     Sales Inducements

     Sales inducements represent benefits paid to contractowners that are incremental to the amounts the Company credits on similar contracts and are higher than the contract's expected ongoing crediting rates for periods after the inducement. As of January 1, 2004, such amounts are reported separately on the balance sheet in accordance with SOP 03-1. Prior to 2004, sales inducements were recorded as a component of DAC on the Balance Sheet. Beginning in 2004, sales inducements are amortized as a component of interest credited and other benefits to contractowners using methodologies and assumptions consistent with those used for amortization of DAC.

     Revenue Recognition

     For universal life and most annuity contracts, charges assessed against contractowners' funds for the cost of insurance, surrender, expenses, and other fees are recorded as revenue as charges are assessed against contractowners. Other amounts received for these contracts are reflected as deposits and are not recorded as premium or revenue. Related policy benefits are recorded in relation to the associated premiums or gross profit so that profits are recognized over the expected lives of the contracts. When annuity payments with life contingencies begin under contracts that were initially investment contracts, the accumulated balance in the account is treated as a single premium for the purchase of an annuity and reflected as an offsetting amount in both premiums and benefits in the Statements of Operations.

     Premiums on the Statements of Operations primarily represent amounts received under traditional life insurance policies.

     For GICs, deposits made to the Company are not recorded as revenue in the Statements of Operations and are recorded directly to policy liabilities and accruals on the Balance Sheet.

     Separate Accounts

     Separate Account assets and liabilities generally represent funds maintained to meet specific investment objectives of contractowners who bear the investment risk, subject, in limited cases, to certain minimum guarantees. Investment income and investment gains and losses generally accrue directly to such contractowners. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Separate Account assets supporting variable options under annuity and universal life contracts are invested, as designated by the contractowner or participant (who bears the investment risk, subject, in limited cases, to minimum guaranteed rates) under a contract, in shares of mutual funds which are managed by the Company or its affiliates, or in other selected mutual funds not managed by the Company or its affiliates.

     Separate Account assets and liabilities are carried at fair value and shown as separate captions in the Balance Sheets. Deposits, investment income and net realized and unrealized capital gains and losses of the Separate Accounts are not reflected in the Statement of Operations. The Statements of Cash Flows do not reflect investment activity of the Separate Accounts.

     Assets and liabilities of separate account arrangements that do not meet the criteria in SOP 03-1 for presentation in the separate caption in the Balance Sheets (primarily guaranteed interest options), and revenue and expenses related to such arrangements, are consolidated in the financial statements with the general account. At December 31, 2004 and 2003, unrealized gains of $100.5 and $112.8, respectively, after taxes, on assets supporting a guaranteed interest option are reflected in shareholder's equity.

     Reinsurance

     The Company utilizes indemnity reinsurance agreements to reduce its exposure to large losses in certain aspects of its insurance business. Such reinsurance permits recovery of a portion of losses from reinsurers, although it does not discharge the primary liability of the Company as direct insurer of the risks reinsured. The Company evaluates the financial strength of potential reinsurers and continually monitors the financial condition of reinsurers. Only those reinsurance recoverable balances deemed probable of recovery are reflected as assets on the Company's Balance Sheets.

     Participating Insurance

     Participating business approximates 10% of the Company's ordinary life insurance in force and 26% of premium income. The amount of dividends to be paid is determined annually by the Board of Directors. Amounts allocable to participating contractowners are based on published dividend projections or expected dividend scales. Dividends to participating policyholders of $16.2, $17.2, and $23.7, were incurred during the years ended December 31, 2004, 2003 and 2002, respectively.

     Income Taxes

     The Company is taxed at regular corporate rates after adjusting income reported for financial statement purposes for certain items. Deferred income tax expenses/benefits result from changes during the year in cumulative temporary differences between the tax basis and book basis of assets and liabilities.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

2.   Investments

     Fixed maturities and equity securities available-for-sale as of December 31, 2004 were as follows:


                                                                            Gross           Gross
                                                         Amortized       Unrealized       Unrealized         Fair
                                                           Cost             Gains           Losses           Value
                                                       --------------   --------------  ---------------  --------------
      Fixed maturities:
          U.S. government and government
            agencies and authorities                     $     464.0      $       1.8     $        1.1     $     464.7
          State, municipalities and political
            subdivisions                                        20.7                -              0.8            19.9

          U.S. corporate securities:
            Public utilities                                 1,796.9             78.4              8.9         1,866.4
            Other corporate securities                       6,292.4            243.5             22.7         6,513.2
                                                       --------------   --------------  ---------------  --------------
          Total U.S. corporate securities                    8,089.3            321.9             31.6         8,379.6
                                                       --------------   --------------  ---------------  --------------
          Foreign securities:
            Government                                         518.9             24.2              2.2           540.9
            Other                                            2,571.2             97.7             11.5         2,657.4
                                                       --------------   --------------  ---------------  --------------
          Total foreign securities                           3,090.1            121.9             13.7         3,198.3
                                                       --------------   --------------  ---------------  --------------
          Residential mortgage-backed securities             3,440.3             43.9             22.4         3,461.8
          Commercial mortgaged-backed securities             1,107.8             34.9              3.0         1,139.7
          Other asset-backed securities                      1,934.2             14.3             14.7         1,933.8
                                                       --------------   --------------  ---------------  --------------
          Total fixed maturities, including fixed
            maturities pledged                              18,146.4            538.7             87.3        18,597.8
          Less: fixed maturities pledged                     1,100.5              9.8              1.7         1,108.6
                                                       --------------   --------------  ---------------  --------------
      Fixed maturities                                      17,045.9            528.9             85.6        17,489.2
      Equity securities                                         34.8              0.5                -            35.3
                                                       --------------   --------------  ---------------  --------------
      Total investments available-for-sale               $  17,080.7      $     529.4     $     $ 85.6     $  17,524.5
                                                       ==============   ==============  ===============  ==============


ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Fixed maturities and equity securities available-for-sale as of December 31, 2003 were as follows:


                                                                            Gross           Gross
                                                         Amortized       Unrealized       Unrealized         Fair
                                                           Cost             Gains           Losses           Value
                                                       --------------   --------------  ---------------  --------------
      Fixed maturities:
          U.S. government and government
            agencies and authorities                     $     195.5      $       2.0     $        0.1     $     197.4
          State, municipalities and political
            subdivisions                                        31.7                -              2.5            29.2

          U.S. corporate securities:
            Public utilities                                 1,341.2             84.3              8.0         1,417.5
            Other corporate securities                       6,246.4            300.9             33.7         6,513.6
                                                       --------------   --------------  ---------------  --------------
          Total U.S. corporate securities                    7,587.6            385.2             41.7         7,931.1
                                                       --------------   --------------  ---------------  --------------
          Foreign securities:
            Government                                         487.1             21.7              3.9           504.9
            Other                                            1,984.4             96.0             24.1         2,056.3
                                                       --------------   --------------  ---------------  --------------
          Total foreign securities                           2,471.5            117.7             28.0         2,561.2
                                                       --------------   --------------  ---------------  --------------
          Residential mortgage-backed securities             3,247.0             66.7             21.8         3,291.9
          Commercial mortgage-backed securities                774.2             45.8              2.1           817.9
          Other asset-backed securities                      1,273.0             17.2             21.1         1,269.1

          Total fixed maturities, including fixed
            maturities pledged                              15,580.5            634.6            117.3        16,097.8
          Less: fixed maturities pledged                       555.5              6.4              2.8           559.1
                                                       --------------   --------------  ---------------  --------------
      Fixed maturities                                      15,025.0            628.2            114.5        15,538.7
      Equity securities                                        115.2              5.0                -           120.2
                                                       --------------   --------------  ---------------  --------------
      Total investments available-for-sale               $  15,140.2      $     633.2     $      114.5     $  15,658.9
                                                       ==============   ==============  ===============  ==============



     At December 31, 2004 and 2003, net unrealized appreciation is $451.9 and $522.3, respectively, on total fixed maturities, including fixed maturities pledged to creditors, and equity securities.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     The aggregate unrealized losses and related fair values of total fixed maturities, including fixed maturities pledged to creditors, and equity securities with unrealized losses as of December 31, 2004, are shown below by duration:


                                                Unrealized             Fair
                                                   Loss                Value
                                           -----------------   -----------------
     Duration category:
       Less than six months below cost       $      27.2         $   3,199.9
       More than six months and less
         than twelve months below cost              29.9             1,710.7
       More than twelve months below cost           30.2               709.1
                                           -----------------   -----------------
                                             $      87.3        $    5,619.7
                                           =================   =================


     Of the unrealized losses less than 6 months in duration of $27.2, there were $12.3 in unrealized losses that are primarily related to interest rate movement or spread widening for other than credit-related reasons. The remaining unrealized losses of $14.9 as of December 31, 2004, relates to securities under the guidance prescribed by EITF Issue No. 99-20. This category includes U.S. government-backed securities, principal protected securities, and structured securities, which did not have an adverse change in cash flows for which the carrying amount was $1,560.4.

     Of the unrealized losses more than 6 months and less than 12 months in duration of $29.9, there were $16.9 in unrealized losses that are primarily related to interest rate movement or spread widening for other than credit-related reasons. The remaining unrealized losses of $13.0 as of December 31, 2004, relates to securities under the guidance prescribed by EITF Issue No. 99-20. This category includes U.S. government-backed securities, principal protected securities, and structured securities, which did not have an adverse change in cash flows for which the carrying amount was $768.8.

     Of the unrealized losses more than 12 months in duration of $30.2, there were $18.0, in unrealized losses that are primarily related to interest rate movement or spread widening for other than credit-related reasons. The remaining unrealized losses of $12.2 as of December 31, 2004, relates to securities under the guidance prescribed by EITF Issue No. 99-20. This category includes U.S. government-backed securities, principal protected securities, and structured securities, which did not have an adverse change in cash flows for which the carrying amount was $222.8.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     The amortized cost and fair value of fixed maturities as of December 31, 2004 are shown below by contractual maturity. Actual maturities may differ from contractual maturities because securities may be restructured, called, or prepaid.


                                                Amortized            Fair
                                                  Cost               Value
                                            -----------------  -----------------
     Due to mature:
       One year or less                       $      336.8       $      341.5
       After one year through five years           4,066.3            4,151.2
       After five years through ten years          4,209.5            4,403.0
       After ten years                             3,051.6            3,166.9
       Mortgage-backed securities                  4,548.0            4,601.4
       Other asset-backed securities               1,934.2            1,933.8
     Less: fixed maturities pledged                1,100.5            1,108.6
                                            -----------------  -----------------
     Fixed maturities, excluding fixed
       maturities pledged                     $   17,045.9       $   17,489.2
                                            =================  =================


     The Company did not have any investments in a single issuer, other than obligations of the U.S. government, with a carrying value in excess of 10% of the Company's shareholder's equity at December 31, 2004.

     At December 31, 2004 and 2003, fixed maturities with fair values of $11.9 and $20.1, respectively, were on deposit as required by regulatory authorities.

     The  Company  is a member  of the  Federal  Home  Loan  Bank of Des  Moines
     ("FHLB") and is required to maintain a collateral deposit that backs funding agreements issued to the FHLB. At December 31, 2004 and 2003, respectively, the Company had $376.3 and $125.3 in non-putable funding agreements issued to the FHLB. At December 31, 2004 and 2003, respectively, assets with a carrying value of approximately $422.0 and $148.2 collateralized the funding agreements to the FHLB. Collateralized assets are included in fixed maturities in the Balance Sheets.

     The Company enters into dollar repurchase agreements ("dollar rolls") and repurchase agreements to increase its return on investments and improve liquidity. At December 31, 2004 and 2003, the carrying value of the securities pledged in dollar rolls and repurchase agreements was $715.9 and $536.8, respectively. The carrying value of the securities pledged in dollar rolls and repurchase agreements is included in pledged securities on the Balance Sheets. The repurchase obligation related to dollar rolls and repurchase agreements totaled $713.4 and $534.2 at December 31, 2004 and 2003, respectively. The repurchase obligation related to dollar rolls and repurchase agreements is included in borrowed money on the Balance Sheets.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     The Company engages in securities lending whereby certain securities from its portfolio are loaned to other institutions for short periods of time. Initial collateral, primarily cash, is required at a rate of 102% of the market value of the loaned domestic securities. The collateral is deposited by the borrower with a lending agent and retained and invested by the lending agent according to the Company's guidelines to generate additional income. The market value of the loaned securities is monitored on a daily basis with additional collateral obtained or refunded as the market value of the loaned securities fluctuates.

     The primary risk associated with short-term collateralized borrowings is that the counterparty will be unable to perform under the terms of the contract. The Company's exposure is limited to the excess of the net replacement cost of the securities over the value of the short-term investments, an amount that was not material at December 31, 2004. The Company believes the counterparties to the dollar rolls, repurchase agreements, reverse repurchase agreements, and securities lending are financially responsible and that the counterparty risk is immaterial.

     Impairments

     The  following   table   identifies   the  Company's   other-than-temporary
     impairments by type as of December 31:


                                                 2004                         2003                        2002
                                       ---------------------------- ---------------------------- ---------------------------
                                                         No. of                       No. of                      No. of
                                         Impairment    Securities    Impairment     Securities    Impairment    Securities
                                      --------------- ------------ --------------- ------------ -------------- ------------
     U.S. Corporate                     $     -            -         $  23.7           16         $    0.1            1
     Residential mortgage-backed            9.1           88            81.3          173             81.3          125
     Foreign                                8.5            4            11.5            2              8.5            3
     Asset-backed                          11.5            6             5.8            7             31.1           14
     Equity                                   -            -               -            -                -            1
     Limited partnerships                   2.2            1               -            -                -            -
                                      --------------- ------------ --------------- ------------ -------------- ------------
     Total                              $  31.3           99         $ 122.3          198         $  121.0          144
                                      =============== ============ =============== ============ ============== ============


     The remaining fair value of the impaired fixed maturities at December 31, 2004 and 2003 is $168.7 and $192.0, respectively.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Net Investment Income

     Sources of net investment income were as follows:


                                                                            Year ended December 31,
                                                                  2004               2003               2002
                                                            -----------------  -----------------  ------------------
     Fixed maturities                                          $       960.5     $        957.6     $         946.1
     Equity securities                                                   0.3                0.2                   -
     Mortgage loans on real estate                                     221.8              208.5               202.2
     Real estate                                                         0.2                0.6                 0.3
     Policy loans                                                        9.8                8.8                 9.5
     Short-term investments and cash equivalents                         1.4                1.5                 3.7
     Other                                                             (98.4)            (138.6)             (127.9)
                                                            -----------------  -----------------  ------------------
     Gross investment income                                         1,095.6            1,038.6             1,033.9
     Less: investment expenses                                          71.7               64.0                44.6
                                                            -----------------  -----------------  ------------------
     Net investment income                                     $     1,023.9     $        974.6     $         989.3
                                                            =================  =================  ==================



     Net Realized Capital Gains and Losses

     Net realized capital gains (losses) are comprised of the difference between the carrying value of investments and proceeds from sale, maturity, and redemption, as well as losses incurred due to the impairment of investments. Net realized capital gains (losses) on investments were as follows:


                                                                             Year ended December 31,
                                                                   2004               2003                2002
                                                            -----------------  ------------------  -----------------
     Fixed maturities                                          $       44.0      $        108.7      $      (105.9)
     Equity securities                                                  6.4                 0.2                0.1
     Derivatives                                                        9.3                 1.7              (92.0)
     Real estate                                                          -                (3.4)               1.7
     Other                                                             (2.1)               (0.3)              (0.4)
                                                            -----------------  ------------------  -----------------
     Pretax net realized capital gains (losses)                $       57.6      $        106.9      $      (196.5)
                                                            =================  ==================  =================
     After-tax net realized capital gains (losses)                   $ 37.4      $         69.5      $      (127.7)
                                                            =================  ==================  =================


     Proceeds from the sale of fixed maturities and equity securities and the related gross gains and losses were as follows:


                                                                              Year ended December 31,
                                                                   2004                2003               2002
                                                            -----------------   -----------------  -----------------
     Proceeds on sales                                        $   9,916.3         $  13,664.8        $  15,027.8
     Gross gains                                                    145.5               297.6              253.3
     Gross losses                                                    59.3                60.4              224.2


ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Changes in accumulated other comprehensive income related to changes in net unrealized capital gains and losses on securities, including securities pledged were as follows:


                                                                           Year ended December 31,
                                                                 2004                2003               2002
                                                           -----------------   -----------------  -----------------
     Fixed maturities                                        $   (65.9)          $   (90.4)         $   556.5
     Equity securities                                            (4.5)                8.6               (3.9)
     DAC/VOBA                                                    (48.1)              151.2             (353.1)
     Sales inducements                                            (6.7)                  -                  -
     Other                                                        11.3                13.4                2.8
                                                           -----------------   -----------------  -----------------
     Subtotal                                                   (113.9)               82.8              202.3
     Deferred income taxes                                        43.4               (27.9)               0.9
                                                           -----------------   -----------------  -----------------
     Net unrealized capital gains (losses)                   $   (70.5)             $ 54.9          $   203.2
                                                           =================   =================  =================



3.   Financial Instruments

     Estimated Fair Value

     The following disclosures are made in accordance with the requirements of FAS No. 107, "Disclosures about Fair Value of Financial Instruments." FAS No. 107 requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques.

     Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates, in many cases, could not be realized in immediate settlement of the instrument. FAS No. 107 excludes certain financial instruments, including insurance contracts, and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

     The following valuation methods and assumptions were used by the Company in estimating the fair value of the following financial instruments:

     Fixed maturity securities: The fair values for the actively traded marketable bonds are determined based upon the quoted market prices. The fair values for marketable bonds without an active market are obtained through several commercial pricing services which provide the estimated fair values. Fair values of privately placed bonds are determined using a matrix-based pricing model. The model considers the current level of risk-free interest rates, current corporate spreads, the credit quality of the issuer, and cash flow characteristics of the security. Also considered are factors such as the net worth of the borrower, the value of collateral, the capital structure of the borrower, the presence of guarantees, and the

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Company's evaluation of the borrower's ability to compete in their relevant market. Using this data, the model generates estimated market values which the Company considers reflective of the fair value of each privately placed bond.

     Equity securities: Fair values of these securities are based upon quoted market price.

     Mortgage loans on real estate: The fair values for mortgage loans on real estate are estimated using discounted cash flow analyses and rates currently being offered in the marketplace for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations.

     Cash, cash equivalents, short-term investments under securities loan agreement and policy loans: The carrying amounts for these assets approximate the assets' fair values. Derivatives are carried at fair value on the Balance Sheets.

     Assets held in separate accounts: Assets held in separate accounts are reported at the quoted fair values of the individual securities in the separate accounts.

     Other financial instruments reported as assets: The carrying amounts for these financial instruments (primarily derivatives) approximate those assets' fair values. Derivatives are carried at fair value on the Balance Sheets.

     Notes to affiliates: Estimated fair value of the Company's notes to affiliates are based upon discounted future cash flows using a discount rate approximating the current market value.

     Investment contract liabilities (included in future policy benefits and claims reserves):

          With a fixed maturity: Fair value is estimated by discounting cash flows at interest rates currently being offered by, or available to, the Company for similar contracts.

          Without a fixed maturity: Fair value is estimated as the amount payable to the contractowner upon demand. However, the Company has the right under such contracts to delay payment of withdrawals which may ultimately result in paying an amount different than that determined to be payable on demand.

     Liabilities related to separate accounts: Liabilities related to separate accounts are reported at full account value in the Company's Balance Sheets. Estimated fair values of separate account liabilities are equal to their carrying amount.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     The carrying values and estimated fair values of certain of the Company's financial instruments at December 31, 2004 and 2003 were as follows:


                                                                    2004                            2003
                                                        ------------------------------  ------------------------------
                                                          Carrying          Fair          Carrying          Fair
                                                            Value           Value           Value           Value
                                                        --------------  --------------  --------------  --------------
     Assets:
         Fixed maturity, including securities
           pledged                                        $ 18,597.8      $ 18,597.8      $ 16,097.8      $ 16,097.8
         Equity securities                                      35.3            35.3           120.2           120.2
         Mortgage loans on real estate                       3,851.8         3,969.4         3,388.7         3,581.4
         Policy loans                                          169.0           169.0           177.1           177.1
         Cash, cash equivalents,
           and short-term investments
           under securities loan agreement                     611.8           611.8            88.0            88.0
         Other investments                                     228.8           229.0            60.8            61.1
         Assets held in separate accounts                   24,746.7        24,746.7        18,220.1        18,220.1
     Liabilities:
         Notes to affiliates                                   435.0           508.5            85.0           145.2
         Investment contract liabilities:
           Deferred annuities                               17,525.9        16,344.6        16,072.4        15,069.0
           Supplementary contracts and
             immediate annuities                               864.9           864.9           840.1           840.1
           Liabilities related to separate accounts         24,746.7        24,746.7        18,220.1        18,220.1


     Fair  value  estimates  are made at a  specific  point  in  time,  based on available market information and judgments about various financial instruments, such as estimates of timing and amounts of future cash flows. Such estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair value estimates cannot be substantiated by comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instruments. In evaluating the Company's management of interest rate, price, and liquidity risks, the fair values of all assets and liabilities should be taken into consideration, not only those presented above.

     Derivative Financial Instruments

     Interest Rate Caps

     Interest rate caps are used to manage the interest rate risk in the Company's bond portfolio. Interest rate caps are purchased contracts that provide the Company with an annuity in an increasing interest rate environment. The notional amount of the Company's open interest rate caps as of December 31, 2004 was $236.2. Carrying value and estimated fair value of the open interest rate caps was minimal as of December 31, 2004. The notional amount of the Company's open interest rate caps as of December 31,

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     2003 was $1,036.2. Carrying value and estimated fair value of the open interest rate caps were minimal as of December 31, 2003.

     Interest Rate Swaps

     Interest rate swaps are used to manage the interest rate risk in the Company's bond portfolio as well as the Company's liabilities. Interest rate swaps represent contracts that require the exchange of cash flows at regular interim periods, typically monthly or quarterly. The notional amount, carrying value and estimated fair value of the Company's open interest rate swaps as of December 31, 2004 were $2,832.8, $34.0 and $34.0, respectively. The notional amount, carrying value and estimated fair value of the Company's open interest rate swaps as of December 31, 2003 were $1,266.5, $(91.2) and $(91.2), respectively.

     Futures

     Futures contracts are used to hedge against a decrease in certain indexes. Such decrease results in increased reserve liabilities, and the futures offset this increased expense. The underlying reserve liabilities are carried at market value with the change in value recorded in the Statements of Operations, which is offset by the daily cash movement of the futures. The notional amount, carrying value and estimated fair value of the Company's open futures contracts as of December 31, 2004, were $1,177.9, $(0.2) and $(0.2), respectively. The notional amount, carrying value and estimated fair value of the Company's open futures contracts as of December 31, 2003, were $491.3, $0.8 and $0.8, respectively.

     Foreign Exchange Swaps

     Foreign exchange swaps are used to reduce the risk of a change in the value, yield, or cash flow with respect to invested assets. Foreign exchange swaps represent contracts that require the exchange of foreign currency cash flows for US dollar cash flows at regular interim periods, typically quarterly or semi-annually. The notional amount, carrying value, and estimated fair value of the Company's open foreign exchange rate swaps as of December 31, 2004 were $146.7, $(34.5) and $(34.5), respectively. The notional amount, carrying value, and estimated fair value of the Company's open foreign exchange rate swaps as of December 31, 2003 were $128.2, $(19.4) and $(19.4), respectively.

     Options

     Standard & Poor's ("S&P") Options are used to hedge against an increase in the S&P Index. Such increase results in increased reserve liabilities, and the options offset this increased expense. The options are accounted for in

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     a consistent manner with the underlying reserve liabilities, both of which are carried at fair value with the change in value recorded in the Statements of Operations. If the options mature in the money, the amount received is recorded in income to offset the increased expense for the reserve liabilities. The notional amount, carrying value and estimated fair value of the Company's open options as of December 31, 2004 were $2,335.4, $166.0, and $166.0, respectively. The notional amount, carrying value and estimated fair value of the Company's open options as of December 31, 2003 were $1,287.8, $100.9, and $100.9, respectively.

     Embedded Derivatives

     The Company also has investments in certain fixed maturity instruments and retail annuity products that contain embedded derivatives, including those whose market value is at least partially determined by, among other things, levels of or changes in domestic and/or foreign interest rates (short- or long-term), exchange rates, prepayment rates, equity markets, or credit ratings/spreads. The estimated fair value of the embedded derivatives within securities as of December 31, 2004 and 2003 was $(4.6) and $(1.1), respectively. The estimated fair value of the embedded derivatives within retail annuity products as of December 31, 2004 and 2003, was $479.9 and $238.9, respectively.


4.   Deferred Policy Acquisition Costs and Value of Business Acquired

     Activity for the years ended December 31, 2004, 2003 and 2002, within VOBA was as follows:


     Balance at December 31, 2001                                $     202.5
         Adjustment for unrealized gains/losses                        (34.2)
         Interest accrued at 4% - 5%                                    10.1
         Amortization                                                  (43.9)
                                                               -----------------
     Balance at December 31, 2002                                      134.5
         Adjustment for unrealized gains/losses                          7.0
         Interest accrued at 4% - 5%                                     6.6
         Amortization                                                  (36.6)
                                                               -----------------
     Balance at December 31, 2003                                      111.5
         Adjustment for unrealized gains/losses                         (0.5)
         Interest accrued at 4% - 5%                                     6.8
         Amortization                                                   (5.6)
                                                               -----------------
     Balance at December 31, 2004                                $     112.2
                                                               =================


     The estimated amount of VOBA to be amortized, net of interest, over the next five years is $15.5, $13.6, $11.0, $10.1, and $12.3, for the years
     2005, 2006, 2007, 2008 and 2009, respectively. Actual amortization incurred during these years may vary as assumptions are modified to incorporate actual results.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Analysis of DAC/VOBA - Annuity

     The variance in amortization expense in 2004 versus 2003 was impacted by SOP 03-1. In prior years, amortization of inducements was included in amortization of DAC and VOBA. Beginning in 2004, sales inducement amortization is included as a component of benefit expense in accordance with SOP 03-1. Therefore, the decrease in amortization of DAC and VOBA is partially related to 2004 sales inducement amortization being included in interest credited instead of amortization of DAC and VOBA. Also contributing to the decrease is the improved market performance during 2003, which lowered the amortization rate for 2004. Amortization expense in 2003 was higher than 2002 due in part to the poor equity market performance in 2002, which increased the amortization rate in 2003, as well as to the amortization of acquisition costs related to increased sales of fixed annuities during 2002. 2003 was the first full year of amortization for this block of acquisition costs. Also impacting amortization of DAC and VOBA are unlocking adjustments discussed below.

     The actual separate account market return exhibited by the variable deposits invested in mutual funds associated with the Company's liabilities in 2004 exceeded the long-term assumption, thereby producing deceleration of DAC/VOBA amortization of $6.6, before tax. As a part of the regular analysis of DAC/VOBA, at the end of the first quarter of 2004, the Company modified its assumptions regarding the future rate of spread income on some of its fixed annuity liabilities. The assumption modification was in the direction of lower spread income, and produced an acceleration of DAC/VOBA amortization of $5.0, before tax. Similar regular analysis of DAC\VOBA at the end of the third quarter of 2004 included unlocking of the Company's assumptions regarding contractowner withdrawal behavior. Based on experience studies, assumed rates of full surrender for both fixed and variable annuities and rates of partial withdrawal of account balance for variable annuities were all modified downward, producing a deceleration of DAC/VOBA amortization of $4.2, before tax. The combined effect of the three factors of actual variable return for 2004 exceeding long-term assumptions, modification of future spread income expectations, and modification of expectations regarding future withdrawal behavior was a deceleration of DAC/VOBA amortization totaling $5.8, before tax, or $3.8, net of $2.0 of federal income tax expense.

     The Company reset long-term return assumptions for the separate account to 8.5% from 9.0% (gross before fund management fees and mortality, expense, and other policy charges) as of December 31, 2003, reflecting a blended return of equity and other sub-accounts. The largest component of the 2003 unlocking adjustment comprised a deceleration of DAC/VOBA amortization totaling $41.3, before tax. This component was primarily driven by improved market performance. The Company also unlocked assumptions regarding future lapse rates for fixed annuities during the analysis at the end of 2003, resulting in an acceleration of DAC/VOBA amortization of $6.0, before tax. In each of the regular analyses of DAC/VOBA at the end of the third and fourth quarters of 2003, expectations regarding yields on assets backing

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     fixed annuity liabilities were revised downward, resulting in respective accelerations of DAC/VOBA amortization measuring $2.1, before tax and $6.0, before tax. The combined effect of all unlocking in 2003 was a deceleration of DAC/VOBA amortization totaling $27.2, before tax, or $17.7, net of $9.5 of federal income tax expense.

     As part of the regular analysis of DAC/VOBA, at the end of third quarter of 2002, the Company unlocked its long-term rate of return assumptions. The Company reset long-term assumptions for the separate account return to 9.0% (gross before fund management fees and mortality, expense, and other policy charges), as of December 31, 2002, reflecting a blended return of equity and other sub-accounts. The largest component of the 2002 unlocking adjustment comprised an acceleration of DAC/VOBA amortization totaling $91.5, before tax. This component was primarily driven by the sustained downturn in the equity markets and revised expectations for future returns. The Company also unlocked assumptions regarding future lapse and partial withdrawal rates for fixed annuities during the analysis at the end of the third quarter of 2002, resulting in an acceleration of DAC/VOBA amortization measuring $2.0, before tax. During the regular analysis at the end of the fourth quarter of 2002, expectations regarding the assets backing the fixed annuity liabilities were revised to reflect higher anticipated default rates. This fourth quarter adjustment resulted in an acceleration of DAC/VOBA amortization of $8.0, before tax. The combined effect of all unlocking adjustments in 2002 was an acceleration of DAC/VOBA amortization totaling $101.5 before tax, or $66.0, net of $35.5 of federal income tax benefit.

     Analysis DAC/VOBA - Life

     As part of the regular analysis of DAC/VOBA for the life insurance block, at the end of each of the years ended December 31, 2004, 2003, and 2002, the Company unlocked due to assumption changes related primarily to mortality, lapse, expense, and interest amounts. The impact of unlocking on the amortization of DAC/VOBA was a decrease of $1.2 in 2004, an increase of $6.0 in 2003, and an increase of $5.2 in 2002.


5.   Dividend Restrictions and Shareholder's Equity

     The Company's ability to pay dividends to its parent is subject to the prior approval of the Iowa Division of Insurance for payment of any dividend, which, when combined with other dividends paid within the preceding twelve months, exceeds the greater of (1) ten percent (10%) of the Company's statutory surplus at the prior year end or (2) the Company's prior year statutory net gain from operations. The Company did not pay any dividends on its common stock during 2004 or 2002. During 2003, the Company paid $12.4 in dividends on its common stock to its Parent.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     The Insurance Division of the State of Iowa (the "Division"), effective January 1, 2004, recognizes as net income and capital and surplus those amounts determined in conformity with statutory accounting practices prescribed or permitted by the Division, which differ in certain respects from accounting principles generally accepted in the United States. Statutory net income (loss) was $96.1, $(85.1), and $(328.0), for the years ended December 31, 2004, 2003 and 2002, respectively. Statutory capital and surplus was $1,668.3 and $1,081.1 as of December 31, 2004 and 2003, respectively.

     As of December 31, 2004, the Company did not utilize any statutory accounting practices, which are not prescribed by state regulatory authorities that, individually or in the aggregate, materially affected statutory capital and surplus.


6.   Additional Insurance Benefits and Minimum Guarantees

     Under SOP 03-1, the Company calculates additional liabilities ("SOP reserves") for certain guaranteed benefits and for universal life products with certain patterns of cost of insurance charges and certain other fees. The SOP reserve recognized for such products is in addition to the liability previously held (the "Account Value") and recognizes the portion of contract assessments received in early years used to compensate the insurer for services provided in later years.

     ING USA calculates a benefit ratio for each block of business subject to the SOP, and calculates an SOP reserve by accumulating amounts equal to the benefit ratio multiplied by the assessments for each period, reduced by excess death benefits during the period. The SOP reserve is accumulated at interest rates using the contract-credited rate for the period. The calculated reserve includes a provision for universal life contracts with patterns of cost of insurance charges that produce expected gains from the insurance benefit function followed by losses from that function in later years.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     The SOP reserve for annuities with GMDBs is determined each period by estimating the expected value of death benefits in excess of the projected account balance and recognizing the excess ratably over the accumulation period based on total expected assessments. The Company regularly evaluates estimates used to adjust the additional liability balance, with a related charge or credit to benefit expense, if actual experience or other evidence suggests that earlier assumptions should be revised. The following assumptions and methodology were used to determine the GMDB SOP reserve at December 31, 2004:


         Area                            Assumptions/Basis for Assumptions
     -------------------------           ---------------------------------------
         Data used                       Based on 101 investment performance
                                           scenarios stratified based on 10,000
                                           random generated scenarios
         Mean investment performance     8.5%
         Volatility                      18.0%
         Mortality                       60.0%, 60.0%, 75.0%, 75.0% of the
                                         90-95 ultimate mortality table for
                                           standard, rachet, rollup and
                                           combination rollup and rachet,
                                           respectively
         Lapse rates                     Vary by contract type and duration;
                                           range between 1.0% and 40.0%
         Discount rates                  6.5%, based on the portfolio earned
                                           rate of the general account


     The SOP reserve for annuities with GMABs and GMWBs are considered to be derivatives under FAS No. 133 and are recognized at fair value through earnings.

     The SOP reserve for the guaranteed minimum income benefits ("GMIB") is determined each period by estimating the expected value of the annutization benefits in excess of the projected account balance at the date of annuitization and recognizing the excess ratably over the accumulation period based on total expected assessments. The Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to benefit expense, if the actual experience or other evidence suggests that earlier assumptions should be revised. The assumptions used for calculating the additional GMIB liability at December 31, 2004, are consistent with those used for the calculating the additional GMDB liability. In addition, the calculation of the GMIB liability assumes dynamic surrenders and dynamic annuitization reflecting the extent to which the benefit, at the time of payment, has a positive value.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     The separate account liabilities subject to SOP 03-1 for minimum guaranteed benefits, and the additional liabilities recognized related to minimum guarantees, by type, as of December 31, 2004, and the paid and incurred amounts by type for the year ended December 31, 2004 were as follows:


                                                              Guaranteed          Guaranteed          Guaranteed
                                                                Minimum            Minimum              Minimum
                                                                 Death          Accumulation/           Income
                                                                Benefit       Withdrawal Benefit        Benefit
                                                                (GMDB)           (GMAB/GMWB)            (GMIB)
                                                             --------------  ---------------------   --------------
     Separate account liability
         balance                                               $ 25,843.4            $ 1,826.7         $  9,079.6
                                                             ==============  =====================   ==============
     Additional liability balance:
         Balance at January 1, 2004                            $     56.5            $    14.5         $     13.6
         Incurred guaranteed benefits                                39.0                 (4.9)              17.1
         Paid guaranteed benefits                                   (28.6)                   -                  -
                                                             --------------  ---------------------   --------------
     Balance at December 31, 2004                              $     66.9            $     9.6         $     30.7
                                                             ==============  =====================   ==============



     The net amount at risk (net of reinsurance) and the weighted average attained age of contractowners by type of minimum guaranteed benefit, were as follows as of December 31, 2004:


                                                             Guaranteed          Guaranteed          Guaranteed
                                                              Minimum             Minimum             Minimum
                                                               Death           Accumulation/           Income
                                                              Benefit        Withdrawal Benefit       Benefit
                                                               (GMDB)           (GMAB/GMWB)            (GMIB)
                                                           ---------------  ---------------------  ---------------
     Net Amount at Risk (net of reinsurance)                  $ 1,365.7         $     65.4           $  204.3
     Weighted Average Attained Age                                   63                 61                 61



     The aggregate fair value of equity securities (including mutual funds), supporting separate accounts with additional insurance benefits and minimum investment return guarantees as of December 31, 2004 was $24,746.7.


7.   Sales Inducements

     Sales inducements represent benefits paid to contractowners that are incremental to the amounts the Company credits on similar contracts and are higher than the contract's expected ongoing crediting rates for periods after the inducement. Such amounts are reported separately on the balance sheet as of January 1, 2004. Prior to 2004, these amounts were included in DAC. Sales inducements are amortized as a component of benefit expense using methodologies and assumptions consistent with those used for amortization of DAC. During the year ended December 31, 2004, the Company

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     capitalized  and  amortized  $100.9  and  $65.5,  respectively,   of  sales
     inducements. The unamortized balance of capitalized sales inducements, net of unrealized gains and losses, is $514.6 as of December 31, 2004.


8.   Income Taxes

     Effective January 1, 2004, the Company files a stand-alone federal income tax return. Prior to that date, the Company and each of the Merger Companies, filed federal income tax returns with their respective filing groups.

     Income tax expense (benefit) from continuing operations included in the financial statements are as follows:


                                                                            Year ended December 31,
                                                                  2004               2003               2002
                                                            -----------------  -----------------  ------------------
     Current tax expense (benefit):
         Federal                                              $     4.7          $     1.2          $    (19.9)
                                                            -----------------  -----------------  ------------------
             Total current tax expense (benefit)                    4.7                1.2               (19.9)
                                                            -----------------  -----------------  ------------------
     Deferred tax expense (benefit):
         Operations and capital loss carryforwards                 31.5               53.3                (3.9)
         Other federal deferred tax                                44.5              (55.3)              (36.4)
                                                            -----------------  -----------------  ------------------
             Total deferred tax expense (benefit)                  76.0               (2.0)              (40.3)
                                                            -----------------  -----------------  ------------------
     Total income tax expense (benefit)                       $    80.7          $    (0.8)         $    (60.2)
                                                            =================  =================  ==================


     Income taxes were different from the amount computed by applying the federal income tax rate to income from continuing operations before income taxes for the following reasons:


                                                                            Year ended December 31,
                                                                  2004               2003               2002
                                                            -----------------  -----------------  ------------------
     Income before income taxes and cumulative
         effect of change in accounting principle             $     173.6         $     56.5        $     (176.3)
     Tax rate                                                         35%                35%                 35%
                                                            -----------------  -----------------  ------------------
     Income tax at federal statutory rate                           60.8               19.8               (61.7)
     Tax effect of:
         Meals and entertainment                                     0.5                0.4                 0.6
         Dividend received deduction                                 1.3              (11.5)                0.8
         Product reserves                                            3.0                  -                   -
         Investments                                                15.0                  -                   -
         Refinement of deferred tax balances                           -               (9.5)                  -
         Other                                                       0.1                  -                 0.1
                                                            -----------------  -----------------  ------------------
     Income tax expense (benefit)                              $     80.7          $    (0.8)       $      (60.2)
                                                            =================  =================  ==================


ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities at December 31, 2004 and 2003 are presented below:

                                                                                      2004               2003
                                                                               -----------------  -----------------
     Deferred tax assets:
         Operations and capital loss carryforwards                               $     133.5        $     168.5
         Future policy benefits                                                        619.9              517.4
         Goodwill                                                                        9.3                9.8
         Investments                                                                    42.4               20.5
         Employee compensation and benefits                                             19.9               16.8
         Other                                                                          19.5               33.4
                                                                               -----------------  -----------------
                Total gross assets                                                     844.5              766.4

     Deferred tax liabilities:
         Unrealized gains on investments                                              (157.1)            (170.1)
         Deferred policy acquisition cost                                             (663.1)            (529.1)
         Value of purchased insurance in force                                         (33.4)             (38.3)
         Other                                                                          (3.5)              (9.5)
                                                                               -----------------  -----------------
                Total gross liabilities                                               (857.1)            (747.0)
                                                                               -----------------  -----------------
     Net deferred income tax asset (liability)                                   $     (12.6)       $      19.4
                                                                               =================  =================


     Valuation allowances are provided when it is considered unlikely that deferred tax assets will be realized. No valuation allowance has been established at this time as management believes the above conditions presently do not exist.

     At December 31, 2004, the Company has operating loss carryforwards of approximately $381.5, for federal income tax purposes, which are available to offset future taxable income. If not used, these carryforwards will expire between 2015 and 2019.

     Net unrealized capital gains and losses are presented in shareholder's equity net of deferred taxes.

     Under prior law, life insurance companies were allowed to defer from taxation a portion of income. The deferred income was accumulated in the Policyholders' Surplus Account. Equitable Life had a Policyholders' Surplus Account prior to the merger, which carried over to the Company. This deferred income only becomes taxable under certain conditions, which management believes to be remote. Furthermore, the American Jobs Creation Act of 2004 allows certain tax-free distributions from the Policyholders' Surplus Account during 2005 and 2006. Therefore, based on currently available information, no federal income taxes have been provided on the Policyholders' Surplus Account accumulated balance of $14.4.

     The Company establishes reserves for possible proposed adjustments by various taxing authorities. Management believes there are sufficient reserves provided for, or adequate defenses against any such adjustments.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Currently, the Internal Revenue Service is conducting examinations for the years 2000 and 2001 and various state tax audits are in process.


9.   Benefit Plans

     Defined Benefit Plan

     ING North America Insurance Corporation ("ING North America") sponsors the ING Americas Retirement Plan (the "Retirement Plan"), effective as of December 31, 2001. Substantially all employees of ING North America and its subsidiaries and affiliates (excluding certain employees) are eligible to participate, including the Company's employees.

     The Retirement Plan is a tax-qualified defined benefit plan, the benefits of which are guaranteed (within certain specified legal limits) by the Pension Benefit Guaranty Corporation ("PBGC"). As of January 1, 2002, each participant in the Retirement Plan (except for certain specified employees) earns a benefit under a final average compensation formula. Subsequent to December 31, 2001, ING North America is responsible for all Retirement Plan liabilities. The costs allocated to the Company for its employees' participation in the Retirement Plan were $11.4, $9.3, and $4.8, for the years ended 2004, 2003 and 2002, respectively.

     Defined Contribution Plans

     ING North America sponsors the ING Savings Plan and ESOP (the "Savings Plan"). Substantially all employees of ING North America and its subsidiaries and affiliates (excluding certain employees) are eligible to participate, including the Company's employees other than Company agents. The Savings Plan is a tax-qualified profit sharing and stock bonus plan, which includes an employee stock ownership plan ("ESOP") component. Savings Plan benefits are not guaranteed by the PBGC. The Savings Plan allows eligible participants to defer into the Savings Plan a specified percentage of eligible compensation on a pre-tax basis. ING North America matches such pre-tax contributions, up to a maximum of 6% of eligible compensation. All matching contributions are subject to a 4-year graded vesting schedule (although certain specified participants are subject to a 5-year graded vesting schedule). All contributions made to the Savings Plan are subject to certain limits imposed by applicable law. Pre-tax charges to operations of the Company for the Savings Plan were $3.5, $2.8, and $3.0, for the years ended December 31, 2004, 2003 and 2002, respectively.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Other Benefit Plans

     In addition to providing retirement plan benefits, the Company, in conjunction with ING North America, provides certain supplemental retirement benefits to eligible employees and health care and life insurance benefits to retired employees and other eligible dependents. The supplemental retirement plan includes a non-qualified defined benefit pension plan, and a non-qualified defined contribution plan, which means all benefits are payable from the general assets of the Company. The post-retirement health care plan include contributory, with retiree contribution levels adjusted annually. The life insurance plan provides a flat amount of noncontributory coverage and optional contributory coverage. The benefits charges allocated to the Company related to all of these plans for the years ended December 31, 2004, 2003, and 2002 were not significant.


10.  Related Party Transactions

     Operating Agreements

     The Company has certain agreements whereby it generates revenues and incurs expenses with affiliated entities. The agreements are as follows:

     |X| Underwriting and distribution agreement with Directed Services, Inc. ("DSI"), for the variable insurance products issued by the Company. DSI is authorized to enter into agreements with broker-dealers to distribute the Company's variable products and appoint representatives of the broker-dealers as agents. For the years ended December 31, 2004, 2003 and 2002, expenses were incurred in the amounts of $371.4, $269.3, and $287.1, respectively.
     |X| Asset management agreement with ING Investment Management LLC ("IIM"), in which IIM provides asset management and accounting services. The Company records a fee, which is paid quarterly, based on the value of the assets under management. For the years ended December 31, 2004, 2003 and 2002, expenses were incurred in the amounts of $69.8, $62.4, and $43.4, respectively.
     |X| Service agreement with DSI, in which the Company provides managerial and supervisory services to DSI and earns a fee that is calculated as a percentage of average assets in the variable separate accounts. For the years ended December 31, 2004, 2003, and 2002, revenue for these services was $36.4, $27.8, and $25.8 respectively.
     |X| Expense sharing agreements with ING North America Insurance Corporation ("NAC") for administrative, management, financial, and information technology services, which were approved in 2001. For the years ended December 31, 2004, 2003 and 2002, expenses were incurred in the amounts of $65.0, $67.5, and $70.6, respectively.
     |X| Services agreement between the Company and its affiliates dated January 1, 2001, and amended effective January 1, 2002. For the years ended December 31, 2004, 2003, and 2002, net expenses related to the

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

          agreement were incurred in the amount of $5.1, $16.2, and $17.1, respectively.
     |X| ING Advisors Network, a group of broker-dealers affiliated with the Company, distributes the Company's annuity products. For the years ended December 31, 2004, 2003, and 2002, ING Advisors Network sold new contracts of $1,121.8, $765.8, and $949.1, respectively.

     Management and service contracts and all cost sharing arrangements with other affiliated companies are allocated in accordance with the Company's expense and cost allocation methods.

     Reinsurance Agreements

     ING USA entered into a reinsurance agreement with Security Life of Denver International, Limited. ("SLDI"), an affiliate, covering variable annuity minimum guaranteed death benefits and minimum guaranteed living benefits of variable annuities issued after January 1, 2000. In March 2003, the Company amended its reinsurance agreement with SLDI. Under this amendment, the Company terminated the reinsurance agreement for all in force and new business and recaptured all in force business reinsured under the reinsurance agreement between the Company and SLDI retroactive to January 1, 2003 and the Company reduced its reinsurance recoverable related to these liabilities by $150.1. On March 28, 2003, SLDI transferred assets to the Company in the amount of $185.6. The difference in amounts transferred on March 28, 2003 and the reduction of the reinsurance recoverables as of January 1, 2003, reflects adjustments on the investment of the reinsurance recoverable as of January 1, 2003. It also reflects adjustments on the investment income on the assets and letter of credit costs between January 1, 2003 and the date of the asset transfer. It also encompasses the net effect of a recapture fee paid in the amount of $5.0 offset by the receipt of a $24.1 negative ceding commission. The net impact of which was deferred in policy acquisition costs and is being amortized over the period of estimated future profits.

     The Company is a party to a Facultative Reinsurance Agreement with its affiliate, Security Life of Denver Insurance Company ("Security Life") dated August 20, 1999. Under the terms of the Agreement, the Company facultatively cedes certain GICs and funding agreements to Security Life on a 100% coinsurance basis. As of December 31, 2004, the value of GIC and funding agreement reserves ceded by the Company under this agreement was $1,262.7.

     Reciprocal Loan Agreement

     On January 1, 2004, the Company entered into a new reciprocal loan agreement with ING America Insurance Holding Company, Inc. ("ING AIH"), a Delaware corporation and affiliate, to facilitate the handling of unusual and/or unanticipated short-term cash requirements. In accordance with this

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     agreement, the maximum outstanding amount to be borrowed or lent shall not exceed 3% of ING USA's total admitted assets as of the preceding December
     31. This agreement supersedes previous reciprocal loan agreements between each of the Merged Companies and ING AIH, which contained various terms and maximum borrowing/lending limits.

     Under the previous and current reciprocal loan agreements, interest on any ING USA borrowings was charged at the rate of ING AIH's cost of funds for the interest period plus 0.15%. Interest on any ING AIH borrowings was charged at a rate based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration. Under these agreements, ING USA incurred interest expense of $0.2, $0.3, and $0.3, for the years ended December 31, 2004, 2003, and 2002, respectively. ING USA earned interest of $2.5, $1.0, and $1.3, for the years ended December 31, 2004, 2003 and 2002, respectively. At December 31, 2004 and 2003, ING USA had $184.2 and $120.4 receivable from ING AIH under these agreements included in due from affiliates.

     Notes to Affiliates

     The Company's promissory note in the amount of $50.0 payable to Lion was repaid on May 17, 2004. The note was issued on April 15, 1997. Interest was charged at an annual rate of 8.75% and the face amount was due on demand. The Company incurred interest expense of $1.7, $4.4, and $4.4, for the years ended December 31, 2004, 2003, and 2002, respectively.

     ING USA issued a 30-year surplus note in the principal amount of $35.0 on December 8, 1999, to its affiliate, Security Life of Denver Insurance Company (successor-in-interest to First Columbine Life Insurance Company), which matures on December 7, 2029. Interest is charged at an annual rate of 7.98%. Payment of the note and related accrued interest is subordinate to payments due to contractowners and claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of ING USA. Any payment of principal and/or interest made is subject to the prior approval of the Iowa Insurance Commissioner. Interest expense was $2.8, $2.8, and $2.8, for the years ended December 31, 2004, 2003, and 2002, respectively.

     On December 29, 2004, the Company issued surplus notes in the aggregate principal amount of $400.0 (the "Notes"), scheduled to mature on December 29, 2034, to its affiliates, ING Life Insurance and Annuity Company ("ILIAC"), ReliaStar Life and SLDI, in an offering that was exempt from the registration requirements of the Securities Act of 1933. The Notes bear interest at a rate of 6.26% per year. Any payment of principle and/or interest is subject to the prior approval of the Iowa Insurance Commissioner. Interest is scheduled to be paid semi-annually in arrears on June 29 and December 29 of each year, commencing on June 29, 2005. Interest expense was $0.2 for the year ended December 31, 2004.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Tax Sharing Agreements

     The Company has entered into a state tax sharing agreement with ING AIH and each of the specific subsidiaries that are parties to the agreement. The state tax agreement applies to situations in which ING AIH and all or some of the subsidiaries join in the filing of a state or local franchise, income tax, or other tax return on a consolidated, combined, or unitary basis.

     Capital Transactions

     During the years ended December 31, 2004, 2003, and 2002, ING USA received capital contributions of $230.0, $88.7, and $456.3, respectively.


11.  Financing Agreements

     The Company maintains a revolving loan agreement with SunTrust Bank, Atlanta (the "Bank"). Under this agreement, which is due on demand, the Company can borrow up to $125 from the Bank. Interest on any borrowing accrues at an annual rate equal to a rate quoted by the Bank to the Company for the borrowing. Under the agreement, the Company incurred minimal interest expense for the years ended December 31, 2004, 2003, and 2002, respectively. At December 31, 2004 and 2003, the Company did not have any balances payable to the Bank.

     The Company also maintains a perpetual revolving loan agreement with Bank of New York ("BONY"). Under this agreement, the Company can borrow up to $100 from BONY. Interest on any of the Company borrowing accrues at an annual rate equal to a rate quoted by BONY to the Company for the borrowing. Under this agreement, the Company incurred minimal interest expense for the years ended December 31, 2004, 2003, and 2002. At December 31, 2004 and 2003, the Company did not have any balances payable to BONY.


12.  Reinsurance

     At December 31, 2004, ING USA had reinsurance treaties with 17 unaffiliated reinsurers and 1 affiliated reinsurer covering a portion of the mortality risks and guaranteed death and living benefits under its variable contracts. ING USA remains liable to the extent its reinsurers do not meet their obligations under the reinsurance agreements.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Reinsurance ceded in force for life mortality risks were $906.0 and $1,209.4 at December 31, 2004 and 2003, respectively. At December 31, 2004 and 2003, net receivables were comprised of the following:


                                                  2004               2003
                                            -----------------  -----------------
     Claims recoverable from reinsurers      $    13.4           $   17.1
     Payable for reinsurance premiums             (3.2)              (6.6)
     Reinsured amounts due to an
         unaffiliated reinsurer                   (3.2)              (3.1)
     Reserve credits                              17.6               21.1
     Reinsurance ceded                         1,359.9              619.4
     Other                                         3.6                4.0
                                           ------------------  -----------------
     Total                                   $ 1,388.1           $  651.9
                                           ==================  =================


     Included in the accompanying financial statements are net policy benefit recoveries of $48.4, $48.4, and $60.0, for the years ended December 31, 2004, 2003, and 2002, respectively.

     Interest credited and other benefits to contractowners included the following premiums ceded and reinsurance recoveries:


                                                         Year ended December 31,
                                                2004               2003               2002
                                        -----------------  -----------------  ------------------
     Premiums ceded under reinsurance         $ 12.5             $ 16.4              $ 59.6
     Reinsurance recoveries                      0.8                2.2                 2.7



13.  Commitments and Contingent Liabilities

     Leases

     The Company leases its office space and certain other equipment under operating leases that expire through 2017.

     For the years ended December 31, 2004, 2003, and 2002, rent expense for leases was $7.6, $7.4, and $6.6, respectively. The future net minimum payments under noncancelable leases for the years ended December 31, 2005 through 2009 are estimated to be $7.8, $7.8, $7.6, $7.5, and $7.5, respectively, and $39.4, thereafter. The Company pays substantially all expenses associated with its leased and subleased office properties. Expenses not paid directly by the Company are paid for by an affiliate and allocated back to the Company.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Commitments

     Through the normal course of investment operations, the Company commits to either purchase or sell securities, commercial mortgage loans, or money market instruments at a specified future date and at a specified price or yield. The inability of counterparties to honor these commitments may result in either a higher or lower replacement cost. Also, there is likely to be a change in the value of the securities underlying the commitments. At December 31, 2004 and 2003, the Company had off-balance sheet commitments to purchase investments equal to their fair value of $175.3 and $154.0, respectively.

     Litigation

     The Company is a party to threatened or pending lawsuits/arbitrations arising from the normal conduct of business. Due to the climate in insurance and business litigation/arbitrations, suits against the Company sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of such lawsuits/arbitrations, in light of existing insurance, reinsurance and established reserves, it is the opinion of management that the disposition of such lawsuits/arbitrations will not have a materially adverse effect on the Company's operations or financial position.

     Other Regulatory Matters

     Regulatory Matters

     As with many financial services companies, the Company and its affiliates have received informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the financial services industry. In each case, the Company and its affiliates have been and are providing full cooperation.

     Fund Regulatory Issues

     Since 2002, there has been increased governmental and regulatory activity relating to mutual funds and variable insurance products. This activity has primarily focused on inappropriate trading of fund shares, revenue sharing and directed brokerage, compensation, sales practices and suitability, arrangements with service providers, pricing, compliance and controls, and adequacy of disclosure.

     In addition to responding to governmental and regulatory requests on fund regulatory issues, ING management, on its own initiative, conducted, through special counsel and a national accounting firm, an extensive internal review of mutual fund trading in ING insurance, retirement, and mutual fund products. The goal of this review was to identify any instances

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel.

     The internal review identified several isolated arrangements allowing third parties to engage in frequent trading of mutual funds within the variable insurance and mutual fund products of ING, and identified other circumstances where frequent trading occurred despite measures taken by ING intended to combat market timing. Each of the arrangements has been terminated and disclosed to regulators, to the independent trustees of ING Funds (U.S.) and in Company reports previously filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended.

     An affiliate of the Company, ING Funds Distributors, LLC ("IFD") has received notice from the staff of the National Association of Securities Dealers ("NASD") that the staff has made a preliminary determination to recommend that disciplinary action be brought against IFD and one of its registered persons for violations of the NASD Conduct Rules and federal securities laws in connection with frequent trading arrangements.

     Other regulators, including the SEC and the New York Attorney General, are also likely to take some action with respect to the Company or certain affiliates before concluding their investigation of ING relating to fund trading. The potential outcome of such action is difficult to predict but could subject the Company or certain affiliates to adverse consequences, including, but not limited to, settlement payments, penalties, and other financial liability. It is not currently anticipated, however, that the actual outcome of such action will have a material adverse effect on ING or ING's U.S.-based operations, including the Company.

     ING has  agreed to  indemnify  and hold  harmless  the ING  Funds  from all damages resulting from wrongful conduct by ING or its employees or from ING's internal investigation, any investigations conducted by any governmental or self-regulatory agencies, litigation or other formal proceedings, including any proceedings by the Securities and Exchange Commission ("SEC"). Management reported to the ING Funds Board that ING management believes that the total amount of any indemnification obligations will not be material to ING or ING's U.S.-based operations , including the Company.

ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Other Regulatory Matters

     The New York Attorney General and other regulators are also conducting broad inquiries and investigations involving the insurance industry. These initiatives currently focus on, among other things, compensation and other sales incentives, potential conflicts of interest, potential anti-competitive activity, marketing practices, certain financial reinsurance arrangements, and disclosure. It is likely that the scope of these investigations will further broaden before the investigations are concluded. U.S. affiliates of ING have received formal and informal requests in connection with such investigations, and are cooperating fully with each request for information.

     These initiatives may result in new legislation and regulation that could significantly affect the financial services industry, including businesses in which the Company is engaged.

     In light of these and other developments, U.S. affiliates of ING, including the Company, periodically review whether modifications to our business practices are appropriate.


14.  Other Comprehensive Income

     The components of other comprehensive income for the years ended December 31, 2004 and 2003 were as follows:

                                                          2004                2003
                                                    ------------------  -----------------
     Net unrealized capital gains (losses):
         Fixed maturities                            $   451.4          $   517.3
         Equity securities                                 0.5                5.0
         DAC/VOBA                                       (258.6)            (210.5)
         Sales inducements                                (6.7)                 -
         Other                                            (2.6)             (13.9)
                                                    ------------------  -----------------
     Subtotal                                            184.0              297.9
     Less: Deferred income taxes                         (66.4)            (109.8)
                                                    ------------------  -----------------
     Net unrealized capital gains (losses)               117.6              188.1
     Minimum pension liability                            (4.9)                 -
                                                    ------------------  -----------------
     Net accumulated other comprehensive income      $   112.7          $   188.1
                                                    ==================  =================


ING USA Annuity and Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Financial Statements
(Dollar amounts in millions, unless otherwise stated)
--------------------------------------------------------------------------------

     Changes in accumulated other comprehensive income related to changes in net unrealized gains (losses) on securities, including securities pledged, were as follows:


                                                                           Year ended December 31,
                                                                 2004                2003               2002
                                                           ------------------  -----------------  -----------------
     Unrealized holding gains (losses) arising
         during the year (1)                                  $     (26.8)        $    125.9         $    152.6
     Less: reclassification adjustment for gains
         (losses) and other items included in
         net income (2)                                              43.7               71.0              (50.6)
                                                           ------------------  -----------------  -----------------
     Net unrealized gains (losses) on securities                  $ (70.5)            $ 54.9            $ 203.2
                                                           ==================  =================  =================


(1) Pretax unrealized holding gains (losses) were $(41.2), $193.7 and $234.8, for the years ended December 31, 2004, 2003 and 2002, respectively.
(2) Pretax reclassification adjustments for gains (losses) and other items included in net income were $67.2, $109.2 and $(77.8), for the years ended December 31, 2004, 2003 and 2002, respectively.

QUARTERLY DATA (UNAUDITED)



2004  (In millions)                                               First          Second          Third          Fourth
-----                                                        -------------  -------------   -------------  -------------
Total revenue                                                 $   435.7      $    430.2      $    435.8      $   372.1
                                                             -------------  -------------   -------------  -------------
Income before income taxes and
    cumulative effect of change in accounting principle            32.0 **         69.2 **         39.7 **        32.7
Income tax expense                                                  9.8 **         23.0 **         37.0 **        10.9
                                                             -------------  -------------   -------------  -------------

Net income before cumulative effect of
    change in accounting principle                                 22.2 **         46.2 **          2.7 **        21.8
Cumulative effect of change in accounting principle                (1.0)**            -               -              -
                                                             -------------  -------------   -------------  -------------
Net income                                                    $    21.2 **   $     46.2 **   $      2.7 **   $    21.8
                                                             =============  =============   =============  =============

2003 (In millions)                                                First*        Second*          Third*        Fourth*
----                                                         -------------  -------------   -------------  -------------
Total revenue                                                 $   365.0      $    392.0      $    406.3      $   345.7
                                                             -------------  -------------   -------------  -------------
Income (loss) before income taxes                                 (21.0)           46.5            32.6           (1.6)
Income tax expense (benefit)                                       (7.5)           14.4             3.8          (11.5)
                                                             -------------  -------------   -------------  -------------
Net income (loss)                                             $   (13.5)     $     32.1      $     28.8      $     9.9
                                                             =============  =============   =============  =============


* 2003 amounts have been restated due to the merger on January 1, 2004. See the "Significant Accounting Policies" footnote for further information regarding the merger.

** Income before cumulative effect of change in accounting principle for the first, second, and third quarters of 2004 has been restated to include the impact of the implementation of the TPA, effective January 1, 2004. The quarterly adjustment was approximately $(0.6), resulting in a total 2004 reduction of $(2.3). Also, the cumulative effect of change in accounting principal was reduced by $(2.0) before tax due to the implementation of the TPA. See "Recently Adopted Accounting Standards" in the "Significant Accounting Policies" footnote for further information.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

         None.

Item 9A. Controls and Procedures

          a) The Company carried out an evaluation, under the supervision and with the participation of its management, including its Chief Executive Officer and Chief Financial Officer, of the effectiveness of the Company's disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934) as of the end of the period covered by this report. Based on that evaluation, the Chief Executive Officer and the Chief Financial Officer have concluded that the Company's current disclosure controls and procedures are effective in ensuring that material information relating to the Company required to be disclosed in the Company's periodic SEC filings is made known to them in a timely manner.

          b) There has not been any change in the internal controls over financial reporting of the Company that occurred during the period covered by this report that has materially affected or is reasonably likely to materially affect these internal controls.

Item 9B. Other Information

         None.

                                    PART III

Item 10. Directors and Executive Officers of the Registrant

          Omitted pursuant to General Instruction I(2) of Form 10-K, except with respect to compliance with Sections 406 and 407 of the Sarbanes-Oxley Act of 2002:

          a)   Code of  Ethics  for  Financial  Professionals
               The Company has approved and adopted a Code of Ethics for Financial Professionals (which was filed as Exhibit 14 to the Company's Form 10-K, as filed with the SEC on March 29, 2004, File No. 033-87270), pursuant to the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. Any waiver of the Code of Ethics will be disclosed by the Company by way of a Form 8-K filing.

          b)   Designation of Board Financial Expert
               The Company has designated David A. Wheat, Director, Senior Vice President, and Chief Financial Officer of the Company, as its Board Financial Expert, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002. Because the Company is a wholly-owned subsidiary of Lion, it does not have any outside directors sitting on its board.

Item 11.  Executive Compensation

          Omitted pursuant to General Instruction I(2) of Form 10-K.

Item 12.  Security Ownership of Certain Beneficial Owners and Management

          Omitted pursuant to General Instruction I(2) of Form 10-K.

Item 13.  Certain Relationships and Related Transactions

          Omitted pursuant to General Instruction I(2) of Form 10-K.

Item 14.  Principal  Accountant  Fees and Services
          (Dollar amounts in millions, unless otherwise stated)

          In 2004 and 2003, Ernst & Young LLP (Ernst & Young) served as the principal external auditing firm for ING including ING USA. ING subsidiaries, including ING USA, are allocated Ernst & Young fees attributable to services rendered by Ernst & Young to each subsidiary. Ernst & Young fees allocated to the Company for the years ended December 31, 2004 and 2003 are detailed below along with a description of the services rendered by Ernst & Young to the Company:

                                               2004                 2003
                                        -------------------  -------------------
          Audit fees                      $     2.6            $     1.8
          Audit-related fees                    0.5                  0.1
          Tax fees                                -*                 0.1
          All other fees                          -*                   -
                                        -------------------  -------------------
                                          $     3.1            $     2.0
                                        ===================  ===================

              *Less than $0.1.

          Audit fees

          Fees for audit services include fees associated with professional services rendered by the auditors for the audit of the annual financial statements of the Company and review of the Company's interim financial statements.

          Audit-related fees

          Audit-related fees were allocated to ING USA for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and are not reported under the audit fee item above. These services consisted primarily of audit of SEC product filings, advice on accounting matters, and progress review on International Financial Reporting Standards and Sarbanes-Oxley projects.

          Tax Fees

          Tax fees allocated to ING USA were for tax compliance, tax advice, and tax planning professional services. These services consisted of: tax compliance including the review of original and amended tax returns, assistance with questions regarding tax audits, and tax planning and advisory services relating to common forms of domestic taxation (i.e. income tax and capital tax).

          All other fees

          There were minimal fees allocated to ING USA under the category "all other fees" in 2004, and no amounts in 2003. This category typically includes fees paid for products and services other than the audit fees, audit-related fees, and tax fees described above, and consists primarily of non-recurring support and advisory services.

          Pre-approval policies and procedures

          ING USA has adopted the pre-approval policies and procedures of ING. Audit, audit-related, and non-audit services provided to the Company by ING's independent auditors are pre-approved by ING's audit committee. Pursuant to ING's pre-approval policies and procedures, the

          ING audit committee is required to pre-approve all services provided by ING's independent auditors to ING and its majority owned legalentities, including the Company. The ING pre-approval policies and procedures distinguish four types of services: (1) audit services,
          (2) audit-related services, (3) non-audit services, and (4) prohibited services (as described in the Sarbanes-Oxley Act).

          The ING pre-approval procedures consist of a general pre-approval procedure and a specific pre-approval procedure.

          General pre-approval procedure

          ING's audit committee pre-approves audit, audit-related, and non-audit services to be provided by ING's external audit firms on an annual basis, provided that the amount for such pre-approved service may not be exceeded. ING's audit committee receives an overview of all services provided, including related fees and supported by sufficiently detailed information. ING's audit committee evaluates this overview retrospectively on a semi-annual basis.

          Specific pre-approval procedure

          In addition to audit committee pre-approval, all audit-related and non-audit engagements that are expected to generate fees in excess of EUR 100,000 need specific approval of ING's Chief Financial Officer ("CFO"). These engagements are submitted in advance to the General Manager of ING Corporate Audit Services, who will advise ING's CFO on the compatibility of such services with the independence policy. Further, in addition to audit committee pre-approval under the general pre-approval procedures, the audit committee must approve on a case-by-case basis:

          (i) Each individual audit-related and non-audit engagement which is expected to generate fees in excess of EUR 250,000;

          (ii) All further audit-related and non-audit engagements over and above the pre-approved amounts.

          In 2004, 100% of each of the audit related services, tax services and all other services were pre-approved by ING's audit committee.

                                     PART IV

Item 15.  Exhibits and Financial Statement Schedules

          (a)  The  following  documents  are filed as part of this  report:

               1.   Financial  statements.  See  Item 8 on Page 49
               2.   Financial  statement  schedules.   See  Index  to  Financial
                    Statement Schedules on Page 110

              Exhibits

               2. Agreement and Plan of Merger dated June 25, 2003, by and between USG Annuity & Life Company, United Life & Annuity Insurance Company, Equitable Life Insurance Company of Iowa and Golden American, incorporated by reference in Exhibit 99-8 in the Company's Form 8K filed with the SEC on January 2, 2004 (File No. 333-87270).

               3.(i)Restated   Articles  of  Incorporation   Providing  for  the
                    Redomestication of Golden American Life Insurance Company dated July 2 and 3, 2003, effective January 1, 2004, incorporated by reference to Company's 10-K, as filed with the SEC on March 29, 2004 (File No. 033-87270).

                    Amendment to Articles of Incorporation Providing for the Name Change of Golden American Life Insurance Company dated November 20, 2003, effective January 1, 2004, incorporated by reference to the Company's 10-K, as filed with the SEC on March 29, 2004 (File No. 033-87270).

                    Amendment to Articles of Incorporation Providing for the Change in Purpose and Powers of ING USA Annuity and Life Insurance Company dated March 3 and 4, 2004, effective March 11, 2004, incorporated by reference to the Company's 10-Q, as filed with the SEC on May 17, 2004 (File No. 033-87270).

               (ii) Amended  and  Restated  By-Laws of ING USA  Annuity and Life
                    Insurance Company, adopted by the Board of Directors of the Company on June 25, 2003, as amended November 11, 2003 and February 25, 2004, incorporated by reference to the Company's Form 10-Q, as filed with the SEC on May 17, 2004 (File No. 033-87270).

               4.   Instruments   Defining  the  Rights  of  Security   Holders,
                    including Indentures (Annuity Contracts).

                    (a) Single Premium Deferred Modified Guaranteed Annuity Contract, Single Premium Deferred modified Guaranteed Annuity Master Contract, and Single Premium Deferred Modified Guaranteed Annuity Certificate - Incorporated herein by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 for Golden American Life Insurance Company as filed with the SEC on February 8, 2002 (File No. 333-67660).

                    (b) Single Premium Deferred Modified Guaranteed Annuity Contract - Incorporated herein by reference to the initial Registration Statement on Form S-1 for Golden American Life Insurance Company, as filed with the SEC on June 30, 2000 (File No. 333-40596).

                    (b.1)Single Premium  Deferred  Modified  Guaranteed  Annuity
                         Master Contract and Single Premium Deferred Modified guaranteed Annuity Certificate - Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form S-1 for Golden American Life Insurance Company, as filed with the SEC on September 13, 2000 (File No. 333-40596).

                    (c) Individual Retirement Rider; Roth Individual Retirement Annuity Rider; Individual Retirement Annuity Rider; and Simple Retirement Account Rider - Incorporated herein by reference to Post-Effective Amendment No. 34 to Registration Statement on Form N-4 for Golden American Life Insurance Company Separate Account B, as filed with the SEC on April 15, 2003 (File No. 033-23351).

                    (c.1)403(b)  Rider -  Incorporated  herein by  reference  to
                         Initial Registration Statement on Form S-2 for Golden American Life Insurance Company, as filed with the SEC on April 15, 2003 (File No. 333-104547).

                    (d) Single Premium Deferred Equity Indexed Modified Guaranteed Annuity Contract; Single Premium Deferred Modified Guaranteed Annuity Group Master Contract; and Single Premium Deferred Equity Indexed Modified Guaranteed Annuity Certificate, - Incorporated herein by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form S-2, as filed with the SEC on August 13, 2004 (File No. 333-116137).

                    (e) Interest in Fixed Account I under Variable Annuity Contracts - Incorporated herein by reference to:
                         Post-Effective Amendment No. 12 to Registration Statement on Form N-4 for Golden American Life

                         Insurance Company Separate Account B, as filed with the Securities and Exchange Commission on April 23, 1999 (File Nos. 333-59261, 811-5626); Incorporated by
                         reference to Post-Effective Amendment No. 3 to Registration Statement on Form N-4 for Golden American life Insurance Company, as filed with the SEC on April 23, 1999 (File Nos. 333-28769, 811-5626); and
                         Incorporated by reference to Pre-Effective Amendment No. 1 to Registration statement on Form N-4 for Golden American Life Insurance Company Separate Account B, as filed with the SEC on June 24, 2000 (File Nos. 333-33914, 811-5626).

                    (f) Interests in Fixed Account II under Variable Annuity Contracts - Incorporated herein by reference to Post-Effective Amendment No. 7 to Registration Statement on Form N-4 for Separate Account B of Golden American Life Insurance Company as filed with the SEC on October 2, 2000 (File No. 333-28679, 811-5626),
                         Incorporated herein by reference to Post-Effective Amendment No. 2 to Registration Statement on Form N-4 for Separate Account B of Golden American Life Insurance Company as filed with the SEC on October 2, 2000 (File No. 333-30180, 811-5626), Incorporated
                         herein by reference to Post-Effective Amendment No. 5 to Registration Statement on Form N-4 for Separate Account B of Golden American Life Insurance Company as filed with the SEC on April 23, 1999 (File No. 333-28755, 811-5626), Incorporated herein by reference to Post-Effective Amendment No. 1 to Registration Statement on Form N-4 for Separate Account B of Golden American Life Insurance Company as filed with the SEC on April 23, 1999 (File No. 333-66757, 811-5626),
                         Incorporated herein by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form N-4 for Separate Account B of Golden American Life Insurance Company as filed with the SEC on October 26, 2001 (File No. 333-63692, 811-5626), Incorporated
                         herein by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form N-4 for Separate Account B of Golden American Life Insurance Company as filed with the SEC on December 11, 2001 (File No.333-70600, 811-5626), and Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form N-4 for Golden American Life Insurance Company Separate Account B, as filed with the SEC on April 16, 2003 (File No. 333-90516, 811-5626).

                    (g) Interest in the Guaranteed Account under Variable Annuity Contracts - Incorporated herein by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form S-2 for Golden American Life Insurance Company, as filed with the SEC on June 29, 2001 (File No. 333-57212).

               10.  Material Contracts

                    (a) Service Agreement, dated as of January 1, 1994, between Golden American and Directed Services, Inc., incorporated by reference from Exhibit 10(b) to a Registration Statement on Form S-1 filed with the SEC on April 29, 1998 (File No. 333-51353).

                    (b) Asset Management Agreement, dated January 20, 1998, between Golden American and ING Investment Management LLC, incorporated by reference from Exhibit 10(f) to Golden American's Form 10-Q filed with the SEC on August 14, 1998 (File No. 033-87270).

                    (c) Reciprocal Loan Agreement dated January 1, 2004, between ING USA Annuity and Life Insurance Company and ING America Insurance Holdings, Inc., incorporated by reference from Exhibit 10.A(a) to ING USA Annuity and Life Insurance Company's Form 10-Q filed with the SEC on or about May 17, 2004 (File No. 333-87270).

                    (d) Surplus Note, dated December 8, 1999, between Golden American and First Columbine Life Insurance Company, incorporated by reference from Exhibit 10(g) to Amendment No. 7 to a Registration Statement for Golden American on Form S-1 filed with the SEC on or about January 27, 2000 (File No. 333-28765).

                    (e) Services Agreement between Golden American and the affiliated companies listed in Exhibit B to that Agreement, dated as of January 1, 2001, as amended effective January 1, 2002, incorporated by reference from Exhibit 10.A (k) to ING USA Annuity and Life Insurance Company's Form 10-K filed with the SEC on March 29, 2004 (File No. 033-87270).

                    (f) Services Agreement between Golden American and ING North America Insurance Corporation effective January 1, 2001, incorporated by reference from Exhibit 10.A
                         (g) to ING USA Annuity and Life Insurance Company's Form 10-K filed with the SEC on March 29, 2004 (File No. 033-87270).

                    (g) Form of Shared Services Center Services Agreement by and among ING North America Insurance Corporation
                         ("Service Provider") and Ameribest Life Insurance Company, a Georgia corporation; Equitable Life Insurance Company of Iowa, an Iowa corporation; USG Annuity & Life Company, an Oklahoma corporation; Golden American, a Delaware corporation; First Columbine Life Insurance Company, a Colorado corporation; Life Insurance Company of Georgia, a Georgia corporation; Southland Life Insurance Company, a Texas corporation; Security Life of Denver Insurance Company, a Colorado corporation; Midwestern United Life Insurance Company, an Indiana corporation; and United Life & Annuity Insurance Company, a Texas corporation, incorporated by reference from Exhibit 10(r) to Pre-Effective Amendment No. 1 to a Registration Statement on Form S-1 filed by Registrant with the SEC on or about December 11, 2001 (File No. 333-70602).

                    (h) Tax Sharing Agreement between Golden American, ING America Insurance Holdings, Inc. and affiliated companies, effective January 1, 2001, incorporated by reference from Exhibit 10.A (j) to ING USA Annuity and Life Insurance Company's Form 10-K filed with the SEC on March 29, 2004 (File No. 033-87270).

                    (i) Administrative Services Agreement between Golden American, ReliaStar Life Insurance Company of New York and affiliated companies listed on Exhibit A to the Agreement, effective March 1, 2003, incorporated by reference from Exhibit 10.A (m) to ING USA Annuity and Life Insurance Company's Form 10-K filed with the SEC on March 29, 2004 (File No. 033-87270).

                    (j) First Amendment to the Administrative Services Agreement between ING USA Annuity and Life Insurance Company and its affiliates, effective as of August 1, 2004.

                    (k) Amendment to Asset Management Agreement between Golden American and ING Investment Management LLC, effective January 1, 2003, incorporated by reference from Exhibit 10.A (l) to ING USA Annuity and Life Insurance Company's Form 10-K filed with the SEC on March 29, 2004 (File No. 033-87270).

                    (l) Third Amendment to the Asset Management Agreement, between Golden American and ING Investment Management LLC, effective August 18, 2003, incorporated by reference from Exhibit 10.A (n) to ING USA Annuity and Life Insurance Company's Form 10-K filed with the SEC on March 29, 2004 (File No. 033-87270).

                    (m) Lease Agreement, dated as of April 16, 1998, by and between Golden American and Dunwoody Associates, incorporated by reference from Exhibit 10.A (o) to ING USA Annuity and Life Insurance Company's Form 10-K filed with the SEC on March 29, 2004 (File No. 033-87270).

                    (n) First Amendment to Lease Agreement, dated November 4, 1998, between Golden American and Dunwoody Associates, incorporated by reference from Exhibit 10.A (p) to ING USA Annuity and Life Insurance Company's Form 10-K filed with the SEC on March 29, 2004 (File No. 033-87270).

                    (o) Second Amendment to Lease Agreement, dated June 1, 2000, between Golden American and Dunwoody Associates, incorporated by reference from Exhibit 10.A (q) to ING USA Annuity and Life Insurance Company's Form 10-K filed with the SEC on March 29, 2004 (File No. 033-87270).

                    (p) Services Agreement with ING Financial Advisers, LLC ("INGFA"), entered into June 1, 2002 by Equitable Life Insurance Company of Iowa, as subsumed by ING USA pursuant to the January 1, 2004 merger.

                    (q) Surplus Note for $50,000,000 aggregate principal amount, dated December 29, 2004, issued by ING USA Annuity and Life Insurance Company to its affiliate, Security Life of Denver International Limited.

                    (r) Surplus Note for $175,000,000 aggregate principal amount, dated December 29, 2004, issued by ING USA Annuity and Life Insurance Company to its affiliate, ING Life Insurance and Annuity Company.

                    (s) Surplus Note for $175,000,000 aggregate principal amount, dated December 29, 2004, issued by ING USA Annuity and Life Insurance Company to its affiliate, ReliaStar Life Insurance Company.

                    (t) Lease Agreement dated August 31, 1995, between The Graham Group, Inc. and Equitable Life Insurance Company of Iowa, as subsumed by ING USA Annuity and Life
                         Insurance  Company  pursuant  to the  January  1,  2004
                         merger.

                    (u) Underwriting Agreement between Golden American Life Insurance Company ("Golden American" or "Registrant") and Directed Services, Inc., incorporated by reference from Exhibit 1 to Amendment No. 9 to Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission ("SEC") on or about February 17, 1998 (File No. 333-87272).

               14. ING Code of Ethics for Financial Professionals, incorporated by reference from Exhibit 14 to ING USA Annuity and Life Insurance Company's Form 10-K filed with the SEC on March 29, 2004 (File No. 033-87270).

               31.1 Certificate of David A. Wheat pursuant to Section 302 of the
                    Sarbanes-Oxley Act of 2002.

               31.2 Certificate of Harry N. Stout pursuant to Section 302 of the
                    Sarbanes-Oxley Act of 2002.

               32.1 Certificate of David A. Wheat pursuant to Section 906 of the
                    Sarbanes-Oxley Act of 2002.

               32.2 Certificate of Harry N. Stout pursuant to Section 906 of the
                    Sarbanes-Oxley Act of 2002.

                     Index to Financial Statement Schedules



                                                                                       Page
                                                                                       ----

Report of Independent Registered Public Accounting Firm                                 111

I. Summary of Investments - Other than Investments in Affiliates as of
       December 31, 2004                                                                112

IV. Reinsurance Information as of and for the years ended
       December 31, 2004, 2003 and 2002                                                 113

Schedules other than those listed above are omitted because they are not required or not applicable.


             Report of Independent Registered Public Accounting Firm



The Board of Directors
ING USA Annuity and Life Insurance Company

We have audited the consolidated financial statements of ING USA Annuity and Life Insurance Company as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, and have issued our report thereon dated March 18, 2005. Our audits also included the financial statement schedules listed in Item 15. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.



                                                           /s/ Ernst & Young LLP


Atlanta, Georgia
March 18, 2005

                   ING USA Annuity and Life Insurance Company,
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
                                   Schedule I
          Summary of Investments - Other than Investments in Affiliates
                             As of December 31, 2004
                                  (In Millions)


                                                                                                              Amount
                                                                                                             Shown on
Type of Investments                                                        Cost             Value*         Balance Sheet
                                                                      ---------------   ---------------   ----------------
Fixed maturities:
    U.S. government and government agencies and authorities             $    464.0        $    464.7         $    464.7
    State, municipalities and political subdivisions                          20.7              19.9               19.9
    Public utilities securities                                            1,796.9           1,866.4            1,866.4
    Other U.S. corporate securities                                        6,292.4           6,513.2            6,513.2
    Foreign securities (1)                                                 3,090.1           3,198.3            3,198.3
    Residential mortgage-backed securities                                 3,440.3           3,461.8            3,461.8
    jCommercial mortgage-backed securities                                 1,107.8           1,139.7            1,139.7
    Other asset-backed securities                                          1,934.2           1,933.8            1,933.8
                                                                      ---------------   ---------------   ----------------
       Total fixed maturities, including fixed maturities pledged       $ 18,146.4        $ 18,597.8         $ 18,597.8
                                                                      ===============   ===============   ================
Total equity securities                                                 $     34.8        $     35.3         $     35.3
                                                                      ===============   ===============   ================

Mortgage loans                                                          $  3,851.8        $  3,969.4         $  3,851.8
Policy loans                                                                 169.0             169.0              169.0
Other investments                                                            228.8             229.0              228.8
                                                                      ---------------   ---------------   ----------------
       Total investments                                                $ 22,430.8        $ 23,000.5         $ 22,882.7
                                                                      ===============   ===============   ================


*    See Notes 2 and 3 of Notes to Financial Statements.

(1) The term "foreign" includes foreign governments, foreign political subdivisions, foreign public utilities and all other bonds of foreign issuers. Substantially all of the Company's foreign securities are denominated in U.S. dollars.

                   ING USA Annuity and Life Insurance Company,
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
                                   Schedule IV
                             Reinsurance Information
         As of and for the years ended December 31, 2004, 2003 and 2002
                                  (In Millions)



                                                                                                        Percentage of
                                             Gross           Ceded         Assumed          Net         assumed to net
                                          -------------   -------------  -------------  -------------   ---------------
Year ended December 31, 2004
Life insurance in force                    $   7,405.6     $     906.0     $        -     $  6,499.6          0.0%

Premiums:
    Life insurance                                25.0             2.2              -           22.8
    Accident and health insurance                  0.4             0.4              -              -
                                          -------------   -------------  -------------  -------------
Total premiums                             $      25.4     $       2.6     $        -     $     22.8
                                          =============   =============  =============  =============
Year ended December 31, 2003
Life insurance in force                    $   8,001.4     $   1,209.4     $        -     $  6,792.0          0.0%

Premiums:
    Life insurance                                27.4             1.4              -           26.0
    Accident and health insurance                  0.2             0.2              -              -
                                          -------------   -------------  -------------  -------------
Total premiums                             $      27.6     $       1.6     $        -     $     26.0
                                          =============   =============  =============  =============
Year ended December 31, 2002
Life insurance in force                    $   8,722.9     $   1,370.5     $        -     $  7,352.4          0.0%

Premiums:
    Life insurance                                38.4             1.6              -           36.8
    Accident and health insurance                  0.2             0.2              -              -
                                          -------------   -------------  -------------  -------------
Total premiums                             $      38.6     $       1.8     $        -     $     36.8
                                          =============   =============  =============  =============



                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   ING USA Annuity and Life Insurance Company
                                   (Registrant)


March 17, 2005                     By /s/ David A. Wheat
--------------                        -----------------------------------------
    (Date)                                David A. Wheat
                                          Director, Senior Vice President and
                                            Chief Financial Officer
                                          (Duly Authorized Officer and Principal
                                            Financial Officer)


Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated on or before March 18, 2005.


Signatures                                   Title


/s/ David A. Wheat
-------------------------------------        Director, Senior Vice President and
    David A. Wheat                             Chief Financial Officer


/s/ Jacques de Vaucleroy
-------------------------------------        Director
    Jacques de Vaucleroy


/s/ Thomas J. McInerney
-------------------------------------        Director and Chairman
    Thomas J. McInerney


/s/ Kathleen A. Murphy
-------------------------------------        Director
    Kathleen A. Murphy


/s/ Catherine H. Smith
-------------------------------------        Director
    Catherine H. Smith


/s/ Harry N. Stout
-------------------------------------        President
    Harry N. Stout


/s/ Roger W. Fisher
-------------------------------------        Vice President and Director
    Roger W. Fisher                             Chief Accounting Officer

                                                                    Exhibit 31.1


                                  CERTIFICATION

I, David A. Wheat, certify that:

1. I have reviewed this annual report on Form 10-K of ING USA Annuity and Life Insurance Company and Subsidiary;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

     a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.


Date: March 17, 2005
      ------------------


By    /s/ David A. Wheat
      --------------------------------------
          David A. Wheat
          Director, Senior Vice President and
            Chief Financial Officer
          Duly Authorized Officer and Principal Financial Officer)

                                                                    Exhibit 31.2

                                  CERTIFICATION

I, Harry N. Stout, certify that:

1. I have reviewed this annual report on Form 10-K of ING USA Annuity and Life Insurance Company and Subsidiary;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

     a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.


Date: March 17, 2005
      ---------------

By    /s/ Harry N. Stout
      --------------------------------------
          Harry N. Stout
          President
          Duly Authorized Officer and Principal Officer)

                                                                    Exhibit 32.1


                                  CERTIFICATION


Pursuant to 18 U.S.C. ss.1350, the undersigned officer of ING USA Annuity and Life Insurance Company (the "Company") hereby certifies that, to the officer's knowledge, the Company's Annual Report on Form 10-K for the year ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13 or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



March 17, 2005                       By:    /s/  David A. Wheat
--------------                              ------------------------------------
     (Date)                                      David A. Wheat
                                                 Director, Senior Vice President
                                                    and Chief Financial Officer

                                                                    Exhibit 32.2

                                  CERTIFICATION


Pursuant to 18 U.S.C. ss.1350, the undersigned officer of ING USA Annuity and Life Insurance Company (the "Company") hereby certifies that, to the officer's knowledge, the Company's Annual Report on Form 10-K for the year ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13 or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



March 17, 2005                             By /s/  Harry N. Stout
--------------                                ----------------------------------
    (Date)                                         Harry N. Stout
                                                   President

                             PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not Applicable

ITEM 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

ING USA Annuity and Life Insurance Company (ING USA) shall indemnify (including therein the prepayment of expenses) any person who is or was a director, officer or employee, or who is or was serving at the request of ING USA as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise for expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him with respect to any threatened, pending or completed action, suit or proceedings against him by reason of the fact that he is or was such a director, officer or employee to the extent and in the manner permitted by law.

ING USA may also, to the extent permitted by law, indemnify any other person who is or was serving ING USA in any capacity. The Board of Directors shall have the power and authority to determine who may be indemnified under this paragraph and to what extent (not to exceed the extent provided in the above paragraph) any such person may be indemnified.

ING Groep N.V. maintains an umbrella insurance policy with an international insurer. The policy covers ING Groep N.V. and any company in which ING Groep N.V. has an ownership control of over 50%. This would encompass the principal underwriter as well as the depositor. The policy provides for the following types of coverage; errors and ommissions, directors and officers, employment practices, fiduciary and fidelity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant, as provided above or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification by the Depositor is against public policy, as expressed in the Securities Act of 1933, and therefore may be unenforceable. In the event that a claim of such indemnification (except insofar as it provides for the payment by the Depositor of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the Depositor by such director, officer or controlling person and the SEC is still of the same opinion, the Depositor or Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Depositor is against public policy as expressed by the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 16.      EXHIBITS

Exhibits

(3)(a) Amended and Restated Articles of Incorporation of ING USA Annuity and Life Insurance Company, dated (01/01/04). (3)
   (b) Amended and Restated By-Laws of ING USA annuity and Life Insurance Company, dated (01/01/04). (3)
   (c) Resolution of Board of Directors for Powers of Attorney. (04/23/99) (4)
   (d) Articles of Merger and Agreement and Plan of Merger of USGALC, ULAIC, ELICI into GALIC and renamed ING USA Annuity and Life Insurance Company, dated (06/25/03). (3)

(4)  Instruments Defining the Rights of Security Holders:

    (a) Variable Annuity Group Master Contract (1)
    (b) Variable Annuity Contract (1)
    (c) Variable Annuity Certificate (1)
    (d) Individual Retirement Annuity Rider (2)
    (e) Roth Individual Retirement Annuity Rider (2)
    (f) Simple Retirement Account Rider (2)
    (g) 403(b) Rider (2)
    (h) Company Address and Name Change Endorsement (3)

5    Opinion and Consent of James A. Shuchart.

10 Material contracts are listed under Item 14(a)10 in the Company's Form 10-K for the fiscal year ended December 31, 2004 (File Nos. 333-104539, 333-104546, 333-57212, 333-104548, 333-104547, 333-116137), as filed with the Commission on March 18, 2005. Each of the Exhibits so listed is incorporated by reference as indicated in the Form 10-K.

13(a)ING USA Annuity and Life Insurance Company Form 10-K for the fiscal year ended December 31, 2004.

23(a)Consent of Independent Registered Public Accounting Firm.

23(b)Consent of James A. Shuchart, incorporated in Item 5 of this Part II, together with the Opinion of James A. Shuchart.

(24) Powers of Attorney (6)

Exhibits other than those listed above are omitted because they are not required or are not applicable.

-------------------------

(1) Incorporated herein by reference to Pre-Effective Amendment No. 1 to a Registration Statement on Form S-2 for Registrant's Separate Account B Filed June 29, 2001 (File No. 333-57212).

(2) Incorporated herein by reference to Post-Effective Amendment No. 34 to a Registration Statement on Form N-4 for Golden American Life Insurance Company Separate Account B filed on April 15, 2003
     (File Nos. 033-23351, 811-5626).

(3) Incorporated herein by reference to Post-Effective Amendment No. 25 to a Registration Statement on Form N-4 for ING USA Annuity and Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on February 13, 2004 (File Nos. 333-28679, 811-5626).

(4) Incorporated by reference to Amendment No. 5 to a Registration Statement for Golden American Life Insurance Company filed with the Securities and Exchange Commission on April 23, 1999 (File No. 333-28755).

(5) Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form S-2 of ING Life Insurance and Annuity Company (File No. 333-104456), as filed on April 5, 2004.

(6) Incorporated herein by reference to Registration Statement on Form S-2 for ING Insurance Company of America Variable Annuity Account I as filed with the Securities and Exchange Commission on April 7, 2005
     (File No. 333-49581).

Item 17.   Undertakings
-----------------------

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

(a)  Rule 415 offerings:

(1) To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(h) Request for Acceleration of Effective Date:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 18.      FINANCIAL STATEMENTS AND SCHEDULES

Not Applicable

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Chester, Commonwealth of Pennsylvania, on this 7th day of April, 2005.



                                 By:  ING USA ANNUITY AND LIFE
                                      INSURANCE COMPANY
                                      (Registrant)

                                 By:
                                     --------------------
                                     Harry Stout*
                                     President (principle executive officer)


    By: /s/ Linda E. Senker
        -------------------
         Linda E. Senker
         Counsel of Registrant

As required by the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities indicated on April 7, 2005.


Signature                     Title
---------                     -----

                             President
--------------------         (principle executive officer)
Harry Stout*


--------------------         Chief Accounting Officer
Roger W. Fisher*


   DIRECTORS


----------------------       Chief Financial Officer
David A. Wheat*


----------------------
Jacques de Vaucleroy*


----------------------
Thomas J. McInerney*


----------------------
Kathleen A. Murphy*


----------------------
Catherine H. Smith*


     By: /s/ Linda E. Senker
        ------------------------
         Linda E. Senker
         Counsel of Registrant

*Executed by Linda E. Senker on behalf of those indicated pursuant to Power of Attorney.

                                  EXHIBIT INDEX

ITEM     EXHIBIT                                                    PAGE #
----     -------                                                    ------

5        Opinion and Consent of James A. Shuchart                   EX-5

13(a)    ING USA Annuity and Life Insurance Company Form 10-K        *
         for the fiscal year ended December 31, 2004.

23(a)    Consent of Independent Registered Public Accounting Firm   EX-23.A

23(b)    Consent of Legal Counsel                                    **

-----------------------------
*  See Module No. ING_10K-1204
** Included in Exhibit 5 above